As filed with the Securities and Exchange Commission on December 31, 2008  Registration No. 33-84928

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

AMENDMENT NO. 10 on FORM S-1/A

to

REGISTRATION STATEMENT on FORM S-1

Under the Securities Act of 1933

MARKETPLUS CAPITAL COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6719 (Primary Standard Industrial Classification Code Number)	94-3210308 (I.R.S. Employer ID No.)

953 Industrial Avenue, Suite 127

Palo Alto, CA 94303

650-812-1101

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

____________________________

Robert R. Champion, President

24694 Pescadero Road

Carmel, CA 93923

831-620-1525 Voice and Fax

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company:☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
MarketPlus securities	$326,000,000	$1.00	$326,000,000	$30,000.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting under Section 8(a), may determine.

EXPLANATORY NOTE

The registration statement, No. 33-84928, was originally filed in October 1994 by Champion Capital Company LLC on Form S-1. The registrant amended it several times on the same form. In 2003, the registrant changed its name to MarketPlus Capital Company LLC and began a series of amendments on Form SB-2, continuing through the most recent amendment, Amendment No. 9, filed on December 31, 2007. Since the SEC has eliminated Form SB-2, this amendment is filed on Form S-1/A.

PROSPECTUS __________, 2008  SUBJECT TO COMPLETION, DATED ___________, 2008

$326,000,000

MARKETPLUS CAPITAL COMPANY LLC

COMMODITY-INDEXED SECURITIES

MarketPlus Capital Company LLC ("MCC") issues these securities in a continuous offering for a period of three years from the effective date of this registration statement. Sales are made on a "best-efforts" basis exclusively through a FINRA-registered broker dealer, Champion Securities Company LLC ("CSC"). As described on page 3, the minimum initial investment for a "qualified investor" is $250,000 and is $50,000 for a client of a "qualified adviser." No minimum amount of securities must be sold. As a result, investors' funds will not be returned because sales are minimal. You buy the securities, valued at $1.00 each, in the form of one or more MarketPlus "contracts," each contact consisting of any number of units equal to or greater than 50,000. Purchase of a security in this offering will not represent an equity interest in MCC.

Using the Internet, you may index all or percentages of the value of your MarketPlus contract to the "total return" on a hypothetical investment among 31 different futures contracts. The total return includes the percent futures price change and a money-market return on the indexed amount. You also can index to "Cash," which earns the same money-market return. The indexing to futures prices may be direct or inverse, weighted up to three-to-one, and can be reset at any hour or half hour. Although the securities are not transferable, you can redeem all or part of the value of your MarketPlus contract at any time.

To realize the value of your contract, you must rely on our hedging strategy and on our "credit support arrangement."   Under this arrangement, the value of all MarketPlus contracts is 100% supported by cash and short-term money-market instruments that a trustee holds in its name in trust for the benefit of MarketPlus investors. Under no circumstance can you lose more than the amount you invest or be required to invest additional funds.

Investing in MarketPlus contracts involves risks. See "Risk Factors" beginning on page nine to read about factors you should consider before investing, including in summary:

• We provide no advice on how you should index your investment. You could lose your entire investment as a result of unsuccessful indexing decisions. You will pay fees regardless of your contract's performance.

• Systems or electronic communication breakdowns could prevent us from implementing or changing an indexed position, possibly exposing you to unwanted market risk.

• We are a single-purpose entity with nominal working capital and no employees or prior operations.

• We rely entirely on our parent company, Finnovative, Inc., and on CSC for carrying out our operations and maintaining our websites. We pay Finnovative a fee equal to our monthly profit.

 •You must rely on our credit support arrangement and hedging strategy to realize the full value of your contract. Under extraordinary circumstances involving a market shutdown, these could prove to be inadequate, which could adversely affect the value of your contract.

• You could have taxable income from indexing to Cash despite an overall loss.

 • There is no trading market for these securities, and we do not intend to list them on an exchange or seek approval for their quotation on an automated trading system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Initial Public Offering Price = 100% at $1.00 per unit.

You pay no sales commissions, offering expenses, or expenses of issuance and distribution.

Proceeds to the issuer = 100% at $1.00 per unit.

TABLE OF CONTENTS

Investor Suitability Standards	3

SUMMARY	4

Risk Factors	10

Use of Proceeds	15

Management's Experience With Similar Products	15

Business	16

Management's Discussion and Analysis of Financial Condition	18

Management	19

Description of the Security	21

The Credit Support Arrangement	38

Certain Federal Income Tax Consequences	40

ERISA CONSIDERATIONS	42

The Offering	43

Plan of Distribution	44

Legal Matters	45

Experts	45

Additional Information	45

Index to Financial Statements	46

Appendix A: MarketPlus Agreement	A-1

APPENDIX B: THE MARKETPLUS APPLICATION	B-1

Appendix C: MarketPlus Trust Agreement	C-1

Appendix D: Certain Definitions	D-1

"MarketPlus" and the MarketPlus symbol are registered service marks of Champion Securities, a limited partnership.

Systems operation is protected by U.S. Patent No. 5,126,936.

©MarketPlus Capital Company LLC

INVESTOR SUITABILITY STANDARDS

We require prospective MarketPlus investors to represent that they are either a qualified investor or a client of a qualified adviser. The minimum initial investment for a qualified investor is $250,000; the minimum initial investment for a client of a qualified adviser is $50,000.

Qualified Investors

A qualified investor is an "accredited investor" under Rule 501 of the SEC's Regulation D and who is also an experienced, self-directed investor having either:

1. At least two years experience making investment decisions involving (a) options or futures contracts; (b) short sales of securities or other margin  transactions; or (c) mutual fund switching, tactical asset allocation, or market timing; or,

2. The educational background or professional credentials that would indicate a clear understanding of asset allocation and index trading and the  risks associated with such strategies.

To be an accredited investor, you must be:

or A natural person: (1) who has individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase; (2) with income exceeding $200,000 in each of the two most recent years, or joint income with a spouse exceeding $300,000 for those years, and a reasonable expectation of the same income level in the current year; or

An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million; or

A trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes; or
A bank, insurance company, registered investment company, business development company, or small business investment company; or
A charitable organization, corporation, or partnership with assets exceeding $5 million; or
A business in which all of the equity owners are accredited investors.

Qualified Advisers

Qualified advisers are SEC-registered investment advisers who:

1. Have experience using techniques and investment vehicles that would indicate a reasonable level of sophistication in investment management;

2. Have an acceptable disciplinary history as evidenced by "No" answers to questions A through K on form ADV Part I, Number 11; and

3. Are registered, or exempt from registration, as investment advisers in the MarketPlus investor's state of residence.

        * * *

Because (1) we sell MarketPlus contracts exclusively over the Internet; (2) you or your qualified adviser must implement all indexing decisions, additional investments, and redemptions using the private MarketPlus website or an interactive voice response ("IVR") system; and (3) all communications between us are by email, you and your qualified adviser must have experience using the Internet and be competent and comfortable using email. It also is highly desirable that investors who are clients of qualified advisers be reasonably competent in using the Internet and email.

Until Champion Securities Company completes this offering, it will deliver a prospectus to prospective investors electronically by email. In addition, CSC will deliver electronically a hyperlink to a current prospectus anytime an investor implements an indexing change. Investors will have to consent to this procedure in order to participate in this offering. Investors may, but do not need to, consent to electronic delivery of any documents they are entitled to receive under the Securities Act of 1934.

SUMMARY

This summary highlights important information about us and about the MarketPlus contract. Because it is a summary, it does not contain all the information that you should consider before investing in MarketPlus. So please read the entire Prospectus carefully, including the "Risk Factors" section and the Appendices.

The Offering

We offer MarketPlus securities in a continuous offering only to qualified investors and clients of qualified advisers, as defined on the preceding page. The offering is made exclusively through a FINRA broker-dealer, Champion Securities Company LLC ("CSC"). The minimum initial investment for a qualified investor is $250,000 and $50,000 for the client of a qualified adviser. You buy the securities, valued at $1.00 each, in the form of one or more MarketPlus "contracts," each contact consisting of any number of units equal to or greater than 50,000. You pay no sales commissions, offering expenses, or expenses of issuance and distribution.

We issue the security with your investment 100% indexed to a "cash" asset, which accrues a return at the MarketPlus "short-term rate." The short-term rate is the interest rate currently being paid by the Butterfield Asset Management U.S. Dollar D Class Money Market Fund or an equivalent money market fund rated "AAAm" by Standard & Poor's, its highest money market fund rating. We charge no fees for this initial indexing; 100% of your investment goes to work for you.

The Issuer

MarketPlus Capital Company LLC, a Delaware company, ("MCC") is a bankruptcy-remote, single-purpose entity formed on September 16, 1994 under the name Champion Capital Company LLC exclusively for the purpose of issuing MarketPlus contracts in a public offering. MCC is wholly owned by Finnovative, Inc., a privately owned firm that provides innovative financial products, technology-based consulting services, and operations support for the investment management and advisory community. Mr. Nitin Barve founded Finnovative in January 1995 and owns 38% of the outstanding stock with the remainder owned by his management team and employees.

Our revenue is entirely from fees we charge each investor for using MarketPlus. These fees, described below, include one based on the magnitude of your indexing and one we charge you for changing your indexing. Fees are deducted automatically from your contract's value as they are incurred.

Our mailing address and place of business is: 953 Industrial Avenue, Suite 127, Palo Alto, CA 94303. Our phone number is 650-812-1101.
The MarketPlus Contract

The current version of MarketPlus is a new breed of financial instrument that was created by the Commodity Futures Modernization Act of 2000 ("CFMA") as being a security rather than a futures contract. It is not a mutual fund, hedge fund, partnership, commodity, commodity fund, or unit investment trust. Rather, under the CFMA, it is a "hybrid instrument that is predominantly a security."

MarketPlus has a variable-return feature that we designed specifically for investors who utilize active asset allocation, market-timing, and portfolio-hedging strategies involving long or short positions—weighted or unweighted—in a variety of financial assets and commodities.

At all times, the contract is 100% supported by the following cash and cash equivalents, termed the "permitted investments," which a trustee holds in its name in trust for the benefit of MarketPlus investors:

(1) Shares in the Butterfield Asset Management U.S. Dollar B Class Money Market Fund (the "BAM Money Market Fund") or, if necessary, another money market fund rated "AAAm," Standard & Poor's highest money market fund rating; and

(2) Cash and short-term US Treasury securities held at the broker through which we clear our hedging trades.

A MarketPlus contract provides you with an Internet-based investment instrument for implementing active investment-management strategies. Your contract's value increases or decreases depending on your asset-allocation and timing strategies which, using our Internet website and patented system software, you effect by specifying the portion of your contract to be indexed to the percent price change of one or more of up to 31 different exchange-traded futures contracts, each termed an "asset," either direct (long) or inverse (short) and, if you choose, weighted up to 300%.

The futures prices to which you can index include those of key US and international stock indexes and government debt instruments, precious metals, energy and other commodities, and currencies. The portion of your contract that is not indexed is allocated to the "Cash" asset, which accrues a return at the MarketPlus short-term rate.

You can reset your "indexed position" at any at any hour or half-hour "reset time" during a trading day, including during so-called "extended trading" hours in the USwany time, you can make additional investments or redeem some or all of your contract's value.

Your gain or loss on each indexed position is a "total return." It includes the gain/loss from the percent change in the futures contract price to which you are indexed, adjusted for your weighting, if any, and an income component at the short-term rate on the amount that you allocated to the indexed position.

This method of determining your gain/loss on an indexed position results in a gain or loss before our fees, as described below, that is virtually identical to what you would realize had you taken the same exposure to the futures contract in a futures brokerage account that paid interest on your deposited collateral at a money-market rate.

Limited Maximum Loss

You cannot lose more than the amount you have invested in a MarketPlus contract, and you have no obligation to invest additional funds even if, as a result of weighting up to 300% or inverse indexing, you incur losses that result in a negative value for your contract.

If your contract value drops below zero, we immediately terminate it at no cost to you. Moreover, you can subsequently invest in a new MarketPlus contract with no liability for your previous contract's negative value.

Use of Proceeds

Investments in MarketPlus contracts become our property, subject to a trust agreement and a security interest held by a trustee for the benefit of all MarketPlus investors, and are invested exclusively in the permitted investments. Approximately 85% of these funds are held in the trust account with the remainder held in our brokerage account, in which we execute hedging trades in the futures contracts to which MarketPlus investors have established indexed positions.

Our hedging trades are designed to maintain the value of our brokerage account plus the value of the trust account at a total value equal to or greater than the value of all outstanding MarketPlus contracts. From time-to-time, the trustee will either receive funds from, or transfer funds to, our brokerage account as a result of the marking-to-market of our futures positions.

Competition

MarketPlus competes with several financial instruments that provide investors with a means of implementing asset allocation and market timing strategies. Chief among these instruments is the so-called "enhanced" mutual funds, such as offered by Rydex and ProFunds, among others, which are designed, as MarketPlus is, to produce a return that bears a specific relationship, leveraged or inverse, to a stock market or bond index as well as to the price of certain commodities, such as gold. MarketPlus also competes with certain exchange-traded funds, such as those tracking similar stock indexes.

We believe that the MarketPlus contract is unique in that it enables you, through a single investment instrument, to earn a return comparable to that which would be earned by trading in a portfolio of whole or fractional futures contracts while earning a money-market return on the deposit you would make with the futures broker.

Indexing Your Contract

You establish one or more indexed positions by using our MarketPlus website to specify what percent of your investment is to be indexed, either directly or inversely, to the price of each of the 31 futures contracts. You select the futures contract prices to which you want to index all or part of your investment and specify the percent to be indexed

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and the weighting. Indexing can be one-to-one or weighted up to three-to-one.

You can submit an indexing request at any hour or half hour reset time during the trading day, including extended trading hours. The MarketPlus website operates 24/7 in order to accommodate both US and non-US trading hours.

Determining the Hedging Trade

Following each reset time, our computer system calculates the aggregate change in indexed exposure to each futures contract by subtracting the total requested decreases in exposure from the total requested increases. The system then effects a trade, if necessary, in our brokerage account to hedge the change in exposure. If increases and decreases in an indexed position offset each other, then we do not need to make a hedging trade. In some cases, for example, if a futures contract is not trading or if indexing requests involve futures contracts that trade in different time zones, it could take us several hours or even a day or more to complete our hedging trade.

Because our broker can only buy or sell futures contracts in integer quantities, these hedging trades typically will result in our being too long or too short fractional futures contracts in one or more asset categories. A subsequent price change could be either in our favor or against us. In the worst case, we would be out of hedge by half a futures contract in each of the 31 assets to which we allow indexing.

Establishing Indexed Prices

The price at which an indexed position in a futures contract is implemented is the price that we receive in our hedging trade. If we do not need to make a hedging trade, we use the reported futures price within the first minute or two after the reset time. We show the established price for each new indexed position on the MarketPlus website

We retain the indexed price in the currency in which the futures price is denominated. New indexed positions go into effect once we have established index prices.
Fees

We charge you a fee at an annual rate of 1.25% on the amount of each indexed position that you have, excluding any allocation to Cash, and a fee of 0.02% for opening a new indexed position, other than an allocation to Cash. Because MarketPlus contracts are issued with a 100% Cash allocation, you do not incur a fee until you implement one or more indexed positions. The fee for changing your indexing is charged whenever you increase you exposure to a futures contract's price and is charged on the amount of increased indexed position. No fee is charged for reducing or closing an indexed position.

Also, as described below, the trustee charges a $20 wire-transfer fee for wiring a redemption you make to your "designated account."

Our fee structure is designed to charge investors based on their individual levels of activity. Thus, the cost you incur depends on your investment style. Active investors who frequently reset their indexing and investors who use weighting, thus having indexed positions larger than the amount of their investment allocated to the indexed position, will pay more in fees than will less active and less aggressive investors.

Subsequent Investment and Redemptions

Using the MarketPlus website, you can invest additional funds in, or redeem all or part of, your MarketPlus contract at any time. You wire all investments directly to the trustee, which deposits them in the trust account. Except in a situation that could give rise to an "event of default," as described below, the trustee wires a redemption, less a $20 wire-transfer fee, to you within two business days following your redemption request. There is no minimum additional investment amount.

Advisory Fees

Your adviser, if you have designated one to effect indexing decisions for you, can use the MarketPlus website to redeem funds from your contract to pay periodic advisory fees. Whenever your adviser initiates an advisory fee redemption, the system notifies both you and us of the pending advisory fee redemption.

Termination

You may at any time, by using the website to deliver a notice to us and to the trustee, terminate a MarketPlus contract and redeem its value in full. Upon receiving a termination notice, we automatically implement a 100% Cash allocation to close out your indexed positions, if any. As soon as the 100% Cash allocation has been implemented, which could take several days if you have indexed positions involving non-US futures contracts that trade in different time zones, we wire the termination value of your con

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tract less a $20 wire-transfer fee to you no later than the following business day.

We may, at our sole discretion, terminate your MarketPlus contract. If we do, we will deliver a termination notice to you and to the trustee. On the tenth trading day following this notice, we will effect the termination. The notice period could be shorter if we are required to terminate your contract for legal or regulatory reasons. If that is the case, we will tell you. In each situation, you will have an opportunity to rectify the problem.

Stop-Loss Allocation

Because your liability is limited to the amount that you have invested, we have the right, but not the obligation, to reduce your indexed positions whenever you have incurred significant losses. If at two minutes prior to any reset time, you have lost more than you allocated to an indexed position or more than half the value of your contract since your last indexing change, we will, if we so choose, automatically implement again your last indexing request.

This action results in establishing new indexed positions based on your last indexing request being applied to the value of your contract as of the stop-loss reset time, thus eliminating the conditions that triggered the stop-loss allocation. You will incur a Reset Fee in this "stop-loss allocation."

We have no liability to you for implementing this action to limit your losses. We will, however, notify you immediately by email if we take such action. Importantly, our implementing a stop-loss allocation is no guarantee that your last indexing allocations will not result in future losses.

Breakdowns

We may not be able to implement your indexing request if, due to an event beyond our control, we are unable to calculate or execute our hedging trade. Such events include, but are not limited to, acts of God, disruption of essential services at our broker or at the firm that electronically provides us with financial information, or the breakdown or failure of computer systems or our Internet access.

A breakdown also can occur upon the failure of any of the validity checks our system performs in determining our hedging trade and after implementing investors' indexing requests, or if we fail to receive information from the broker that we need to implement indexing requests.

To minimize the possibility of such system failures, we operate with redundant computer hardware and software as well as with redundant Internet access. If, however, we are unable to execute a hedging trade, we will have no obligation to any investor for our failure to implement an indexed position or effect any termination or redemption until such time as we are able to execute the required hedging trade.

We notify you by email of any failure to fully implement your indexing request or if a system breakdown has occurred. If Internet access is down, we add a special alert message to our IVR system.
The Credit Suport Arrangement

You do not acquire any direct or undivided interest in any futures contract to which you index your investment or in any of the securities or other assets in which we hold the funds that you invest. To realize the value of your contract, you must look to us and to the credit support arrangements we have established.

To support our obligation to satisfy redemption and termination requests, we have appointed Butterfield Trust (Bermuda) Limited as the security trustee to act as your agent and have granted the trustee a security interest in our brokerage account, subject to customary liens in favor of the broker and the trustee for commissions and fees. This security interest gives you priority over all our other creditors, if any.

Role of the Trustee

The trustee monitors daily the aggregate value of the assets it holds in trust relative to the total value of all outstanding MarketPlus contracts plus pending redemption wires. If the sum of the amount owed MarketPlus investors exceeds the combined values of the trust and brokerage account for three consecutive business days, it will be an "event of default."

To prevent slippage in the hedging account from our being out of hedge fractional amounts of futures contracts triggering an event of default, we maintain approximately

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$100,000 excess cash in our hedging account.

Upon the occurrence of an event of default, the trustee will:

1. Immediately notify MarketPlus investors, advisers, the broker, and us;

2. Terminate all MarketPlus contracts by implementing a 100% cash allocation for each MarketPlus contract, not allowing      investors to phase out of their indexed positions;

3. Instruct the broker to liquidate our brokerage account and pay the amount realized to the trustee; and,

4. Determine the value of each investor's MarketPlus contract.

If appropriate, the trustee may also enforce the security interest on the proceeds of any claims or other assets that we may have.

The trustee will use funds first to reimburse all fees and expenses owing to the trustee and second to pay each investor their pro rata share of the remaining funds. The trustee has no discretion to waive an event of default.

Payments to Others

By the tenth business day of each month, the trustee pays Finnovative a fee for performing operational services for the issuer. The fee is the amount, if any, as of the last calendar day of the preceding month by which the combined values of the trust account and the brokerage account exceed the sum of the value of all investors' MarketPlus contracts.

Federal Income Tax Treatment

The economic return on your contract is based on the results of the indexing that you select. There is, thus, no assurance that your investment will be repaid. Accordingly, the contracts should not be characterized as debt obligations for federal income tax purposes and instead should be treated as cash-settled forward contracts.

Under this approach, your gain/loss should be capital gain or loss, including the return on an indexed amount at the short-term rate. This treatment is based on the fact that the economic return from indexing closely approximates the return you would realize from an investment in a futures contract, and these investments would be capital assets if you were to invest in them directly. Long-term capital gain treatment should be available if the applicable holding period exceeds one year.

Any part of your investment that is not indexed earns the MarketPlus short-term rate and should be treated as a debt obligation for federal income tax purposes. This gain should be taxable as ordinary income to you. We will report to you and the IRS based on that characterization. This treatment may result in recognizing interest as ordinary income despite an overall loss from an investment in the security.

Due to the absence of authority, we cannot assure you that the IRS or the courts won't take issue with our treating a MarketPlus contract as a cash-settlement forward contract. If MarketPlus were treated as a "contingent-debt instrument," then a different tax treatment would apply. We believe, however, that the contingent debt regulations do not apply to MarketPlus

ERISA and IRA Eligibility

Employee benefit plans and individual retirement accounts may invest in MarketPlus. Tax-exempt holders should consult with their own counsel regarding the consequences of investing in MarketPlus under the provisions of the Employment Retirement Income Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended

Risk Factors	You must carefully consider the following risks before investing:
You must rely on your own or your adviser's asset allocation decisions. An ineffective strategy could result in loss of your entire investment.
You might sustain either a loss or a gain from currency fluctuations when you choose an allocation to an asset that is not denominated in US dollars.
You will pay fees regardless of your contract's performance.

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Our ability to pay the value of your contract depends on our credit support arrangement and our hedging strategy.
The only way to realize value from your security is through redemptions from us.
An advisory fee payment from your contract or an incomplete hedging trade may result in your incurring an interest charge.
Our ability to implement your allocation decisions is dependent on the performance of third parties and on our computer and communication systems.

Cessation of trading in a futures contract followed by its reopening with a significantly adverse price change could result in an event of default due to our absorbing any loss of more than 100% by other investors.

Unauthorized use of your user number and password could cause you to incur a loss in the value of your contract.
If we exercise our right to terminate your MarketPlus contract, or the trustee does so as a result of an event of default, you might have difficulty reestablishing an equivalent asset allocation.
Insolvency on the part of our broker, a futures exchange, or a futures clearinghouse could adversely affect your contract's value.
Cessation of trading in a futures contract to which we offer indexing could cause you to have to implement a new asset allocation and realize a loss.

RISK FACTORS

Prospective purchasers should carefully consider the following factors, together with other information in this prospectus, in evaluating an investment in a MarketPlus contract.

You must rely on your own or your adviser's asset allocation decisions; an ineffective strategy could result in loss of your entire investment.

Neither we, Finnovative, nor CSC will advise you regarding your investment. Your return depends solely on your asset allocation and timing decisions. You bear the risks of the inherent volatility of all market prices. An ineffective strategy could result in your losing your entire investment. Your ability to establish positions of up to 300% of the value of your contract can magnify both your gains and losses, increasing the possibility of a complete loss.

You might sustain either a loss or a gain from currency fluctuations when you choose an allocation to an asset that is not denominated in US dollars.

Some futures contracts on non-US stock and bond indexes are denominated in the local currency. These currencies continually fluctuate in relation to the US dollar. When we convert your gains or losses from indexing to such non-US assets back to US dollars, the gains or losses may be either magnified or reduced by the change in the spot exchange rate.

You will pay fees regardless of your contract's performance.

We charge a fee at an annual rate of 1.25% on the amount of indexed exposure you have to the price of each futures contract and a 0.02% fee on the amount by which you open or increase an indexed exposure. These fees are directly related to the size of your positions. The fees could become substantial depending on the level of your activity and your use of "weighting" to leverage your indexed exposure.

Our ability to pay the value of your contract depends solely on our credit support arrangement and our hedging strategy.

We are a single-purpose entity with nominal working capital and no employees or prior operations and were formed exclusively for the purpose of issuing the MarketPlus securities. We cannot commence operations until this registration statement is effective.

You do not acquire any direct or undivided interest in any asset to which you index your MarketPlus contract or in any of the cash, short-term US Treasury securities, or in the money market fund in which MarketPlus investments are held. To realize the value of your contract, you must rely on our ability to pay redemptions when requested. Our ability to do so depends on our credit support arrangement and the efficacy of our hedging strategy.

Under our credit support arrangement, a trustee receives and holds in a trust account all investments in MarketPlus securities as well as a perfected security interest in the assets in our futures brokerage account. The trustee holds these funds for the sole benefit of MarketPlus investors.

At the end of each business day, the trustee determines whether we have experienced a "shortfall." A shortfall exists if the combined value of the trust account and the brokerage account is less than the value of all outstanding MarketPlus contracts. If a shortfall exists, the trustee will notify us and will reject any additional investments and suspend redemptions until the condition is cured.

If the shortfall is not cured within three business days after the trustee notifies us, it will constitute an "event of default," which requires the trustee to immediately: (1) notify us, our broker, and all MarketPlus investors and their advisers; (2) terminate all MarketPlus contracts, not allowing investors to phase out of their indexed positions; (3) convert all trustee assets into cash; and then, (4) pay trustee fees and costs to itself and pay each investor its MarketPlus Balance on a pro rata basis. The trustee has no discretion to waive an event of default.

During the time required for the trustee to perform these actions and transmit the funds, you will not have access to your investment. During that period and until you receive funds, it may be difficult for you to find acceptable alternative instruments that enable a similar investment strategy or reproduce a similar market position.

Our hedging strategy is designed to prevent a shortfall from occurring by making sure: (1) that we hold a notional value in futures contracts equal to the aggregate indexed positions of all MarketPlus contracts; and, (2) that the funds the trustee holds are earning sufficient interest to cover as close as possible the implied interest that MarketPlus investors earn on the value of their MarketPlus contracts.

Whenever one or more MarketPlus investors make a change in an asset allocation, our computer system calculates the aggregate change in indexed exposure to each futures contract by subtracting the total requested decreases in exposure from the total requested increases. The system then electronically effects a futures trade in our brokerage account to replicate the net aggregate positions of the investors. After the trade, the broker's computer system electronically send the "fill" information to our system. The entire operation is computer-driven and does involve human interaction except in an oversight capacity.

Because our broker can only buy or sell futures contracts in integer quantities, these hedging trades typically will result in our being too long or too short fractional futures contracts in one or more asset categories. Subsequent price changes could be either in our favor or against us. In the worst case, we would be out of hedge by half a futures contract in each of the 31 assets to which we allow indexing and the price of each contract would move significantly against us before the next half-hour time at which we effect trades. Such a confluence of events, though highly unlikely, could result in losses in excess of the $100,000 excess cash we maintain in our hedging account and cause us to experience a shortfall, which if not remedied, would result in an event of default.

The only way to realize value from your contract is through redemptions from us.

Because MarketPlus securities are not transferable, no secondary trading market for them exists, and you may not pledge or otherwise hypothecate your MarketPlus securities. You ultimately realize value by requesting one or more redemptions from us, which the trustee pays from the trust account. If the funds in that account are inadequate to meet all redemption requests, the trustee will draw upon our brokerage account. The ability of these accounts to redeem all contracts is discussed in the above risk factor. The contracts are not rated by any rating agency.

An advisory fee payment from your contract or an incomplete hedging trade may result in your incurring an interest charge.

Your adviser, if you have one, may redeem funds from your MarketPlus contract to pay periodic advisory fees. This redemption could cause your "cash" balance to become negative but is not allowed to do so if it would become negative by less than –5% of your contract's value or cause your contract's value to drop below zero.

When, due to market conditions such as a "limit price move" in a futures market, our broker is unable to complete our hedging trade with the result that we are able to "open" a new indexed position for you but not "close" an existing position, your cash balance could become negative and remain so until the next hour or half-hour reset time when the broker is able to complete our hedging trade. A negative cash balance increases absolutely at the daily equivalent of the MarketPlus short-term rate.

For example, assume you have 0 indexed to cash, 50 indexed to the S&P500 and 50 indexed to the NASDAQ-100—a balance of 100. Suppose you submit an indexing change to stay 0 allocated to cash but to move to 0 indexed to the S&P500 and 100 indexed to the NASDAQ-100. At the next reset time, we would submit a hedging trade to close our hedge of your S&P500 position and to hedge your additional NASDAQ-100 position.

Suppose the broker is unable to fill the S&P500 closing hedge because the futures are price limit-move down but is able to hedge your additional NASDAQ-100 position. Because of this "partial fill" of the hedging trade, after we implement your indexing request you will still have 50 indexed to the S&P500 but will now have 100 indexed to the NASDAQ-100. In order to retain your balance of 100, your cash position will have to become –50 and will remain so until the broker is able to complete our hedging trade at the next, or a subsequent, reset time.

If the partial fill of the hedging trade were to occur at the last reset time before a weekend or long holiday period, your cash balance could remain negative for several days. A negative cash balance resulting from an advisory fee withdrawal will remain negative until we implement a new asset allocation for you. In each instance, until the partial fill is completed or we effect a new asset allocation for you, you will accrue a daily interest charge at the daily equivalent of the MarketPlus short-term rate.

We have no duty to calculate or verify the amount of an advisory fee redemption.

Our ability to implement your allocation decisions is dependent on the performance of third parties and on our computer and communication systems.

We depend on third parties and our computer and communication systems in order to accurately value the contracts and implement indexing requests. To the extent that these third parties are unable to perform or we experience a breakdown in one or more of our systems, our operations could be adversely affected.

Two minutes before each half-hourly trading time, the MarketPlus computer system captures futures prices from an independent financial-information provider, such as eSignal, so that the computer system can calculate our required hedging-trade orders. The system then submits those orders to an independent futures brokerage firm for execution on the relevant futures exchange. The futures exchange must be open for trading and the brokerage firm must execute the trade(s) and electronically communicate to our computer system the number of futures contracts that we bought or sold and their prices.

At 8:00 p.m. ET or shortly thereafter each trading day, the brokerage firm also must provide us electronically with the settlement foreign exchange rates relevant to any of our hedging activity on the day just ended. If any of these independent parties—the financial-information provider, the brokerage firm, or the futures exchanges—fail to provide the requisite information in a timely manner, or if the brokerage firm or futures exchanges fail to execute one or more of our order(s), you might not receive your desired allocation or price.

We are only obligated to implement your allocation requests to the extent that we receive them in a timely manner and are not prevented by events beyond our control from executing our corresponding hedging trade.

Our ability to execute hedging trades could be impaired by such events as:

Halts or disruptions affecting the futures markets generally;
Breakdown or failure of computer or telephone systems; or
Accidents to equipment.

We have developed system backup procedures and have redundant computer hardware and software. We cannot assure you, however, that computer hardware or software failures will not prevent us from calculating contract values or calculating or implementing any hedging trade. If we are unable to execute a hedging trade as a result of events beyond our control, we are not required to implement any allocation or effect any redemption until the next time at which we are able to execute the appropriate hedging trade.

Cessation of trading in a futures contract followed by its reopening with a significantly adverse price change could result in an event of default due to our absorbing any loss of more than 100% by other investors.

Because we have no right to require an investor to advance additional funds, we act to prevent any contract from having a loss greater than its value. Our computer system is programmed to implement a "stop-loss allocation" for any contract that, at any hour or half-hour reset time, has lost more than 50% of its value since its last indexing change or the loss on an asset allocation has exceeded the amount initially allocated. In such a case, the system will automatically reimplement the last indexing allocation implemented for that contract, which now will apply to its current value, thus eliminating the conditions that caused the stop-loss allocation.

In a worst-case scenario, if: (1) one or more investors in their last indexing change "weighted" their exposure to the price of one or more futures contracts by the maximum allowable 300%; and, (2) those investors' contracts subsequently lost 50% of their value, but not more (otherwise, a stop-loss allocation would have been triggered); and, (3) the indexed futures contracts were to stop trading, either because of a normal close or an intraday trading halt; and, (4) at the first hour or half-hour reset time after those contracts had resumed trading, the price of the futures contracts that were indexed "long" was down more than 20%, or the price of the futures contracts that were indexed "short" was up more than 14%, then those contracts could have a negative value, which would result in our terminating them with a zero value. 1

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1  When the initial indexed weighting is less than the maximum 300%, the subsequent percent price changes that would cause a 100% loss are higher. For example, if the initial weighting was 200%, then the percentages are 33% for long exposures and 20% for short exposures.

We absorb the amount by which the value of any contract is negative, which could lead to an event of default and termination of the outstanding contracts if these losses exceeded the excess cash in our hedging account, and the shortfall was not cured within three business days. In this situation, the trustee will carry out its responsibilities and apportion the shortfall pro rata among the outstanding MarketPlus contracts that have a positive value. Investors whose contracts had a zero or negative value do not share in the shortfall.

Unauthorized use of your user number and password could cause you to incur a loss in the value of your contract.

You are responsible for any asset allocation for your contract that is communicated in the designated manner. We implement every allocation change that is requested and have no way to know if it has been submitted by you, your adviser, or by someone who has illegally acquired your log-on information. An unauthorized asset allocation could produce a profit or, more importantly, a loss.

We send an email confirmation of every requested asset allocation and a second email confirmation once the allocation request has been implemented. Thus, you or your adviser will be able to undo the unauthorized asset allocation as soon as you read one of the emails.

An unauthorized redemption request would result in our sending the redemption amount to your designated account.

In any case, you are urged to take appropriate steps to safeguard your user number and password, read your confirmation emails, and to review your statement and current status, which are continuously available online.

If we exercise our right to terminate your MarketPlus contract, or the trustee does so as a result of an event of default, you might have difficulty reestablishing an equivalent asset allocation.

We have the right upon 10 business-days notice to terminate any MarketPlus contract or all of the contracts at any time in our sole discretion. And, in an event of default, the trustee is required to terminate all MarketPlus contracts. Further, we believe that, although not free from doubt, the MarketPlus contract will not be treated as an equity interest in MCC and that we will be taxed as a partnership for federal income tax purposes. If, however, the contract were treated as an equity interest in MCC, that treatment could cause us to terminate all MarketPlus contracts.

Terminated contracts will be moved to 100% "Cash" allocations. In the event of termination, it may be difficult for some investors to find acceptable alternative instruments that enable a similar investment strategy or reproduce a similar market position within the time afforded. We may revoke a termination notice, in which case it may not be possible for some investors to reproduce the allocations that were in effect before the termination notice.

Insolvency on the part of our broker, a futures exchange, or a futures clearinghouse could adversely affect your contract's value.

Futures market customers such as us face some credit risk in doing business through any particular futures broker that is a clearing member of one or more futures exchanges. Futures firms are required to keep customers' funds in segregated accounts—separate from the firm's assets—which are held at third parties such as a bank, clearing organization, or another futures broker. Because the accounts are segregated, the firms can't use those funds to pay for any of their operating expenses. In a bankruptcy, customers' accounts aren't subject to creditors' claims against the firm.

While these laws and regulations—coupled with financial surveillance programs designed to monitor the financial viability of clearing members and, when necessary, imposition by the exchanges of remedies to avert the consequences of financial deterioration—are designed to protect customers from the consequences of a clearing member's failure, they might not always provide complete protection. Consequently, our selection of a suitable clearing broker is important.

Were the broker to fraudulently commingle customer assets with its proprietary assets and then become insolvent, we could experience a delay in recovering or gaining access to our funds on deposit with the broker.

Moreover, our positions and monies on deposit with a clearing member will not be segregated from those of other customers of that member. A default by one or more other customers large enough to cause the clearing member's insolvency could cause liquidation of our positions. In such an event, you might lose your indexed positions, and you could experience delay in being able to initiate new positions. Although the exchanges and clearing houses have assets and, in some cases, insurance likely to make non-defaulting customers whole, such an event could cause delay in our funds being available to us.

If an exchange or clearinghouse were itself to become insolvent, we could sustain a loss of our funds deposited through our broker as margin with the exchange or clearinghouse, a loss of any profits on our open positions on the exchange, and the loss of unrealized profits on our closed positions on the exchange.

Any of the above events could cause an event of default on our part and termination of all MarketPlus contracts. In this event, you and the other investors would suffer a pro rata diminution in the value of your contracts, or perhaps a delay in receiving their full value.

Cessation of trading in a futures contract to which we offer indexing could cause you to have to implement a new asset allocation and realize a loss.

If a futures exchange decides to stop offering for trading a futures contract to which we allow indexing, we will no longer be able to hedge MarketPlus investors' indexed positions involving that futures price. If you have indexed all or part of the value of your MarketPlus contract to the price of that futures contract, you will, upon our so notifying you, have 10 days during which time you must implement a new indexing that does not involve that futures contract. If you fail to do so, we will reimplement your last indexing request with a zero allocation to the effected futures contract price. This action may cause you to realize a loss on your discontinued indexed position.

USE OF PROCEEDS

You wire your initial investment and any subsequent additional investments, if any, to the trustee, which deposits them in a trust account where they are held in a combination of cash, short-term US Treasury securities, and the BAM Money Market Fund or, if necessary, another money market fund rated AAAm. Subsequently, the trustee will transfer approximately 15% of the funds to a commodity brokerage account, where they are held in cash as collateral for hedging trades that we execute using futures contracts.

At each half-hour reset time during the trading day, including extended trading hours in the US, our computer system calculates the net indexed exposure to each futures contract price of all investors taken together and generates long or short futures-market orders to replicate as closely as reasonably possible any change in those net positions. These hedging trades are designed to maintain our accounts at a value equal to or greater than the value of all outstanding contracts; however, for reasons discussed in the "Risk Factors" section, the trades may result in reducing the accounts below the value of all outstanding contracts.

We do not borrow any funds to implement our hedging strategy. There is, though, inherent leveraging in buying and selling futures contracts in that the notional value of a futures contract is always greater than the collateral we are required to have on deposit to effect a trade in the contract.

From time to time the trustee may transfer additional funds to, or receive funds from, our brokerage account as a result of the marking-to-market of our futures positions.

MANAGEMENT'S EXPERIENCE WITH SIMILAR PRODUCTS

In February 1989, Robert R. Champion and Basil R. Twist, Jr. formed Champion Securities, a limited partnership ("CSLP") in California to develop an investment vehicle to meet the perceived need of certain investors to more efficiently implement asset allocation and market timing strategies.

Between January 29, 1992 and November 27, 2000, Champion Capital Corporation ("CCC"), an affiliate of CSLP, maintained a continuous private offering of a similar product known as the MarketMultiple Account ("MMA") Contract. These securities had many features in common with MarketPlus contracts but considerably less functionality. For example, MMA investors could not index to the prices of futures contracts but only to an "implied" cash-index price based on the futures price. The only assets offered were the S&P 500 and the NASDAQ-100 stock price indexes, weighting was limited to 2-to-1, and Internet access was not available.

The placement agent for the private offering was Champion Securities Company LLC ("CSC"), which is an affiliate of CSLP and is the sales agent for this offering. During this period, CCC and CSLP used a computer system developed by CSLP to operate and administer the contracts. From 1993 until he left in 1995 to launch Finnovative, Nitin Barve was responsible for all ongoing system development and operations.

On November 27, 2000, after giving appropriate advance notice to investors, CCC terminated all outstanding contracts and concluded the private offering. This step was taken in order to concentrate on developing the next generation of MarketPlus. Whereas the original MarketPlus allowed indexing to only two US stock index prices and used a telephone-based input technology, MarketPlus now offers indexing to 31 US and international futures prices, up to 3-to-1 weighting, 24/7 trading, and uses an Internet website to input data.

In December 1999, CSLP granted an exclusive license to Invesdex Ltd, a Bermuda-based financial services company, to use CSLP's intellectual property to develop the next generation of the MarketPlus system and to offer it to non-US investors and, with CSLP's prior approval, certain accredited US investors, as defined in Rule 501 of Regulation D in the Securities Act of 1933. In return, CSLP received the right to use the new MarketPlus system in the US. It is this system, with slight modification for the US market, that we will use.

From June 1999 to July 2002, Mr. Champion worked full time as a consultant to Invesdex and was responsible for the overall design and functionality of the web-based MarketPlus computer system and the user interface. Subsequently, Mr. Champion continued this work on part-time basis. He was a member of Invesdex's original board of directors and later served as Chairman until resigning from the board in December 2002.

Invesdex launched the new system in October 2001 with a limited selection of assets and began offering MarketPlus to non-US investors. In the fourth quarter of 2002, Invesdex expanded MarketPlus to include a fully diversified list of assets.

Since launch, Invesdex has operated in accordance with all agreements, satisfied all redemption and termination requests, and successfully hedged over $6 billion in indexed positions using the MarketPlus system. At no time has the system's automated hedging execution resulted in a "shortfall," which, as defined later, is a day when Invesdex's total assets were less than its total liabilities to MarketPlus investors.

From January 2000 to the present, Finnovative and its India-based systems team not only managed the initial MarketPlus system development but have been responsible for all of Invesdex's ongoing system development projects and systems' operations and functional oversight.

BUSINESS

Company Overview

MarketPlus Capital Company LLC is a Delaware limited liability company that is owned 100% by Finnovative, Inc. MCC was formed on September 16, 1994 under the name Champion Capital Company L.L.C. as a bankruptcy-remote, single-purpose entity to issue MarketPlus contracts in a continuous public offering. It is not an investment company or a registered investment adviser. It has no employees and has had no operations. Consequently, it has had no sales or revenues and has had only immaterial expenses.

Finnovative, Inc. is a privately owned firm that provides innovative financial products, technology-based consulting services, and operations support for the investment management and advisory community (see: http://finnovative.net/). Mr. Nitin Barve founded Finnovative in January 1995 and owns approximately 38% of the outstanding stock.

Finnovative acquired MCC in December 2007 under terms of an exclusive joint venture agreement with CSLP whereby CSLP licensed the US marketing rights to MCC for an ongoing royalty payment equal to 80% of the MarketPlus operating profits generated in excess of Finnovative's MarketPlus operating costs, estimated at that time to be $34,000 per month, and which will be adjusted by mutual agreement between CSLP and Finnovative as necessary to reflect future cost increases or reductions. The "US marketing rights" include the right to use the Invesdex MarketPlus computer system, which CSLP acquired in conjunction with its December 1999 agreement with Invesdex.

MarketPlus operating profits are MCC's "contribution margin" less a selling agent fee to CSC and the credit-support, administrative, and financing costs, all of which are paid by Finnovative.

¶ MCC's contribution margin consists of the MarketPlus fees (see "Description of the Security," "MarketPlus Fees") and trailer fees, if any, payable to brokers and other advisers less brokerage expenses, all of which are tracked by the MarketPlus computer system; 2

The MarketPlus system automatically calculates the MarketPlus fees for each MarketPlus contract and deducts them daily from the value of each investor's contract. As a result, our aggregate liability to MarketPlus investors at the end of each day is net of the cumulative MarketPlus fees that we have earned on each MarketPlus contract since its last asset allocation implementation;

¶ The selling agent fee to CSC equals 0.30% of initial investments into MarketPlus contracts and 0.30% of any subsequent investments that occur within the first twelve months following the initial sale of the contract. The fee is paid over a 12-month period or for the number of months that an investment remains in MarketPlus, whichever is less. Following the first 12 months of an investment, CSC will receive an ongoing monthly "trailer fee" equal to 0.0001% (1 basis point) on the investment amount. Redemptions

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2  A "trailer fee" is the result of an agreement between an adviser and a client-MarketPlus investor whereby in lieu of a periodic advisory fee redemption, the adviser's fee amount is added to the clients MarketPlus "indexing fee" and paid to the adviser on a period basis by the MarketPlus system.

from a contract during this twelve-month period are netted against subsequent investments in determining the amount of any additional compensation owed to the sales agent;

¶ Credit-support costs consist of the payments made to the trustee and any other direct credit-support costs, such as guarantees, if any, associated with the credit-support arrangement;

¶ Administrative costs consist of payments to Butterfield Fund Services, which supports our selling agent, CSC; and,

¶ Financing costs consist of the payments made to return MCC investors' investment and the subsequent investors' share, if any, of MarketPlus contribution margin.

The MarketPlus trustee pays our monthly MarketPlus contribution margin to Finnovative. Regardless of the amount that we are able to pay Finnovative, it is responsible for paying the selling agent fee and the credit-support, administrative, and financing costs. The remaining operating profit in excess of $34,000, if any, will be distributed 80% to CSLP and 20% to Finnovative.

We have no obligations other than in connection with the current offering. Under the terms of its organizational documents, MCC will dissolve automatically on December 31, 2044.

The mailing address of the principal executive office of MarketPlus Capital Company LLC is 953 Industrial Avenue, Suite 127, Palo Alto, CA 94303. The telephone number is 650-812-1101.

Competition

We compete with many other companies and products that provide investors with a means of implementing various asset allocation or market timing strategies. MarketPlus contracts offer investors an alternative to switching between money market mutual funds and equity mutual funds and to using exchange-traded funds, so-called "enhanced" mutual funds and exchange-traded funds—which are intended to produce a return that bears a specific relationship to a market index, and various other investment vehicles with a similar purpose.

We believe that the MarketPlus contract is unique in that it enables you, through a single investment instrument, to earn a return comparable to that which you could earn by having a similar investment in a futures-trading account, if it existed, that allowed you to trade both whole and fractional futures contracts while earning a money-market return on your investment.

We also believe that the trading flexibility and cost structure of MarketPlus contracts cannot be duplicated easily and that the ability to change exposure to a diversified portfolio of assets frequently— either long or short, at up to three times the value of the contract, and with limited exposure to loss —is not readily provided by mutual funds, exchange-traded funds, futures, or other similar trading vehicles.

Mutual funds generally do not support frequent trading or short positions, do not have internal leverage, and do not provide easy exposure to multiple asset classes. Many exchange-traded funds do not leverage and do not provide guaranteed shorting ability because the underlying stock can be called away and may be difficult to replace. Futures, even with the advent of "mini" contracts, which are electronically traded futures contracts that represents a portion of a regular futures contract, require a substantial investment in order to replicate the broad and precise exposure to a large number of asset classes that MarketPlus provides and do not limit losses to an investor's initial investment.

While some of these competitive products may individually provide several of the features available in MarketPlus, we know of no competitive product that provides all the features that MarketPlus does. Thus, in our view, investors will have difficulty attempting to replicate in another vehicle all the asset allocation and market timing advantages available with MarketPlus.

Support Arrangements

We are highly dependent on Finnovative and have entered into a service agreement with it under which Finnovative will have full responsibility for administering the MarketPlus securities, maintaining the proper technical functioning of the MarketPlus computer system and website, and paying all fees and charges on our behalf. In return, to the extent sufficient funds are available, the MarketPlus trustee will pay Finnovative on our behalf a monthly fee equal to the amount by which the value of our assets exceeds the sum of the balances of all MarketPlus investors as of the end of that month.

Under this agreement, Finnovative will pay: (1) as described above, the selling agent fee and the credit-support, administrative, and financing costs; (2) the monthly cost of the Internet service and financial information providers; (3) CSC's expenses for overseeing the operation of the MarketPlus website in accordance with SEC requirements, as described below; and, (4) the costs of any other third parties providing services to us.

Finnovative is responsible for the above payments regardless of our level of profitability. We, as described above, will pay commissions and other direct costs of clearing trades in our futures account directly from that account.

CSC will exercise full discretion and authority with respect to the content and substantive operation of the MarketPlus website, including the IVR system, and the public website where potential investors can access this prospectus and complete and submit the online application (see "The Offering"). These responsibilities include:

• Setting the rules governing how investors and potential investors access and use the websites and the IVR;

• Complying with all applicable securities law and self-regulatory organization requirements;

• Treating MarketPlus investors as its customers for the purposes of applicable securities law and self-regulatory organization requirements;

• Being the contracting party for all agreements relating to the substantive operation of the websites;

• Marketing the websites to potential investors and preparing and being directly responsible for the content of all advertising and sales materials describing the websites; and

• Prominently indicating on the websites that CSC is fully responsible for their content and operations.

MANAGEMENT'S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

MarketPlus Capital Company LLC has no prior operating history. We anticipate that in the first 24 months of our operations we will sell approximately 80% of the securities registered in this offering. These sales will be the result of both initial and additional investments as well as putting gains to work in implementing a new indexing allocation. Once MarketPlus contracts have been issued and purchased, we generate revenues from fees that we charge against each contract and the interest rate spread, if any, between the rate the trustee is earning on the assets it holds in trust and the MarketPlus short-term rate. (See "Description of the Security.")

Our primary expenses are the commissions and clearing costs on hedging trades in our futures account. Historically, our and Invesdex's futures-trading cost has averaged between $3.00 and $4.00 per futures contract traded. Futures commissions are negotiable and depend on our trading volume and activity. We anticipate that our per-contract cost will decline as our trading activity increases. Revenues earned on MarketPlus contracts should always be sufficient to meet these expenses and allow us to carry out our intended operation.

Revenues and expenses of our operation will be recorded as accrued. The value of our assets is marked to market daily reflecting immediately any expenses that we have incurred along with any gains or losses realized in our brokerage account. The value of our liabilities, which is the balance that we owe to all investors in the contracts, also are marked to market daily, thus reflecting daily accrual of fees owed to us and gains or losses on indexing of the contracts. The excess of our assets over our liabilities at any time is the profit that we have earned and, at the end of each month, the amount in excess of our accrued selling cost is paid to Finnovative in return for its operating and administering the contracts.

Finnovative is responsible for paying all ongoing operating expenses associated with the contracts, which are estimated to be approximately $34,000 per month. This amount includes the cost of: (1) web hosting and data feeds; (2) 24/7 operations oversight personnel; (3) ongoing system development and maintenance programming; (4) credit support; and, (5) product management support.

Based on Invesdex's experience, that is, analyzing the indexing activity and weightings used in MarketPlus asset allocations and the expected spread between what we will earn on MarketPlus investments and the rate we pay investors, we estimate that once we have sold approximately $30 million of the registered amount, the monthly payment to Finnovative should consistently exceed $34,000.

MCC has no direct costs other than brokerage commissions, which only occur after a sale and use of a MarketPlus security.

As stated above, as soon as total MarketPlus investments exceed $30 million, Finnovative's operating costs will be covered fully by the monthly fee we pay them. Although we are confident that we can reach this level of MarketPlus sales within the first year of operation, and have assumed in our business plan that we will do so, there is no guarantee that we will be successful.

We have estimated that Finnovative and CSC will require, conservatively, $350,000 of start-up working capital. This assumption is based on two months of no MarketPlus sales and then a reasonable ramp up to $55 million in sales over the next eight months. At that level, both Finnovative and CSC will be cash-flow positive.

Our only other source of liquidity, that is, other than from MarketPlus sales, are Finnovative's outside investors. These investors may or may not be willing to make additional investments. In the event that we do not reach our required sales level, and if these investors choose not to make additional investments, then we will be forced after giving 10-business days notice to terminate all MarketPlus contracts and pay each investor the value of their contract upon termination.

MANAGEMENT

Officers

The following are the names, ages, and positions of the officers of MCC and the directors of Finnovative.

Name	Age	Position
Robert R. Champion	74	President, MCC
Basil R. Twist, Jr.	65	Vice President & Treasurer, MCC
Kent N. Mastores	63	Secretary, MCC
Nitin M. Barve, CFA	44	Founder, President, and Director, Finnovative, Inc.
Raghu Raghuram	48	Principal and Director, Finnovative, Inc.
Ashish Deshpande	46	Principal and Director, Finnovative, Inc.
Nagu K. Chandrappa, PMP	35	Lead MarketPlus Operations Manager and Director, Finnovative, Inc.

Robert R. Champion is the President of MCC. He was a co-founder of CSLP and is president of its general partner. He also is Vice President, Treasurer and the Financial and Operations Principal of the sales agent, CSC, and is licensed with FINRA, the Financial Industry Regulatory Authority, as a Registered Representative, General Securities Principal, and Limited Principal—Introducing Broker-Dealer Financial and Operations. For five years before founding CSLP, Mr. Champion was engaged in a research project focusing on equity investment performance, and he developed and helped syndicate investments for high net worth individuals. Before that, for six years he served as a vice president of Itel Corporation's leveraged lease division and for six years was an associate at McKinsey & Company. He co-founded and for three years served as Chief Financial Officer of System Industries, Inc., a computer systems company. Mr. Champion received a B.S. in Geological Engineering (with Special Distinction) from the University of Oklahoma and an M.B.A. with an emphasis on finance, accounting, and operations research from Stanford University Graduate School of Business, where he graduated first in his class.

Basil R. Twist, Jr. is Vice President and Treasurer of MCC and has been Secretary/Treasurer of CSLP's general partner since its formation in 1990. Bill was a co-founder of CSLP and one of its original general partners. He is Vice President and Secretary and a registered general securities principal of CSC. Since 1996, Mr. Twist has been chairman of the Pachamama Alliance, a non-profit organization working on international environmental and human rights issues. In 1976, Mr. Twist help launch Comdisco Financial Services and in 1982, became its president and a senior vice president of its parent company, Comdisco, Inc. He served as a member of the Board of Directors of Comdisco from 1988 through 1998. He received a B.S. in Engineering from Stanford University and an M.B.A. degree in finance from Northwestern University where he graduated with distinction.

Kent N. Mastores is the Secretary of MCC and has been General Counsel of CSLP and its affiliates since January 1991. From 1985 through 1986, he was a member of the Index and Option Market division of the Chicago Mercantile Exchange, where he was an independent trader concentrating on S&P 500 futures and served on the Equity Index Committee.  Before joining CME, from March 1984 until he joined the CME, Kent was associated with a hedge fund and managed money using stocks, options, futures, and mutual fund switching. He is a Director and past President of the Technical Securities Analysts Association of San Franciscoand past President of the San Francisco Options Society. From 1987 through 1992, he served an arbitrator for the New York Stock Exchange and the National Association of Securities Dealers, Inc. and has represented both public and industry parties in securities litigation and arbitration. He has a background in corporate law and was Chairman of the Bay Area General Counsel Group in 1998 and 1999, and from 2004 to date. He has a B.A. in Political Science from Stanford University and his J.D., cum laude, from Columbia University Law School.

Nitin M. Barve, CFA has more than 20 years of experience in trading and operations, portfolio analytics, and information technology systems. He has developed several sophisticated asset allocation models and portfolio analytics tools for both traditional and alternative investment firms. Nitin started his career with Citibank in 1988 and implemented several critical systems for their Private Banking and Transaction Banking groups in India and Luxembourg Offices. From 1993 to 1995, Nitin was Chief Technology Officer for CSLP where he was responsible for all development and operating aspects of the predecessor to the MarketPlus security. In 1995, Nitin left CSLP to launch Finnovative where, in addition to continuing to serve CSLP, he subsequently consulted to firms such Wells Fargo Bank and Charles Schwab. Finnovative also managed the development, and subsequently the operations, of Invesdex's MarketPlus offering. Nitin is a Chartered Financial Analyst and currently is teaching courses in Performance Measurement and in Derivative Risk Management for the CFA Level III review class offered by the Security Analysts of San Francisco. He also teaches the Financial Engineering and Risk Management course at the graduate level at St. Mary's College in Moraga, CA. He has been a member of the CFA Institute and the CFASF since 1994. Nitin received a BS in Electrical Engineering from the Indian Institute of Technology, Chennai, India, and an MS in Information Systems from the Indian Institute of Technology, Mumbai.

Raghu Raghuram has more than 24 years of experience in systems integration and technology outsourcing for financial and technology sectors. His experience includes management positions at Unisys (1984-1996), EDS (1997-2000), and Cambridge Technology Partners (2000-2001). Raghu holds a B.S (M.E) and a MBA from Indian Institute of Management, Calcutta. His focus is on securities trading, market data integration and management, compliance solutions, business continuity planning, and infrastructure implementations for the investment industry.

Ashish Deshpande has more than 20 years of experience working with leaders in the financial services, technology, and mobility services sectors. Examples include Visa (1997-to-date), Wells Fargo (1990-1995), Cisco(1998-2000), and iPass (2002-2006). His roles included leadership and advisory positions in areas such as strategic planning, business development, product management, and project management. He is a certified Cost and Management Accountant from India and holds an M.B.A. from Oklahoma State University.

Nagu K. Chandrappa oversees all aspects of the MarketPlus technology, including systems engineering, software development, and datacenter management. Prior to joining Finnovative in 2001, he worked with Unilever (2000) and Eutech (1998-2000) in Singapore and India. Nagu has over 10 years of experience in designing, implementing, and managing technology solutions for investment firms. He is a certified Project Management Professional and a member of the Project Management Institute. Nagu earned his BS in Electronics and Communications Engineering from Bangalore University in India.

DESCRIPTION OF THE SECURITY

The following description of the MarketPlus contract summarizes the material provisions of the MarketPlus Agreement, which is attached as Appendix A to this prospectus. The MarketPlus Agreement is binding on MarketPlus investors, us, and our parent company, Finnovative, and contains the standard terms and conditions of these securities. Although all material terms of the MarketPlus Agreement are disclosed in this prospectus, you should read this description of the security in conjunction with the MarketPlus Agreement.

Terms in this description that begin with a capital letter have meanings that are specific to the securities. The first time we use one of these terms, we put it in bold type and give its definition. You can find the definitions of these terms, along with a page reference, in Appendix D, Certain Definitions.

General

Under Section 2(f) of the Commodity Exchange Act, the MarketPlus contract is a "hybrid instrument that is predominantly a security." The term "hybrid instrument" means "a security having one or more payments indexed to the value, level, or rate of, or providing for the delivery of, one or more commodities."

Specifically, the MarketPlus contract is an Internet-based, commodity-indexed instrument that is 100% supported by cash, short-term US Treasury obligations, and funds held in shares of Butterfield Asset Management U.S. Dollar B Class Money Market Fund (the "BAM fund") or, if necessary, shares of another money market fund with an Standard & Poor's rating of "AAAm." A trustee holds approximately 85% of these funds in a trust account for the benefit of MarketPlus investors. The remaining funds are deposited as collateral in our futures brokerage account in which the trustee holds a security interest also for the benefit of investors.

The trustee holds all the above funds exclusively for the benefit of MarketPlus investors. Neither we nor Finnovative nor any creditors can access these funds.

You can reset the indexing using our proprietary MarketPlus system software, which you can access via our private, password-protected website or, using a touchtone phone, our IVR system. The minimum initial investment is $250,000 unless you have a qualified adviser managing your contract, in which case the minimum is $50,000. Under no circumstances can we require you to make any payment to us after your initial investment; thus, your maximum potential loss is limited to the funds you choose to invest.

    The contract is uncertificated; ownership is recorded in the system and in the books and records of a trustee.

Because the contract can be indexed to the price of one of more futures contracts, it is important that you have a basic understanding of how the futures market works.

The Futures Market

An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. Futures contracts are traded on organized exchanges, known as "contract markets," through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. The clearinghouse guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of each transaction. Traders can close a position at any time and fix their profit or loss by taking an opposite position.

When an investor enters into a futures contract, no purchase price is paid or received. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." Initial margin does not provide full collateral for the obligations of the parties to the contract and varies based on the requirements imposed by the exchange clearing houses.  It may be as low as 5% or less of the value of the contract.

Futures market participants can invest their initial margin deposits in money-market instruments, usually 91-day Treasury bills. During the time that they hold positions in futures contracts, participants pay to, or receive from, their brokers daily payments as the prices of their futures contracts fluctuate, a process known as "marking to market."

Exchange-traded futures contracts provide for a specified settlement month in which the physical commodity or financial instrument is to be delivered by the seller (whose position is described as being "short") and acquired by the buyer (whose position is described as being "long") or the month in which cash settlement is to be made. While many futures contracts expire quarterly, some expire as frequently as monthly.

The Futures Premium or Discount

Futures contracts typically, but not always, sell at a premium to the underlying commodity's "cash-market price," which is the price in the market in which purchase and sale transactions for the immediate delivery of the actual commodity are made. This premium, established by arbitrage between a futures contract and its cash market, offsets the additional income that a futures investor typically receives over the life of the futures contract versus what a similar cash-market investor would receive.

For example, investors making a cash investment in the stocks making up a stock index receive the dividends, if any. Investors assuming the same market exposure using futures contract on that stock index earn interest on the funds they would have had to use to buy the stocks. When the interest rate on these funds exceeds the dividend rate on the stocks, the futures contract will sell at a premium to the cash price to offset the advantage in income over the remaining life of the futures contract. Conversely, if the interest rate is lower than the dividend rate, the futures contract will sell at an appropriate discount to the cash-market price.

As the time until expiration lessens, a futures contract's price converges with the cash-market price. As a result, on expiration the premium is either zero (as is the case with cash-settled futures contracts) or very close to zero (as is the case with some physical-delivery contracts).

"Rolling" to a New Month's Contract

Because a futures contract ceases to exist on its expiration date, those holding positions in an expiring contract must either close out their position in that contract and reestablish an equivalent position in a later-expiring contract, termed "rolling" the position, or "delivery" will occur. If a trader does not roll their position, they will have to take delivery of, if long, or deliver, if short, the physical commodity on which the futures contract is based or the cash equivalent, depending on the specific terms and procedures established by the contract's exchange.

As an expiration date nears, futures traders holding positions in the expiring contract who do not want delivery to occur begin rolling their positions into the next expiration-month contract (the "new contract") by closing their positions in the expiring contract and opening equal positions in the new contract. As a result of this roll activity, trading volume and liquidity migrate from the expiring contract into the new contract.

The period during which a futures contract's greatest amount of roll activity occurs is determined by the method in which the contract is "settled" upon expiration. Some contracts are settled between the sellers and the buyers solely through cash payments, termed "cash-settled contracts." Other contracts are settled by delivering a physical commodity or financial instrument, termed "physical-delivery contracts." Futures on stock indexes are examples of cash-settled contracts, while futures on bonds and physical commodities are examples of physical-delivery contracts.

For all cash-settled contracts and some physical-delivery contracts, delivery or final cash-settlement occurs following the last trading day. With other physical-delivery contracts, delivery can occur anytime during a designated calendar window at the discretion of a short holder and can begin as early as three weeks before the contract's last trading day.

US contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the US generally are subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-US exchanges may, however, differ from the foregoing description.

Using Your MarketPlus Contract; Assets and Valuations

You may index all or any portion of the value of your contract, the MarketPlus Balance, to the percent price change of one or more of 31 Assets representing a full range of asset allocation options. Each Asset is a specific exchange-traded futures contract, the Primary Contract, on an underlying cash-market asset such as a stock index or physical commodity. The Primary Contract is a futures contract against which delivery of the physical commodity cannot be made and is either the "front-month" contract, which is the contract closest to its expiration date, or the most actively traded contract. We are solely responsible for determining for each Asset which month's futures contract is the Primary Contract.

We offer a variety of US and international Assets so that you can easily achieve a worldwide asset diversification that is consistent with your personal risk-return objectives. Available MarketPlus Assets are listed in the following table. For each Asset, we show its code abbreviation on the MarketPlus website, the exchange where its Primary Contract trades, the currency in which the Primary Contract is denominated, its trading times, and the URL link to its exchange's full description of the contract. You can select from among these Assets by using pull-down menus on a Transaction Desk on the MarketPlus website.

Trading Hrs (M-F ET)
Category	M+ Code	Asset Description	Exchange	Currency	Open	Close	Extend
Stock	S&P5	S&P 500 US Stock Index	CME	USD	9:30 AM	4:00 PM	Yes
	NASD	NASDAQ-100 US Stock Index	CME	USD	9:30 AM	4:00 PM	Yes
	RUSS	Russell 2000 US Stock Index	CME	USD	9:30 AM	4:00 PM	Yes
	DJIA	Dow Jones Industrials Average US Stock Index	CBOT	USD	8:30 AM	4:00 PM	Yes
	S&P4	S&P 400 US Stock Index	CME	USD	10:00 AM	4:00 PM	Yes
	TSX6	Toronto 60 Canadian Stock Index	MX	CAD	10:00 AM	4:00 PM	No
	DAX3	DAX-30 German Stock Index	EREX	EUR	3:30 AM	1:30 PM	No
	FESX	D.J. Euro Stoxx 50 Stock Index	EREX	EUR	3:30 AM	1:30 PM	No
	FTSE	FT-SE 100 UK Stock Index	UFFE	GBP	3:30 AM	12:00 PM	No
	CAC4	CAC-40 French Stock Index	LIFFE	EUR	3:00 AM	11:30 AM	No
	NIK$	Nikkei 225-CME Japan Stock Index	CME	USD	9:30 AM	4:00 PM	No
	HANG	Hang Seng Hong Kong Stock Index	HKFE	HKD	8:45 AM	3:15 PM*	No
Rate	BOND	U.S. 30-year Bond	CBOT	USD	8:30 AM	4:30 PM	Yes
	NOTE	U.S. 10-year Note	CBOT	USD	8:30 AM	4:30 PM	Yes
	5YRN	U.S. 5-year Note	CBOT	USD	8:30 AM	4:30 PM	Yes
	2YRN	U.S. 2-year Note	CBOT	USD	8:30 AM	4:30 PM	Yes
	GILT	UK Gilt Long Bond	LIFFE	EUR	8:30 AM	4:30 PM	Yes
	BUND	German 10-Year Bond	LIFFE	EUR	8:30 AM	4:30 PM	Yes
Currency	BUCK	U.S. Dollar Index	FINEX	USD	8:30 AM	2:30 PM	No
	$EUR	Euro Currency	CME	USD	8:30 AM	4:30 PM	Yes
	$GBP	British Pound	CME	USD	8:30 AM	4:30 PM	Yes
	$YEN	Japanese Yen	CME	USD	8:30 AM	4:30 PM	Yes
Commodity	GOLD	Gold	NYMEX	USD	8:30 AM	1:00 PM	Yes
	SILV	Silver	NYMEX	USD	8:30 AM	1:00 PM	Yes
	PLAT	Platinum	NYMEX	USD	8:30 AM	1:00 PM	Yes
	GSCI	Goldman Sachs Commodity Index	CME	USD	10:00 AM	2:30 PM	No
	DAIG	Dow Jones AIG Commodity Index	CBOT	USD	9:30 AM	1:30 PM	No
	COIL	Light Sweet Crude Oil	NYMEX	USD	10:30 AM	2:00 PM	Yes
	HOIL	Heating Oil	NYMEX	USD	10:30 AM	2:00 PM	Yes
	NGAS	Natural Gas	NYMEX	USD	10:30 AM	2:00 PM	Yes
	COPP	Copper	NYMEX	USD	8:30 AM	12:30 PM	Yes
*- Hong Kong market is closed from 11:30 AM until 1:30 PM

You do not acquire any interest in or right to acquire any futures contract by virtue of owning a contract. The return on your investment in a contract is solely as set out in this prospectus and in the MarketPlus Agreement. At no time do you have a direct or undivided interest in any specific asset of ours or of any other person or entity, other than the right to receive payment from us of your MarketPlus Balance in cash.

Market demand determines when we start offering a new Asset. Any Asset added must have futures contracts that are traded on a regulated futures exchange and be guaranteed by a clearinghouse or similar entity. Adding an offered Asset involves the offer and sale of a new security and will require our filing a new registration statement.

If for any reason we will no longer able to hedge an allocation to a specific Asset, for example, because the futures contract is scheduled to stop being offered, we will give you 10-days notice during which time you must implement a new indexing that does not involve that Asset. If you fail to do so, we will reimplement your last indexing request with a zero allocation to the effected Asset.

Any portion of a contract not indexed to an Asset is considered to be allocated to Cash and earns our Short-Term Rate, which is the interest rate currently being paid by the Butterfield Asset Management U.S. Dollar D Class Money-Market Fund or an equivalent money market fund rated "AAAm" by Standard & Poor's.

The MarketPlus Balance on any given day directly reflects the change in price levels of the Assets to which you have chosen to index and also includes an implied interest income component on the current value of your allocations to those Assets. As a result, MarketPlus performs like a "synthetic" futures account where you can buy or sell fractional futures contracts and earn a money-market rate on the funds you deposited as collateral.

This Total Return on the amount indexed to each Asset is the sum over the relevant period of: (1) the product of  the percent change in the Asset's price and the Multiple that you assigned to the indexed amount; plus (2) the interest income component. The Multiple is a weighting factor and is a positive or negative number to two decimal places in 0.05 increments in the range +1.00 to +3.00, which Direct, i.e., "long" indexing, or –1.00 to –3.00, which is Inverse, i.e., "short" indexing. Multiples greater than an absolute value of 1.00 weight your exposure to an Asset. For example, if you allocate 30% of you MarketPlus Balance with a Multiple of +1.50 to an Asset, then you will have a Direct market exposure to that Asset equal to 45% of your MarketPlus Balance.

Weighting amplifies your return just like borrowing on margin in a brokerage account does except that with a MarketPlus contract, no borrowing is involved. Importantly, just as with using margin both gains and losses are magnified when you use Multiples greater than absolute 1.00.

You may establish and "reset" your indexing from time to time by directing us to implement an Allocation Request. In an Allocation Request, you specify the percentage of the MarketPlus Balance to be indexed to each available Asset, and you specify a Multiple for each selected Asset.

We implement an Allocation Request at one or more Reset Times, which occur every half-hour on the hour and the half-hour each Trading Day, including so-called "extended-hours trading." A Trading Day is any day when one or more Assets are scheduled to trade. Once we implement your Allocation Request, either fully or partially, it becomes your Last Allocation. The dollar amount indexed to each Asset is termed your Asset Allocation, and the dollar amount indexed to Cash is termed your Cash Allocation. An Asset Allocation multiplied by the absolute value of the Multiple is your Asset Position in that Asset.

The following table illustrates how a selection of Assets, percent of MarketPlus Balance to be indexed to each Asset, and each Asset's requested Multiple will result, if fully implemented, in Asset Allocations and Asset Positions for a contract with a MarketPlus Balance of $100,000:

Using the indexing to the NASDAQ-100 as an example, with a MarketPlus Balance of $100,000, the investor has indexed 25% of the MarketPlus Balance, or $25,000, to the percent price change of the NASDAQ-100 Primary Contract. By specifying a negative Multiple of –2.10, the investor has both established an inverse correlation to the percent price change, similar to being short, and has leveraged the percent price change by a factor of 2.10. The leveraging results in an Asset Position exposure to the NASDAQ-100 of $25,000 times 2.10, or $52,500.

As a result, if the price of the Primary Contract on the NASDAQ-100 were to fall 10%, the investor would have a gain of –2.10 times –10%, or +21% on the Asset Allocation of $25,000, or $5,250, which also is a 10% gain on the investor's Asset Position of $52,500. Conversely, if the NASDAQ-100 had risen 10%, the investor would have lost 21%, or $5,250. Augmenting the gain, or offsetting the loss, would be the gain over the period from earning the Short-Term Rate on the $25,000 Asset Allocation.

As described later, implementing an Allocation Request can take several Reset Times and even several days (see "Serial Implantation"). This result most typically occurs when an Allocation Request involves Assets that trade in different international time zones. For example, in the above asset allocation, the Primary Contract on the CAC-40 stock index trades from 3:00 am to 11:30 am Eastern Time in France. If the above MarketPlus investor submitted the Allocation Request after 11:30 am ET on a Friday, we could not complete the implementation until after 3:00 am ET Monday morning, even until Tuesday morning if Monday is a holiday.

In this situation, your Last Allocation dates from the time when we were able to implement any of your Allocation Request and is complete once the last Asset Position in your request is established. During such an implementation, your Cash Allocation, Asset Allocations, and Asset Positions all can change from one Reset Time to the next.

Cutoffs

For an Allocation Request to be implemented at a Reset Time, you must submit it to us by the Cutoff for that Reset Time, which is two minutes before each Reset Time. You can, if you so choose, specify a future date and Reset Time at which you want your Allocation Request implemented. Otherwise, if you submit an Allocation Request before the Cutoff for a Reset Time, we will implement it at that Reset Time. If you miss a Cutoff, we will implement your Allocation Request at the next Reset Time.

Creating, Submitting, and Canceling Allocation Requests; Templates

To create an Allocation Request, use the website or the IVR to: (1) access your contract; (2) specify the percent of the MarketPlus Balance that is to be Allocated to each Asset; and, (3) select the Multiple for each Asset.

The system will ensure that 100% of the MarketPlus Balance is allocated among the Assets you select and Cash. If you allocate less than 100% among the selected Assets, the system automatically indexes the unallocated amount of the MarketPlus Balance to Cash. Your initial investment and any subsequent investments credited to your contract are automatically indexed to Cash. If you allocate more than 100% of the MarketPlus Balance, the system will not accept your Allocation Request.

When your Allocation Request is complete, you can submit it for implementation at the next Reset Time. The system will not let you submit a new Allocation Request until you have cancelled any previously submitted Alloca-

tion Request, which you can do using the website or IVR anytime before the Cutoff for the Reset Time of its scheduled implementation. The system also will not let you submit a new Allocation Request if our broker has not yet supplied us with fill information for your most recently implemented Allocation Request.

Unless you cancel an Allocation Request that you have submitted, it becomes final and will be implemented once the Cutoff for the next Reset Time occurs.

You can save an Allocation Request on the website as a Template by giving it a three-digit number and a name. You can then recall and submit any Template using either the website or the IVR. The system automatically retains two Templates: one is a 100% allocation of your MarketPlus Balance to Cash and the other is your last Allocation Request.

You also can use the website to direct the system to submit a selected Template for a specific future Reset Time in either regular or extended hours trading.

Establishing Asset Prices

We establish an Asset Price based on data that our executing broker and our financial-information provider transmit electronically to the system following a Reset Time. An Asset Price is established by:

1.

Setting it equal to the price at which our broker informs us that Primary Contracts, including "mini" Primary Contracts, which are electronically traded futures contract that represents a portion of the normal futures contracts, were bought or sold in our Hedging Trade. Our Hedging Trade in each Asset is executed at, or within a short time after, a Reset Time and is designed to replicate as closely as possible the net change in the aggregate Asset Positions of all investors who have submitted Allocation Requests involving the Asset; or,

2.	If a Hedging Trade is filled at more than one price, setting it equal to the weighted average of the prices at which we bought or sold Primary Contracts, including minis; or,
3.

If no Hedging Trade is required because the change in the net aggregate Asset Positions involving the Asset was less than one-half a Primary Contract, setting the Asset Price equal to the fair market price for the Primary Contract at the Reset Time based on market information provided by our broker or our financial-information provider.

Asset Prices are final and are in the currency in which the Asset is denominated.

MarketPlus Fees

We charge two fees for using a MarketPlus contract: an Indexing Fee and a Reset Fee.

The Indexing Fee

We charge you a daily Indexing Fee at the daily equivalent of a 1.25% annual rate on each Asset Position and, currently, at 0.00% on your Cash Allocation. We accrue the Indexing Fee at the beginning of each calendar day based on your Asset Positions as of the end of the previous day. Thus, even though you may have held Asset Positions during the previous day, if you closed them out by the end of the day, you incur no Indexing Fee.

For example, suppose you have implemented an Allocation Request with 30% of a $300,000 MarketPlus Balance indexed to the price of the S&P 500 Primary Contract at a Multiple of +1.50, an Asset Position of $135,000. Your accrued Indexing Fee after 30 days would be 1.25% x 30/365 x $135,000 = $138.70.

The Reset Fee

The Reset Fee is a "round-trip" fee of 0.02%, which means it covers both opening and closing your Asset Position. The fee is charged whenever your Last Allocation "opens," or increases, the Asset Units of a Direct, that is, long, or Inverse, that is, short, Asset Position. Asset Units equals the Asset Position divided by the Asset Price established in the implementation. The fee is charged against the value of the increase in Asset Units. In changing from a Direct to an Inverse Asset Position, or vice versa, the Reset Fee applies only to the newly opened Asset Position.

For example, assume that the S&P 500 Asset Position in the above example was a newly opened position and was implemented at an Asset Price of $800.00. The S&P 500 Asset Units, then, would equal $135,000 / $800.00 = 168.75. Since the Asset Position was newly opened, the Reset Fee applies to all of the Asset Units. The value of the

Asset Units is, in this example, the same as the newly established Asset Position, $135,000. The Reset Fee for implementing this Asset Position would be 0.02% x $135,000 = $27.00.

Assume that after 20 days, you decide to increase your exposure to the S&P 500. You leave your Asset Allocation percent at 30% but increase your Multiple to +2.00. Assume your MarketPlus Balance at this time is $303,000 and the S&P 500 Asset Price established in the implementation was $810.00. Your new Direct Asset Position would be 30% x $303,000 x +2.00 = $181,800. Your new S&P 500 Asset Units would be $181,800 / $810.00 = 224.44, an increase in S&P 500 Asset Units of 55.69 (224.44 – 168.75).

Since your S&P 500 Asset Units increased, the Reset Fee is charged against the value of the increased units. That value is 55.69 x $810.00 = $45,112.50. The Reset Fee charge for this implementation is 0.02% x $45,112.50 = $9.02

Lastly, assume that 10 days later, the S&P 500 has dropped in price, and you decide to implement an Inverse position. Let's say your MarketPlus Balance is $302,504, and you allocate 20% to be indexed to the price of the S&P 500 Primary Contract at a Multiple of –1.20 (Inverse). Your new Asset Position is 20% x $302,504 x –1.20 = –$72,601 (where the minus sign indicates an Inverse Asset Position).

Assume that we implement your requested Inverse Asset Position at an Asset Price of $790.00. The S&P 500 Asset Units for your new Asset Position are $72,601 / $790.00 = 91.90 (where the minus sign indicates Inverse Asset Units). These are newly opened Asset Units for an Inverse Asset Position, so the Reset Fee applies to all of them, but not to the Asset Units in your closing move from a Direct Asset Position having 224.44 Asset Units. Thus, your Reset Fee for moving from Direct to Inverse would be 0.02% x 91.90 x 790.00 = $14.52.

If the Asset Price is not in US dollars ("US$"), the Reset Fee is converted to US$ using the foreign-exchange rate at the time of determination.

        * * *

Our fee structure is designed so that investors pay for their individual levels of activity. Accordingly, your total MarketPlus fees will depend on your investment style. Active investors who frequently reset their indexing and investors who employ leveraging, i.e., using Multiples greater than absolute value 1.00, will incur higher fees than less active and less aggressive investors.

Further, though not a function of your investment management and trading strategy, we charge a $20 wire-transfer fee whenever you redeem funds from your MarketPlus contract.

Calculating Indexed Gain/Loss

The gain or loss that you realize on an Asset Allocation, termed the Indexed Gain/Loss, is the result of three components: (1) the accrual of an implied interest component at the daily equivalent of our Short-Term Rate applied daily to the end-of-day value of your Asset Allocation; (2) the increase or decrease in the value of your Asset Allocation's Asset Position resulting from the percent change in the Asset Price since the Asset Position was established; and, (3) the cumulative MarketPlus fees you have incurred since implementing the Asset Position.

If the Asset Price is not in US$, we adjust for the foreign-exchange rate, expressed in local currency per US$, by further multiplying the percent change in the Asset Price by the ratio of (1) the spot exchange rate we used to determine our Hedging Trade in establishing the initial Asset Position to (2) the spot exchange rate at the current time.

Mathematically, we calculate each Asset Allocation's Indexed Gain/Loss as follows:

Indexed Gain/Loss = ( Si =1 to (n-1){Asset Balancei x Ri+1 / 365} +

Asset Position x ÆP – Indexing Fee – Reset Fee

Where:

1. i is the day number from the day of your Last Allocation (i = 1) to the day of determination (i = n);

2. Asset Balancei is the Asset's Asset Balance at the end of day i. The Asset Balance at the end of day i is the Asset Balance at the end of the preceding day plus the Asset's Indexed Gain/Loss on day i. The Asset Balance at the end of day 1, that is, the day during which the Last Allocation was implemented, equals the Asset Allocation implemented on that day plus the Indexed Gain/Loss as of the end of the first day.

3. Ri is the Short-Term Rate during day i;

4. P is the percent change in the Asset Price since the Asset Position was established. If the Asset Price is not in US$, we adjust for the foreign-exchange rate, expressed in local currency per US$, by further multiplying the percent change in the Asset Price by the ratio of (1) the spot exchange rate we used to determine our Hedging Trade in establishing the initial Asset Position to (2) the spot exchange rate at the current time;

5. The Indexing Fee is computed for the period from the day of the Last Allocation through the day of determination at the daily equivalent of a 1.25% annual rate on the Asset Position established in the Last Allocation; and,

6. The Reset Fee is the one incurred, if any, in establishing the Asset Position.

The Indexed Gain/Loss on your Cash Allocation is the result of (1) the daily accrual of an implied interest component earned on your end-of-day Cash Balance at the daily equivalent of our Short-Term Rate and (2) less our Cash Indexing Fee, if any. Mathematically, for Cash, we calculate Indexed Gain/Loss as follows:

Indexed Gain/Loss = (S i =1 to (n-1){Cash Balancei x (Ri+1 / 365) –

(Cash Allocation x Cash Indexing Fee) / 365}

Where:

1. i is the day number from the day of your Last Allocation (i = 1) to the day of determination (i = n);

2. Cash Balancei is the Cash Balance at the end of day i. The Cash Balance at the end of day i is the Cash Balance at the end of the preceding day plus the Cash Indexed Gain/Loss on day i. The Cash Balance at the end of day 1, that is, the day during which the Last Allocation was implemented, equals the Cash Allocation implemented on that day plus the Cash Indexed Gain/Loss as of the end of the first day.

3.	Cash Allocationi is the value at the end of day i, which is the Cash Allocation in your Last Allocation adjusted for any subsequent additional investments and redemptions;
4.	Ri is the Short-Term Rate as of day i; and,
5.	The Indexing Fee equals 0.00% on a Cash Allocation.

It is possible in our end-of-day processing, as described below, that adjusting for "settlement" foreign-exchange rates could result in a negative Cash Allocation. In this instance, the subsequent day's Indexed Gain/Loss will be a loss.

Calculating Your Asset Balances, Cash Balance, and MarketPlus Balance

As defined above, at any time for an Asset, its Asset Balance equals the current Asset Allocation plus its accrued Indexed Gain/Loss. For Cash, the Cash Balance equals the Cash Allocation plus its Indexed Gain/Loss plus additional investments and minus any redemptions since the Last Allocation.

The MarketPlus Balance equals the sum of the Asset Balances and the Cash Balance.

The following two tables show an example of implementing an Allocation Request involving Cash and eight Assets and the Indexed Gain/Loss and Asset Balances in a "mark-to-market" of the Last Allocation 30 days later. The MarketPlus Balance at the time this Allocation Request was implemented was $300,000. Notice in the first table that each Asset Position equals the Asset Allocation times the Multiple. The last column shows the Asset Price established for each Asset. In this example, Asset Positions in total equaled 165% of the MarketPlus Balance.

The next table shows the status of the Last Allocation at a mark-to-market 30 days later. The average annual Short-Term Rate over the period was 1.50%. Thus, the cumulative daily average of the Short-Term Rate from the day after the day of the Last Allocation through the current day equals 0.123% (1.50% x 30 / 365). The "Change" column shows the percent change in price from the Last Allocation. 3 Thus TR, the Total Return, equals (1) the Multiple times the percent change in price plus (2) the cumulative Short-Term Rate. The total Indexed Gain/Loss over the period was $2,443.08. Thus, the MarketPlus Balance increases to $302,443.

Effect of Leveraging

On Indexed Gain/Loss

Because we index you to the Total Return of a hypothetical futures investment, with a Direct Asset Position, other things being equal, you lose, or gain, the futures price premium over time. This loss or gain is offset, however, by the cumulative daily average of our Short-Term Rate included in the Total Return on your Asset Allocation.

With a positive premium and a Multiple greater than +1.00, you lose more in premium over time than you earn in your Indexed Gain/Loss. This loss is your cost of "leveraging" your position, similar to borrowing on margin in a securities account. The effective borrowing rate is the interest rate implicit in the futures premium, which is the rate that futures investors are earning at the margin on their investable funds in the money market. This rate typically ranges between the 91-day US Treasury-bill rate and the one- to three-month London Interbank Offered Rate ("LIBOR").

Conversely, with a positive premium and an Inverse Position, you earn the loss in premium over time. This gain is similar to the interest that a cash-market investor earns on the proceeds received from a short sale, referred to as "short interest." Again, the interest rate is the one implicit in the futures premium. Typically, only large institutional short-sellers and hedge funds are able to receive 100% of the short interest.

_________________________

3  For the purpose of this illustration, we've assumed that all the price change occurred on the last day.

For example, if you allocate $100,000 to an Asset at –2.00 where the Primary Contract is priced at a premium to the cash-market price, the decay in premium over time represents short interest on the $200,000 Asset Position. In total, then, you would be earning implied interest on $300,000, that is, implied interest on the $100,000 Asset Allocation and short interest on the $200,000 Asset Position.

In bull markets, the dividend rate on stock indexes historically has been lower than the short-term money-market rates; thus, futures on stock indexes sold at premiums to their underlying stock-index price. On the other hand, in bear markets, the dividend rate on stock indexes often is higher than short-term interest rates. Thus, during those periods, futures sold at a discount to the stock index price. Whether your Asset Price will be higher or lower than the Asset's cash-market price will depend on the level of short-term interest rates, dividend rates, if any, and whether the Asset is in a bull or bear market.

Implementing an Allocation Request

Between the Cutoff and a Reset Time, using prices and Asset trading-status data from the financial-information provider, we calculate our Hedging Trade. In doing so, we first determine if any Asset in your Allocation Request is "restricted." A restricted Asset is one that:

1.	Is not trading, including in so-called "extended" or after-hours trading, or halted in trading;
2.

Is trading at a limit-price move, that is, at the maximum price change, either up or down, allowable in a trading session for a given commodity and contract month as fixed by the rules of the Asset's contract market.

3.	As a result of communication failures between the Asset's futures exchange and our financial information provider, does not have a reported "last price" or a bid and ask price; or
4.

Because of communication problems at the futures exchange or with the financial-information provider, its last three reported prices fail either our "accuracy" or "temporal" validation. An "accuracy" failure occurs if these three prices are not all within an allowable range that we establish based on  each Asset's historical price variability; a "temporal" failure occurs if any price is more than 40 seconds older than any other price.

If at least one Asset in your Allocation Request is not restricted, we use the most recent valid prices, which for restricted Assets could be several days old, to calculate your current Cash Balance, Asset Balances, and MarketPlus Balance and your requested Cash Allocation, Asset Allocations, and Asset Positions. We then calculate our required Hedging Trade and instruct the broker to execute it on our behalf at a time as close as possible to, but not before, the Reset Time.

If all Assets in your Allocation Request are restricted, which occurs most often in Allocation Requests involving Assets that trade in different time zones, we simply resubmit your Allocation Request for the next Reset Time. As with any Allocation Request, you can cancel it prior to the Cutoff for the next Reset Time or replace it with a new Allocation Request.

Normal Implementation

If, when we calculated our Hedging Trade, no Assets in your Allocation Request were restricted and the broker subsequently was able to fully execute our Hedging Trade, then we implement your Allocation by:

1.	Calculating your MarketPlus Balance at the Reset Time based on the new Asset Prices;
2.	Applying your Allocation Request to the MarketPlus Balance by determining your Cash Allocation and each Asset's new Asset Allocation, Asset Position, and Asset Units.
This type of implementation is termed a "normal" implementation.

Serial Implementation

Conversely, if—when we calculated our Hedging Trade—one or more, but not all, Assets in your Allocation Request were restricted, then the Asset Position for each restricted Asset will not be established until the first Reset Time when it no longer is restricted. This type of implementation is termed a "serial" implementation.

In effecting a serial implementation, the system ensures that you receive no less than the Cash Allocation you requested and no Asset Allocations that are greater than you requested. We will not implement an Asset Allocation that is greater than its current Asset Balance, i.e., an "opening" allocation, until we implement one or more Asset Allocations that are less than their respective Asset Balances, i.e., "closing" allocations.

Once the last closing allocation has been implemented, we implement the remaining opening allocations at the first Reset Times when each affected Asset is no longer restricted. If we cannot fully implement all remaining opening allocations, we allocate the shortfall pro rata.

To illustrate: assume that your Allocation Request at Reset Time "1" requests a Cash Allocation of 25%, an Asset Allocation of 25% for Asset A, which is restricted, and opening a new Asset Allocation of 50% for Asset B, which is not restricted. Assume further that your Cash Balance is 100 and that your Asset A Balance is 100, yielding a MarketPlus Balance of 200. Since part of your Asset B Allocation can be implemented by reducing your Cash Balance, i.e., a closing allocation, the MarketPlus Balance and the Cash and Asset Allocation values for your Allocation Request are established at Reset Time 1.

As shown in the following table, we implement 50 of your 100 Asset B Allocation at Reset Time 1 by implementing your Cash Allocation request of 50 and assigning 50 to Asset B's Allocation. Now, assume that at the first Reset Time when Asset A is no longer restricted, Reset Time 2, Asset A's Asset Balance is 98 rather than 100. We can implement its Asset Allocation of 50, but since Asset B now is restricted, its remaining Asset Allocation cannot be implemented, Thus, the Cash Allocation increases by the 48 difference between Asset A's Asset Balance and its Asset Allocation.

Assume that at the first Reset Time when Asset B no longer is restricted, Reset Time 3, it has an Indexed Gain of 4, making its Asset Balance equal to 54. We then complete the last leg of the serial implementation by making the Cash Allocation 52 and the Asset B Allocation 100. Notice that in this example, as a result of Indexed Gains, the Cash Allocation ends up higher than originally requested.

Conversely, had Asset B experienced an Indexed Loss of 2, thus having an Asset Balance of 48, its final Asset Allocation would have been 96, not 100, with the Cash Allocation limited to its minimum of 50.

Once an Asset Allocation is fully implemented, its Asset Allocation request is no longer submitted at subsequent Reset Times during the serial implementation. In the example, had Asset A experienced an Indexed Loss of 2 at Reset Time 3, thus having an Asset Balance of 48 rather than 50, it would not be due an incremental Asset Allocation of 2 at a subsequent Reset Time when no longer restricted.

Lastly, whenever a particular Asset Allocation is implemented over two or more Reset Times, a new Asset Price is established at each subsequent serial implementation. The new Asset Price is established by closing the existing Asset Balance, if the Asset Balance at the Reset Time is less than the requested Asset Allocation, and then simultaneously opening as much of the requested Asset Allocation as possible.

So, in the above example at Reset Time 3, since Asset B's Asset Balance of 54 is less than its requested Asset Allocation of 100, the system simultaneously "closes" the Asset Balance of 54 and—since it can—"opens" the requested Asset Allocation of 100. If only part of the remaining 100 Asset Allocation request could have been opened, with the remaining amount pending one or more subsequent closing allocations, then the system repeats the procedure at each subsequent Reset Time.

Partial Implementation

If the broker is unable to buy or sell the required number of Primary Contracts in the Hedging Trade, we establish priority among the Asset Allocation implementations affected by the "partial fill." If our Hedging Trade to implement an Asset Allocation was a buy of Primary Contracts, then only implementations that either increased direct Asset Units or decreased inverse Asset Units are affected by the partial fill, the reverse being true if our Hedging Trade was a sell of Primary Contracts. We implement a partial implementation as follows:

1.

First, we implement all Asset Positions that reduced the size of our Hedging Trade. For example, if we bought Primary Contracts in our Hedging Trade, then Asset Allocation implementations that resulted in either reducing direct Asset Units or increasing inverse Asset Units are fully implemented.

2.

Second, we determine the total Asset Units available to implement the Asset Allocation implementations that increased the size of our Hedging Trade. This total equals the Asset Units that reduced the size of our Hedging Trade (described in the first step above) plus the Asset Units that were actually hedged in our Hedging Trade.

3.	For Asset Allocation implementations that increased the size of our Hedging Trade we:
(a)

Implement, pro rata, if necessary, based on the requested change in Asset Units, all closing Asset Allocation ("CAA") implementations, including the closing leg in reversing an Asset Position from direct to inverse or vice versa; and,

(b)

Implement all opening Asset Allocation ("OAA") implementations so that each Asset Position receives an equal percent of the change in Asset Units that would have occurred but for the partial implementation.

4.

If the funds available from your CAAs are insufficient to fund your OAAs, we allow your Cash Balance to become negative by the amount of the shortfall. This situation will continue until the Reset Time at which the partial implementation is resolved.

5.

Whenever we implement a partial Asset Position, we reduce the Multiple request associated with the Asset to reflect the partial position. If the new Multiple would be less than absolute 1.00, we set it to +1.00 or -1.00 (as appropriate) and set the Asset Allocation equal to the implemented Asset Position.

Immediately following a partial implementation, we resubmit for the next Reset Time the Allocation that was the Allocation Request at the Reset Time at which the partial implementation occurred.

Implementation Halt

If, within two minutes following the Reset Time at which we were to implement your Allocation Request, we are—for any reason—unable to establish any Asset Price, then an Implementation Halt will be in effect for your contract. Examples of when an Implementation Halt will be in effect include:

1. We do not receive an electronic confirmation from the broker within 50 seconds of submitting the order;

2. We cancel all or part of a trade and do not receive broker confirmation within 20 minutes after the Reset Time; or

3. The broker gives us a fill price that is 0.75% or more outside the range of prices at which the asset traded following the Reset Time, as reported by the financial-information provider. Our experience is that the 0.75% parameter captures virtually all erroneous fill prices.

Until such time as we are able to establish all Asset Prices and implement your Allocation Request, you cannot:

• Submit a new Allocation Request; or,

• Make an additional investment or request a redemption or termination.

Stop-Loss Allocation

Because your liability is limited to the amount that you have invested, we have the right, but not the obligation, to reestablish the Asset Positions in MarketPlus contracts that have experienced significant Indexed Losses. Accordingly, if at the Cutoff for any Reset Time, you have not submitted a new Allocation Request and: (1) one or more Asset Balances are negative; or (2) your current MarketPlus Balance is less than 50% of the MarketPlus Balance at your Last Allocation, the system will automatically resubmit your last Allocation Request for implementation at that Reset Time, such submission being termed a Stop-Loss Allocation.

When the Stop-Loss Allocation is implemented, the selection of Assets and requested percent allocations and Multiples in your last Allocation Request are applied to your MarketPlus Balance as of the current Reset Time, and you incur a Reset Fee. This implementation realizes the Indexed Gain/Loss on each Asset and reestablishes your Asset Positions based on your current MarketPlus Balance, thus eliminating the conditions that triggered the Stop-Loss

Allocation. Of course, there is no guarantee that one or more of these new Asset Positions won't produce future losses.

We will notify you by email if we implement a Stop-Loss Allocation. We have no liability to you for implementing a Stop-Loss Allocation.

In spite of the Stop-Loss Allocation procedure, as a result of markets moving rapidly against your Asset Positions, your MarketPlus Balance could become negative. In that event, we immediately terminate your MarketPlus contract.

Rolling to a New Primary Contract

In order to remain in hedge, we do not want to have delivery occur in any Asset. Thus, we always will roll our positions in Primary Contracts as their expiration date nears.

A Primary Contract's "first delivery day" is the earliest date on which delivery or final cash settlement can occur. The greatest amount of trading activity among traders "rolling" out of an expiring contact into the next month's contract typically occurs during a period of approximately five to ten tradingdays before a Primary Contract's first delivery day. As an Asset's Primary Contract approaches its first delivery day, we undertake certain procedures to designate a new contract as the Primary Contract. Within 14 calendar days before a Primary Contract's first delivery day, we will—following the first Trading Day (a) in which the daily volume in the new contract exceeds that of the expiring Primary Contract or (b) that is three Trading Days before the first delivery day, whichever occurs first—designate the new contract as the Primary Contract.

During regular trading hours and between Reset Times on the Trading Day that we need to roll to one or more new Primary Contracts, we first execute a calendar-spread trade with our broker to roll any hedging position we hold in an expiring Primary Contract into the new Primary Contract. In executing a calendar spread, the broker closes out our existing position in the expiring month contracts and simultaneous opens the same position in the next front-month contract. After the calendar spread is executed, we use the procedure described earlier to establish an Asset Price for the expiring Primary Contract and an Asset Price for the new Primary Contract.

Upon completing our spread trades, for each Asset involved in a roll we set its Asset Units equal to the product of its current Asset Units and the Asset Price for the expiring Primary Contract divided by the Asset Price of the new Primary Contract.

The resulting Asset Allocation for an Asset with a new Primary Contract will be as though you had closed your Asset Position under the expiring Primary Contract and simultaneously opened the same Asset Position indexed to the Total Return of the new Primary Contract. We do not charge a Reset Fee for a roll implementation.

If your Last Allocation includes an Asset that is rolling to a new Primary Contract, then an Implementation Halt will be in effect during the period beginning when we instruct our broker to complete the calendar spread trade and ending when the broker notifies us of the prices at which it was completed. Once a roll affecting you is completed, you are notified on the website that it has occurred and your new Asset Price.

End of Day

We credit investments to contracts and perform system updates at the end of each day. Because one or more Assets can be trading somewhere in the world around the clock, the system ends each day at 16:55 Eastern Time and begins the new day at 16:56 ET.

To determine your MarketPlus Balance at the end of a day, we use futures and exchange-rate "settlement" prices provided by the broker. All of these prices typically are not available until midnight ET or shortly thereafter.

Once the system receives these prices, it uses them to calculate your end-of-day MarketPlus Balance, which is reported in your monthly statement and which the trustee uses in carrying out its credit-support responsibilities.

If, during the Trading Day, we implement an Asset Position for an Asset denominated in other than US$, and:
1.	Its previous Asset Position was not zero; and,
2.	At the end of that Trading Day, the broker's settlement exchange rate for the Asset's currency differs from the exchange rate we used in calculating the Asset's Indexed Gain/Loss;

then, we adjust the Indexed Gain/Loss to reflect the settlement exchange rate and adjust your Cash Allocation to reflect the difference, either positive or negative, which could result in a negative Cash Allocation. If, for any reason, we are unable to obtain the required broker's settlement exchange rate, then an Implementation Halt will be in effect for your contract until we receive the settlement exchange rate.

Investments, Redemptions, and Terminations

You use the website to initiate an additional investment, to redeem funds, and to terminate your contract and redeem the final MarketPlus Balance.

Additional Investments

You may make additional investments into your MarketPlus contract at any time and in any amount. We have no minimum additional investment amount, but your adviser, if you have one, may impose a minimum on additional investments. To make an additional investment, you use the website to notify the trustee of the amount and the date on which you will wire the funds.

At the end of the Business Day following the day on which the trustee receives good funds from you, we will credit it to your Cash Balance and notify you of the first Reset Time at which you can make an Allocation Request that includes your additional investment. A Business Day is a day when the trustee's main office is open for business. If the trustee or we determine that the funds are not acceptable, we return them without interest and minus a wire charge of $20 to your Designated Account, which is the US bank, brokerage, or trust account, or accounts, that you specify in your MarketPlus application or in a subsequent notification—and, in each case, which we must approve—as the account(s) from which you will wire investments and to which to the trustee will wire funds that you redeem from your contract. A copy of the MarketPlus application is attached as Appendix B.

The reasons why the trustee might reject an additional investment include: (1) the funds were wired from a source other than your Designated Account; (2) the funds were not in US dollars; or (3) the amount received differs from the amount you entered on the investment notice form on the website. In any case, you will have an opportunity to rectify the situation.

Redemptions

To redeem funds from your contract, use the website to direct the system to deduct the amount you specify from your Cash Balance and to instruct us to wire the funds to your Designated Account. You must have a Cash Balance at least equal to the amount to be redeemed. The system will not allow you to redeem an amount that would result in a negative Cash Balance or that would reduce your MarketPlus Balance to an amount less than our minimum investment. In effecting the redemption, the system first reduces any Cash Indexed Gain/Loss and then reduces the Cash Allocation.

Except during the existence of a "shortfall" which, as described later in our discussion of our credit support arrangement, could give rise to an "event of default," the trustee wires each redemption, less a wire charge of $20, to your Designated Account no later than the second Business Day following the day we receive your request.

If a third party were somehow to gain access to your user number and password and make an unauthorized redemption request, we would send the redemption amount to your Designated Account. Your Designated Account information is highly secure and cannot be changed online.

Moving Funds Between Contracts

You may use the website to move some or all of the Cash Balance from one contract to another contract under the same user number. When you request this action, we redeem funds from the "donor" contract in accordance with the redemption procedure and invest them in the "recipient" contract at the next Reset Time, at which time the moved funds will be included in any Allocation Request submitted for the recipient contract.

Funds cannot be moved if either the donor or recipient contract has a pending Allocation Request.

Termination

To terminate your contract and redeem your MarketPlus Balance in full, use the website to implement a termination request. Upon receiving the request, the system automatically submits a 100% Cash Allocation for implementation at the next Reset Time. We terminate your contract once the 100% Cash Allocation is completed, which could take several days if a serial implementation is required.

We will terminate your contract and so notify you if, at any Cutoff, your MarketPlus Balance is negative. You may subsequently invest in a new MarketPlus contract with no liability for the previous contract's negative value.

We also may terminate your contract at our sole discretion upon notice to you and the trustee. Example reasons why we would terminate your contract include our or CSC's being informed that the contract is no longer a suitable investment for you, or that you are the subject of a bankruptcy event, or your changing your Designated Account to one that is not legally acceptable. Before effecting such termination, unless we are limited for legal or regulatory reasons, you will have 10 Business Days in which to rectify the problem. If you don't do so, we will terminate your contract at the first Reset Time after the tenth Business Day.

Once your contract is terminated, we will wire your final MarketPlus Balance, less a wire charge of $20, to your

Designated Account no later than the following Business Day. If you initiated the termination and so request, your user identification number and contract number will be retained for up to six months for your future use.

Designating an Adviser or Agent

A registered investment adviser who wishes to manage MarketPlus contracts for clients must first complete and submit the on-line MarketPlus adviser application. If we determine that the adviser is a "qualified adviser" according to the suitability standards listed on page three, we will give the adviser a user number and password for accessing the website.

Using a form available on the website, you may designate a qualified registered investment adviser that we have accepted to act as your attorney-in-fact to submit Allocation Requests and generally to take actions concerning your contract that you would otherwise be entitled to take, except for designating a Designated Account.

If you appoint such an adviser, you acknowledge that we have no duty to monitor the adviser's Allocation Requests, and you agree that neither the trustee nor we have any liability as a result of executing instructions given by the adviser.

Your adviser may redeem funds from your contract for periodic advisory fees. The adviser initiates a fee redemption by completing a request form on the website, which notifies you and us of the request and automatically redeems the fee amount from your Cash Balance.

The MarketPlus system will not allow an adviser to complete the fee redemption for any client if:
1.	Doing so would cause the client's Cash Balance to become negative by an amount greater than 5% of the MarketPlus Balance; or,
2.	An Allocation Request is pending for the client's contract.

Upon receiving the adviser's fee redemption request, we wire the amount requested, less a wire-transfer fee of $20, to the adviser's Designated Account. If, as a result of the advisory fee payment, your Cash Asset has a negative balance, the negative balance will increase absolutely at the daily equivalent of the Short-Term Rate.

Alternatively, you may instruct us to accrue your adviser's fee as a "trailer fee" within the system. If you do so, the system would accrue the fee daily just as it does for our MarketPlus fees and automatically deduct it from your MarketPlus Balance, pay it to your adviser on whatever time schedule you specify, and notify you by email of the completed payment.

    We have no duty to calculate or verify the amount of the advisory fee.

You and your adviser also can use the website to designate one or more "agents" that you want to have access to your contract's monthly statements, performance, and Allocation Request records (as described in the following section). If you own more than one contract, you can specify which of your agents you want to have access to each contract's information.

You and your agent are responsible for keeping current the agent's personal information as entered in the system. The system will not send your agents copies of our emails to you; you are responsible for forwarding any email that you want your agents to see.

Confirmations; Monthly Statements

We promptly send you and your adviser, if you have one, email confirmations of investments into your contract, redemptions, and terminations. We also send you, or your adviser, if you are using one to manage your MarketPlus contract, an email confirmation of every Allocation Request implementation, and CSC will deliver electronically a hyperlink to a current prospectus.

Monthly statements of activity in your contract for each month since its inception are available on the website. The statement for the current month will display the activity from the beginning of the month through the end of the previous day.

All Allocation Requests are retained in magnetic storage and are available on the website for you, your advisers, and your designated agents to view or download. Each Allocation Request listed in the monthly statement is "hyperlinked" to open a window on the website that displays the details of the Allocation Request as implemented, i.e., Assets selected and each Asset's percent allocation, dollar amount, Multiple, and Asset Price. We will deliver electronically a hyperlink to a current prospectus anytime we implement an Allocation Request where you have an Indexed Gain.

In your MarketPlus application, you will be required to agree to accept electronic delivery of this prospectus and all confirmations. You also will be required to acknowledge and agree that your monthly statements of activity will be available only electronically from your MarketPlus website.

Limitation of Our Liability

We undertake to perform only such duties as are specifically set out in this prospectus, and no implied covenants or obligations, fiduciary or otherwise, are to be read into this prospectus against us.

In the absence of bad faith, we are protected in acting or refraining from acting on any communication or document reasonably believed by us to be genuine and correct and to have been signed or sent by the proper person or persons.

Lastly we are not bound to recognize anyone as an investor who is not the registered investor, or the adviser of such investor, as shown in our books and records.

System Halts and Non-Implementation of Allocation Requests

A System Halt will be in effect if, due to an event beyond our control, we are unable to calculate or execute our Hedging Trade. Such events include, but are not limited to, acts of God, disruption of essential services at the broker or the financial-information provider, or the breakdown or failure of computer systems or our Internet access.

    Additionally, a System Halt will be in effect if, with respect to our Hedging Trade or effecting a roll:

1. Validity checks the System performs in determining the Hedging Trade and after implementing one or more Allocation Requests fail. For example, for each Asset, the system compares the sum of all investors' Asset Units to the amount we have hedged in our Brokerage Account. If the difference is more than one-half a futures contract, including a mini-contract, the validity check fails;

2. We fail to receive from the broker by 6:30 p.m. ET the settlement foreign exchange rates for that day's hedging activity;

3. We fail to receive from the broker by 1:30 a.m. ET the broker's futures-settlement price file, which contains the closing futures prices the broker used to mark our account to market; or,

4. One or more broker's futures-settlement prices differs by more than 0.75% from the closing price provided by our financial information provider.

We will not implement Allocation Requests while a System Halt is in effect. We notify by email the party responsible for submitting Allocation Requests when a System Halt is in effect and when it ends.

If, for legal or regulatory reasons, we are unable to continue to hold a hedging position executed in a prior Hedging Trade for one or more Assets, we will reimplement all last Allocation Requests involving the affected Asset with a zero Asset Allocation for the Asset and notify you of this implementation. You will incur a Reset Fee when we effect this allocation implementation.

Subsequent Hedging Trade Corrections

A futures exchange could cancel all or any portion of a Hedging Trade that was previously reported to us as executed, referred to as a "busted trade." A busted trade in a futures contract occurs when the futures exchange at which the trade was executed determines that trades may have occurred at unrepresentative prices.

If the cancellation would have resulted in a partial implementation of an Asset Allocation, we will make appropriate adjustments to your contract to correct for the cancellation. We will not, however, make any adjustments to your contract that would be inconsistent with the rights you would have if you were dealing directly with our broker. In other words, any adjustment we make to your MarketPlus Balance will be no more nor less on a percentage basis than that which the broker applied to us.

Notifications

Unless otherwise specified in the MarketPlus Agreement, you must email any notice, request, or demand to us at:
mplusadmin@finnovative.net

or to such other email address as we may designate. In most situations, send questions or suggestions you have regarding one of our emails by "Reply" to that email.

In communicating with you, we use the email address that you designated in your MarketPlus application or by subsequent change in your data file.

Investors, advisers, and agents are responsible for keeping their personal data current. The website provides access to this information, which can be updated as required.

Confidentiality

We will take reasonable precautions to protect the confidentiality of your Allocation Requests, subject to any statutory, regulatory, or judicial request or order to disclose such information. We reserve the right, however, to publish the historical results of the contracts in an aggregate format or in any other format that protects the confidentiality of your Allocation Request decisions.

No employee or officer of Finnovative or of MCC will use your Allocation Requests to establish Asset Positions for any other contract or for any other commercial purpose without your or your adviser's prior written consent.

Restrictions on Transfer

Neither your contract nor any interest in it may be sold, transferred, assigned, pledged, or otherwise hypothecated or disposed of except by redemptions or termination. No person or entity will be an investor in a MarketPlus contract until they have been approved in accordance with the MarketPlus Agreement.

If we receive valid notice of an investor's death, incapacity, dissolution, or termination, or the divorce of a married couple holding a contract as community property, tenants in common, or joint tenants, we will implement a 100% Cash Allocation in the investor's contract or contracts at the next Reset Time.

THE CREDIT SUPPORT ARRANGEMENT

You do not acquire any direct or undivided interest in any Asset to which you index your MarketPlus contract or in any of the government securities or other assets in which we place the funds that you invest. To realize the value of your contract, you must rely on our ability to pay redemptions when requested. Our ability to do so is supported by the following arrangements.

The Trustee and the Trust Agreement

We have appointed Butterfield Trust (Bermuda) Limited to act as trustee for the benefit of all MarketPlus investors. Butterfield Trust has acted as trustee for Invesdex's MarketPlus investors since Invesdex launched MarketPlus in 2001 and is experienced in carrying out the MarketPlus trustee's responsibilities. We describe the role of the trustee below, but for detailed provisions, including limitations on the trustee's liability, you should read the MarketPlus Trust Agreement (the "trust agreement"), attached as Appendix C.

The Trust Account

You will send all funds for the purchase of contracts and for additional investments to the trustee. The trustee will hold the majority of those funds in a Trust Account for the benefit of the investors. The Trust Account will be held in the trustee's name at the trustee's office, and assets in the account will be invested only in cash, short-term US Treasury obligations, and shares of Butterfield Asset Management U.S. Dollar B Class Money Market Fund or, if necessary, shares of another money market fund with an Standard & Poor's rating of "AAAm," collectively, the "permitted investments."

Security Interest in the Brokerage Account

The trustee transfers a portion, approximately 15%, but possibly more, of proceeds from your investment to a brokerage account in our name at our clearing broker. This account will contain only cash and the futures positions that constitute our Hedging Trades. We have granted the trustee for the benefit of MarketPlus investors a continuing security interest in all of our assets, including the brokerage account and all assets in it. Collectively, the trust account and the brokerage account are termed the Hedging Accounts.

The trustee must receive, before transfer of any funds to the brokerage account, an acknowledgement from the broker that all assets in the brokerage account are to be held subject to the trustee's lien for the benefit of investors, subordinate only to customary clearing and broker's liens for commissions and costs directly related to transactions in the brokerage account. The trustee has no obligation to take any other action with respect to the perfection of its security interests. We will file appropriate UCC financing statements and will take whatever other reasonable steps may be necessary to perfect the trustee's lien.

Reserve Funds

Under the terms of the trust agreement, we will deposit and maintain approximately $100,000 in the Trust Account. These funds will be invested in permitted investments.

These funds are intended to provide a safeguard against the potential consequences of our being out of hedge with respect to the net aggregate Asset Positions of MarketPlus investors. Because the broker can only buy or sell Primary Contracts in integer quantities, our computer system rounds the number of contracts we order the broker to trade to the nearest whole contract. Thus, if the system determines that our required hedge in an asset is to buy 20.6 contracts, the system will place an order to buy 21 contracts. In this example, we would be out of hedge by 0.4 contracts long. If the order were to buy 20.4 contracts, we would buy 20 and be out of hedge 0.4 contracts short.

The most, then, that we can be out of hedge in an asset is 0.5 contract. Thus, the worst case is to be out of hedge 0.5 contract, including 0.5 of a mini-contract, in each of the assets to which MarketPlus investors have established Asset Positions. It is possible that, as a result of our being out of hedge, we could experience losses in our brokerage account that would, as described below, trigger a "shortfall," that is a situation where at the end of a day, the value of the funds in our Hedging Accounts was less than our aggregate liability to MarketPlus investors.

The purpose of the reserve funds is to prevent such hedging "noise" from causing a shortfall.

The Trustee's Role

As noted above, the trustee will hold, for the benefit of the investors, the Trust Account and a security interest in the brokerage account. In addition, we have granted the trustee a security interest in the proceeds of any agreements to which we are a party and any other debts, claims, or other moneys that may be paid or payable to us.

Your investments in and redemptions from your contract flow through the trustee. The trustee will transfer funds from the Trust Account to the brokerage account and will accept into the Trust Account any excess funds that the broker may transfer from the brokerage account. The trustee will invest funds in the Hedging Accounts only in permitted investments. The trustee will not be liable for any loss from such investments or from their sale or liquidation. When you initiate a redemption using the MarketPlus system, the trustee will, except during the existence of a "shortfall," as described below, withdraw the amount of the redemption from the Trust Account and wire it, less the trustee's wire fee of $20, to your Designated Account no later than the next Business Day.

At the end of each Business Day, the trustee will obtain the market value of (1) the Trust Account from the trustee's systems, (2) the brokerage account, from the broker and (3) the sum of the MarketPlus Balances of all investors, as well as the value of any pending redemptions not yet transferred from the Trust Account or the brokerage account, from the MarketPlus system.

Based on these data, the trustee will determine the monthly payments owed to Finnovative, as described below, and will determine whether a shortfall, as described below and as defined further in the trust agreement, has occurred. For purposes of the trustee's computations, the value of futures contracts in the brokerage account and used in computing the MarketPlus Balances will be based on the settlement prices of those contracts on the applicable day.

Payments to Finnovative

By the tenth Business Day of each month, the trustee will pay to Finnovative the amount, if any, by which the values of the Hedging Accounts exceed the sum of the MarketPlus Balances of all investors and accrued fees owed the sales agent, both as of the last calendar day of the preceding month. For purposes of the trustee's monthly computations, the value of the Hedging Accounts will include, in addition to the market values reported in the statements for the last day of the preceding month, any additional accrued interest on those accounts for that preceding month.

Shortfall and Event of Default

A "shortfall" will exist if the trustee determines that at the end of any day the value of the Hedging Accounts is less than the sum of the MarketPlus Balances of all investors.

Following the trustee's determining that a shortfall has occurred, the trustee will:

1.	Immediately notify us that a shortfall exists; and
2.	Not accept any initial investments or additional investments or transfer any redemptions to investors until the shortfall has been cured.

An "event of default" will exist if we do not cure a shortfall within three Business Days following the trustee's notifying us of the shortfall. If an event of default occurs, the trustee will immediately:

1.

Notify us, our broker, and all MarketPlus investors and their advisers that an event of default has occurred and continue to not accept any initial investments or additional investments or to transfer any redemptions to investors; and

2.	Terminate all the contracts, not allowing investors to phase out of their Asset Positions;
3.	Enforce the trustee's security interest in the Hedging Accounts and all the assets therein;
4.	Instruct the broker to liquidate the Brokerage Account and pay the amount realized to the trustee;
5.

Determine the MarketPlus Balance of each investor based on the books and records of the issuer and notify each investor of that value and of the action the trustee has taken. If appropriate, the trustee may also enforce the security interest on the proceeds of any claims or other assets that we may have.

The trustee will apply the funds realized first to reimburse all fees and expenses owing to the trustee and second to pay each investor its MarketPlus Balance on a pro rata basis.

FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and redemption of a MarketPlus contract is based on the advice of our tax counsel,[insert name]. It does not address the federal income tax consequences that may apply to all categories of investors, some of which—such as dealers in securities or commodities, banks, thrift institutions, or investors owning a MarketPlus contract as part of an integrated investment position, including a "straddle," consisting of the security and one or more other positions—may be subject to special rules. The statutes, regulations, rulings, and decisions on which this discussion is based are subject to change or differing interpretations. No statutory, administrative, or judicial authority directly addresses the US federal income tax characterization of the MarketPlus contract or instruments with terms that are substantially the same as the contract.

As a result, significant aspects of the US federal income tax consequences of an investment in the contract are not certain. No assurance can be given that the Internal Revenue Service will agree with the conclusions expressed here. This discussion assumes that you hold the contract as a capital asset. You should consult your own tax advisor in determining the federal, state, local, and any other tax consequences to you of the purchase, ownership, and redemption of a MarketPlus contract.

Taxation of the MarketPlus Contract

The economic return on your contract is based on the results of the indexing that you select. There is, therefore, no assurance that your entire investment will be repaid. Accordingly, except as provided below, the contracts should not be characterized as debt obligations for federal income tax purposes and instead should be treated as cash-settled forward contracts.

Under this approach, Indexed Gain/Loss from Asset Positions (i.e., from Allocations other than Cash Allocations) should be capital gain or loss, including the cumulative daily Short-Term Rate component of Indexed Gain/Loss. This treatment is based on the fact that the economic return on Asset Positions closely approximates the return on the commodity or financial index underlying each futures contract that is available as an Asset, and these underlying commodities or indexes would be capital assets if you were to invest in them directly. Long-term capital gain treatment should be available if the applicable holding period exceeds one year. The contract should not be subject to the mark-to-market requirements or other special rules applicable to regulated futures and other enumerated contracts and options under section 1256 of the Internal Revenue Code (the "Code").

To the extent that your contract has a Cash Allocation, that portion should be treated as a debt obligation for federal income tax purposes for the duration of the Cash Allocation. Any Indexed Gain from Cash Allocations, net of Indexing Fee, should be interest income to you. We will report to you and the IRS based on that characterization. This interest income should be taxable as ordinary income, deemed paid when credited to your contract. This characterization may result in recognizing interest as ordinary income despite an overall loss from an investment in the contract.

Tax counsel has advised that the IRS would probably regard each closing move (i.e., each decrease in Asset Units) as a disposition causing recognition of capital gain or loss. Its reasons for this conclusion are as follows.

Section 1001(c) of the Code sets forth the general rule that the entire amount of gain or loss "on the sale or exchange of property shall be recognized." Section 1001(a), on computation of gain or loss, speaks in terms of "the sale or other disposition of property." The IRS has set forth its interpretation of Section 1001 in a series of regulations. Regulation 1.1001-1(a) states that "the gain or loss realized from the conversion of property into cash, or from the exchange of property for other property differing materially either in kind or in extent, is treated as income or as loss." Regulation 1.1001–3 provides rules for determining whether a modification of the terms of an instrument that is a debt instrument for tax purposes results in an exchange for purposes of Regulation 1.1001-1(a). Subsection 1.1001–3(c)(1)(ii) provides for non-recognition of gain or loss in cases of alterations of a legal right or obligation that occur by operation of the terms of such a debt instrument, including alterations that occur automatically and those that occur as a result of the exercise of an option provided to an issuer or a holder to change a term of the debt instrument. Outside of the area of debt instruments, however, there are few authorities addressing the question of when the modification of a financial instrument causes recognition of gain or loss. Because tax counsel believes that the MarketPlus contract is not a debt instrument for tax purposes, and because Regulation 1.1002–1(b) states that the exceptions from the general rule requiring recognition of all gains and losses are strictly construed, tax counsel believes that the IRS would probably regard closing moves within a MarketPlus contract as an exchange or other disposition of property giving rise to recognition of gain or loss.

In a test case, the courts might well apply the logic underlying Subsection 1.1001–3(c)(1)(ii) of the regulations to instruments that are not debt instruments for tax purposes and hold that recognition of gain or loss from indexing should occur only upon termination of the contract, or upon a partial redemption, in which case gain or loss would be recognized pro rata. Consequently, you might, after consultation with your own tax advisers, decide to treat changes in your Asset Positions as not giving rise to recognition of gain or loss until the time of a redemption. We intend to report to the IRS only the gross proceeds whenever you redeem funds from your contract.

Because of the absence of authority as to the proper characterization of the contract, no assurance can be given that the IRS will accept or that a court will uphold the characterization and tax treatment described above. It is possible that the Short-Term Rate earned on Asset Positions could be considered to be interest income.

Possible Alternative Characterization — Contingent Debt

It is possible that the IRS may argue that the contract should be classified as a debt instrument rather than a cash-settled forward contract for federal income tax purposes. If the contract were classified as a debt obligation, it would be subject to the tax rules governing contingent payment debt obligations. Under those rules, you would be required to include in income each year an accrual of interest on the contract, based on a hypothetical borrowing rate for the issuer determined as of the date the contract is issued (the "comparable yield"), with an adjustment at the termination of the contract for any difference between the amount paid on the contract and a hypothetical payment that would produce the comparable yield.

Under these rules, any gain that you realize on redemption or termination of the contract would be treated as ordinary interest income. Any such loss would be treated as ordinary loss, to the extent of your interest income with respect to the contract. Any loss realized in excess of such amount would in general be treated as a capital loss.

Conversion Transactions

Investors who enter into hedging transactions or offsetting positions with respect to the contract may be required to recognize ordinary income rather than capital gain. Such investors should consult their tax advisors regarding the applicability of section 1258 of the Code and other tax rules to an investment in the contract.

Treatment Not as Equity

We believe that, while the issue is not free from doubt, a MarketPlus contract will not be treated as an equity interest in the issuer and the issuer will be taxed as a partnership for federal income tax purposes. If the contract were treated as an equity interest in the issuer, the issuer could be treated as a corporation subject to federal corporate income tax on taxable income determined without a deduction for certain amounts paid to the investors. The issuer being taxed as a corporation could result in an event of default under the MarketPlus Trust Agreement. Under the terms of the MarketPlus Agreement, the issuer and the investors agree not to treat the contract as an equity interest in the issuer for federal income tax purposes.

Treatment of Fees

The Indexing and Reset Fees should reduce Indexed Gain/Loss from Asset Positions. The tax law relating to the treatment of these fees is unclear, however, and the IRS may require a different tax treatment. For example, for an individual taxpayer it is possible that you could be required to treat these fees as miscellaneous deductions, which are deductible only if you file Schedule A of Form 1040 and then only to the extent that your total miscellaneous deductions exceed 2% of your adjusted gross income. You should consult your own tax advisor as to the tax treatment of the Indexing and Reset Fees.

Treatment of Tax-Exempt Investors

A tax-exempt investor should receive capital gains and any interest income free of unrelated business income tax. If, however, a tax-exempt investor were to borrow from a third party to finance its MarketPlus investment, income or gain associated with the portion of the contract so financed would be subject to tax.

Backup Withholding

Certain distributions made on a contract may be subject to a "backup" withholding tax on "reportable payments" (including interest income on Cash Allocations) unless, in general, you comply with certain reporting or certification requirements or are an exempt recipient under applicable provisions of the Code. Any amounts so withheld from distributions on the contract would be refunded by the IRS or allowed as a credit against your federal income tax.

Information Reporting

Reports will be made as required to the IRS and to investors that are not exempt from the reporting requirements.

ERISA CONSIDERATIONS

Subject to the following discussion, employee benefit plans covered by ERISA and/or section 4975 of the Code or individual retirement accounts under section 408 of the Code (sometimes known as "IRAs"), such plans and IRAs being hereinafter referred to as "Plans" may invest in the contracts. Plan fiduciaries considering such an investment should be aware that the assets of such Plans are required to be held in trust and that persons who exercise discretionary authority or control over Plan assets, or provide advice for a fee with respect to such assets, ordinarily will be treated as fiduciaries under ERISA and subject to the prudence, diversification, prohibited transaction, and other standards set forth in ERISA and the Code. Any such person should also be aware of the risk that additional ERISA or Code prohibited transaction questions and fiduciary responsibility issues may arise if our underlying assets are determined to constitute "plan assets" of investing Plans.

ERISA does not define the term "plan assets". The U.S. Department of Labor ("DOL"), however, has adopted a regulation (29 C.F.R. 2510.3—101, 51 Fed. Reg. 41262, November 13, 1986) (the "Regulation") that would generally treat the assets of certain entities in which Plans invest, perhaps including our assets, as plan assets. Under the DOL Regulation, when a Plan invests in certain equity interests in certain entities its assets are considered to include an undivided interest in each of the underlying assets of the entity for purposes of the reporting, disclosure, prohibited transaction, and fiduciary responsibility provisions of ERISA and the Code. The Regulation sets forth certain general exceptions to the foregoing treatment, including exceptions for Plan investments in publicly offered securities, in equity interests in operating companies, or in equity interests in entities in which there is not "significant investment" by Plans.

If our assets were considered plan assets, then our officers and members or directors and would be ERISA fiduciaries of investing Plans, and certain of our affiliates would become "parties in interest" under ERISA, or "disqualified persons" under section 4975 of the Code, with respect to the investing Plans, with the result that our hedging activity, as well as other transactions, might be considered to constitute prohibited transactions if such transactions were with persons who are parties in interest to the Plans that own contracts. Additionally, individual investment in contracts by persons who are fiduciaries or parties-in-interest to a Plan that owns contracts might be deemed to constitute prohibited transactions under such circumstances.

Counsel has advised us that, while the issue is not free from doubt, the assets of investing Plans should not be deemed to include our assets under the DOL Regulation. This conclusion is based upon an analysis that the contracts do not constitute equity interests in MarketPlus Capital Company LLC for purposes of the DOL Regulation, in part because the contracts are a form of fixed direct obligation, rather than an ownership interest in our assets, and in part because the amounts payable, or credited, to Plan investors in the contracts are not affected in any manner by the investment performance of our assets, except as such investment performance may affect credit risk. Since certain factors affecting the treatment of the contracts could change, future changes in facts could cause the contracts to be deemed equity interests in MarketPlus Capital Company LLC. Accordingly, trustees or other fiduciaries of Plans considering an investment in the contracts should consult with their own counsel concerning all applicable legal implications of such an investment, especially the possibility of our assets being deemed assets of investing Plans.

Plan trustees and other fiduciaries of Plans should consider not only the implications of our assets possibly being  considered Plan assets, but also of their own actions being governed by the fiduciary responsibility provisions of ERISA. Generally, fiduciaries of a Plan covered by ERISA are required to discharge their duties, among other things (1) for the exclusive purpose of providing benefits to participants and their beneficiaries, (2) with the same standard of care that would be exercised by a prudent man acting under similar circumstances, (3) by diversifying the investments of the Plan, unless it is clearly prudent not to do so, and (4) in accordance with the instrument governing the Plan.

In addition, fiduciaries may not cause a Plan to engage in certain prohibited transactions. Under ERISA, a fiduciary is liable for any loss resulting from a breach of its fiduciary duty and, under certain circumstances, may be held liable for breaches by co-fiduciaries. Penalties also are imposed on any fiduciary who himself has engaged in a prohibited transaction. Before investing in the contracts, trustees and other fiduciaries of Plans also should carefully consider whether the contracts may be too speculative or too illiquid an investment for a particular Plan, the current return on the Plan's total portfolio relative to the anticipated cash needs and the funding objectives of the Plan, the diversification of the Plan's assets, and the fees payable to us.

Certain of our affiliates might be considered parties in interest or disqualified persons with respect to a Plan, by reason of relationships either they or certain of their affiliates may have with the Plan extraneous to the investment in the contracts. Special caution ought to be exercised before a Plan invests in the contracts in such circumstances. By investing in a contract, each investor represents and warrants that either (1) the investor is not, and is not purchasing the contract on behalf of, (a) an "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code, or (c) an entity deemed to hold plan assets by reason of the investment in such entity by any such employee benefit plan or plan; or (2) the purchase and holding of the contract by the investor will not result in any nonexempt prohibited transaction under section 406(a) of ERISA or section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

Due to the complexity of the foregoing rules, and the risk that certain penalties may be imposed under ERISA and the Code, for example upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their own counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of the contracts.

THE OFFERING

Minimum Subscription

No minimum subscription amount of contracts must be sold for the offering to be effective. The contracts will be sold in a continuous offering subject only to minimum investments per contract purchase. The minimum initial investment per investor is $250,000, or $50,000 if a qualified adviser manages the investment. The purchase of contracts involves certain risks and is suitable only for persons of adequate means or experience. (See "Investor Suitability Standards" and "Risk Factors.")

Sale and Initiation

You offer to purchase a MarketPlus contract by completing and submitting the online application and forwarding any other required documents. Our broker-dealer, CSC, the exclusive sales agent for the offering, notifies you upon receipt of your application and supporting documents and tells you if it requires additional information or documents. You have 20 days to comply with such a request; otherwise the sales agent will reject your application.

Finnovative pays CSC an initial and an ongoing fee for acting as our sales agent. The initial fee is 0.30% of MarketPlus sales, which is paid in 12 equal installments over the subsequent 12 months following an investment or for the number of months that an investment remains in MarketPlus, whichever is less. Following the first 12 months of an investment, Finnovative pays CSC an ongoing monthly trailer fee equal to 0.0001% (1 basis point) on the amount invested.

Once our sales agent has all the information and documents it needs, it will email you this prospectus. You will be required to acknowledge its receipt before our sales agent will continue to process your application.

You represent that the information that you provide us is accurate, and you acknowledge and agree that the sales agent and we can rely on this information in carrying out our obligations.

If the sales agent approves your application, we send you an approval notice by email containing:

• Your name as it will appear in our records and those of the trustee;

• Your unique MarketPlus user number;

• Your initial MarketPlus contract number; and

• Instructions for making the initial investment.

We record your identity in electronic form on a register in the MarketPlus computer system. The person so registered is the person that we treat as the investor.

In a separate email, we send your password for access to our private MarketPlus website and the unlisted phone number to the website's interactive-voice-response ("IVR") system, which can be used to access the website if you are unable to gain access by computer.

You have 30 days from the day that your application is approved to make your initial investment. To do so, you:
1.	Complete an investment notice form on the website (the system takes you directly to this form the first time you access your new contract), the receipt of which we will acknowledge by email; and,
2.	Instruct your bank to wire the funds according to the instructions on the form.

If we do not receive the initial investment within 30 days, we have the right to terminate your approval notice and access to the system. If we do so, we will notify you.

As soon as practicable after we receive your initial investment, the trustee or we will determine whether the funds are acceptable. If so, we will do the following at the end of the Business Day following the Business Day on which we accept the investment:

1.	Credit your initial investment to your contract, automatically allocating it to Cash, and,
2.	Send you a notice telling you that we have accepted your initial investment and when you can begin managing your contract.

If we or the trustee determine in our sole discretion that the funds are not acceptable for investment, we return them without interest and minus a wire transfer fee of $20 to your Designated Account. Reasons why the trustee or we might reject your initial investment are the same as why an additional investment might be rejected.

Upon our acceptance of the initial investment, we issue a MarketPlus contract subject to the terms in the MarketPlus Agreement. You become an investor at that time. MarketPlus contracts are issued in book-entry form, registered in the MarketPlus system. The investor is the person registered as such in the MarketPlus system.

Persons agreeing to purchase contracts, as evidenced by payment therefor or by the signature on the application, thereby agree to all the terms and conditions of the contract, are deemed to make all applicable representations and warranties contained in the application, and acknowledge compliance with the applicable investor suitability standards. Investors wishing to appoint an adviser to manage a contract must complete the Power of Attorney portion of the application.

PLAN OF DISTRIBUTION

We have registered $326 million of securities, each priced at $1.00 per unit. CSC offers the securities continuously on a "best efforts" basis in the form of MarketPlus "contracts" with a minimum contract size of 50,000 units. A "best efforts" basis means that CSC is not obligated to purchase any of the securities and is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The sales agent is a Delaware limited liability company and is owned 99% by CSLP and 1% by MMA Financial Services, Inc. and is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of FINRA. The sales agent was first registered as a broker-dealer in 1991. Robert R. Champion and Basil R. Twist, Jr., who are registered securities principals of the sales agent, are co-founders and control persons of CSLP.

In connection with the sale of the securities, Finnovative pays commissions to the sales agent, CSC, and may pay fees for administrative support, pay commissions, or reimburse expenses to other broker-dealers. Purchasers of MarketPlus contracts pay no sales commissions. Finnovative pays the sales agent compensation of 0.30% of the initial investment into a contract and 0.30% of any subsequent investment that occurs within the first twelve months following the initial sale of the contract. Following the first 12 months of an investment, CSC will receive an ongoing monthly trailer fee equal to 0.0001% (1 basis point) on the investment amount. Redemptions from a contract during this twelve-month period are netted against subsequent investments in determining the amount of any additional compensation owed to the sales agent.

Finnovative may indemnify the sales agent and certain other broker-dealers who enter into agreements with the sales agent against certain civil liabilities, including certain liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be afforded to members, officers, or controlling persons of MCC, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Lastly, there is no trading market for these securities, and we do not intend to list them on an exchange or seek approval for their quotation on an automated trading system.

LEGAL MATTERS

The law firm of ___________________________________ has passed on the validity of these securities.

EXPERTS

Financial statements for MarketPlus Capital Company LLC for the period ending December 31, 2007, which are included in this prospectus, have been audited by Elsener & Elsener LLP, independent public accountants, as indicated in their report included herein in reliance upon that firm's authority as experts in accounting and auditing. We also have included an unaudited financial statements for MCC as of September 30, 2008.

A balance sheet for Finnovative, Inc. for the period ending December 31, 2007, which is included in this prospectus, has been audited by Elsener & Elsener LLP, as indicated in their report included herein in reliance upon that firm's authority as experts in accounting and auditing. We also have included an unaudited balance sheet for Finnovative as of September 30, 2008.

ADDITIONAL INFORMATION

MarketPlus Capital Company LLC has filed a registration statement on Form S-1 (the "Registration Statement") with the SEC under the Securities Act of 1933 with respect to the securities offered hereby. For purposes of this offering, the term Registration Statement means the original Registration Statement and any and all amendments.

This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to MarketPlus Capital Company LLC and the MarketPlus securities, your attention is directed to the Registration Statement, exhibits, and schedules, which may be inspected and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549.

You may read and copy any materials we have filed with the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Inasmuch as we have filed electronically with the SEC, you can also obtain reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at its website: http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

MARKETPLUS CAPITAL COMPANY LLC FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007—AUDITED

INDEPENDENT AUDITORÕS REPORT TO MARKETPLUS CAPITAL COMPANY LLC	48

Balance Sheet as of December 31, 2007	49

STATEMENT OF LOSS	50

STATEMENT OF CHANGES IN MEMBERÕS EQUITY	51

STATEMENT OF CASH FLOWS	52

NOTES TO FINANCIAL STATEMENTS	53

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008 —UNAUDITED

INDEPENDENT ACCOUNTANTÕS REPORT TO MARKETPLUS CAPITAL COMPANY LLC	56

Balance Sheet as of September 30, 2008	57

STATEMENT OF LOSS	58

STATEMENT OF CHANGES IN MEMBERÕS EQUITY	58

STATEMENT OF CASH FLOWS	60

NOTES TO FINANCIAL STATEMENTS	61

FINNOVATIVE, INC. CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DECEMBER 31, 2007—AUDITED

Independent Auditor's Report to Finnovative, Inc.	64

Consolidated Balance Sheet as of December 31, 2007	65

NOTES TO CONSOLIDATED BALANCE SHEET.	66

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008 —UNAUDITED

Independent Accountant's Report to Finnovative, Inc.	69

Consolidated Balance Sheet as of September 30, 2008	70

NOTES TO CONSOLIDATED BALANCE SHEET	71

MARKETPLUS CAPITAL COMPANY LLC

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2007

Elsener & Elsener, LLP

CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditor's Report

To the Member

MarketPlus Capital Company LLC

San Francisco, California

We have audited the accompanying balance sheets of MarketPlus Capital Company LLC (a Delaware limited liability company) as of December 31, 2007, and the related statements of loss, changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the U.S. standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MarketPlus Capital Company LLC as of December 31, 2007, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

December 24, 2008

Serving The Bay Area since 1984

Three Harbor Drive, Suite 300, Sausalito, California 94965

Tel: (415) 331-0201 Fax: (415) 331-1941 www.elsenercpa.com

MARKETPLUS CAPITAL COMPANY LLC

Balance Sheet

 December 31, 2007

	ASSETS
CASH		$222

GOODWILL		265
		$487

	LIABILITIES AND MEMBERS' EQUITY
		$ -
LIABILITIES

MEMBERS' EQUITY		467
		$487

See notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Loss

For the Year Ended December 31, 2007

REVENUE	$ -
EXPENSES Bank charges	154
$487
NET LOSS	$(154)

See notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Loss

For the Year Ended December 31, 2007

Total
BALANCE, January 1, 2007	$176
MEMBERS' CONTRIBUTIONS	200
NET LOSS	(154)
RESTATEMENT OF EQUITY (see Note 4)	265
BALANCE, December 31, 2007	$487

See notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Cash Flows

For the Year Ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES Net loss	$(154)
CASH FLOWS FROM INVESTING ACTIVITIES	200
CASH FLOWS FROM FINANCING ACTIVITIES Cash contributed by members	46
NET CASH INCREASE	176
CASH, December 31, 2007	$ 222

See notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

NOTES TO FINANCIAL STATEMENTS FOR THE

YEAR ENDED DECEMBER 31, 2007

NOTE 1 - DESCRIPTION OF BUSINESS

MarketPlus Capital Company LLC (the "Company") is a Delaware limited liability company formed on September 16, 1994 as a bankruptcy-remote, single-purpose entity to issue the MarketPlus security in a continuous public offering. Originally formed under the name Champion Capital Company LLC, its name was formally changed in April of 2003. Since inception, the Company has been in a dormant status and has not as yet engaged in the business of offering the MarketPlus security.

The Company is wholly owned by Finnovative, Inc., its parent company and managing member.

The MarketPlus security is a commodity-indexed hybrid security designed for investors seeking to implement asset allocation and market-timing strategies involving a variety of asset classes and employing both positively and negatively indexed positions. At all times, the securities are 100% supported by cash and "cash equivalents," specifically short-term US Treasury obligations, and investments in a money market fund rated AAAm by Standard & Poor's.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its records on the accrual basis of accounting.

The value of the Company's security assets is marked to market daily reflecting immediately any expenses that it has incurred along with any gains or losses realized in its brokerage account. The value of the Company's liability, which is the balance that it owes to all investors in the MarketPlus securities, also is marked to market daily, thus reflecting the daily accrual of fees owed to the Company and the gains or losses on indexing of the MarketPlus securities.

The excess of the Company's assets over its liabilities at any time is the profit that the Company has earned. At the end of each month, the MarketPlus trustee pays the profit to Finnovative, Inc. in return for its services in operating the MarketPlus computer system and administering the securities, as described in Note 3 below.

An income tax provision is not included in the financial statements since the income or loss of the Company, which is treated as a partnership for income tax reporting purposes, is required to be reported by the managing member on its respective income tax returns.

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of con-

tingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

NOTE 3 - AGREEMENTS WITH RELATED PARTIES

The MarketPlus securities are to be offered on a "best efforts" basis exclusively through Champion Securities Company LLC ("CSC"). CSC is a Delaware limited liability company and is owned 99% by Champion Securities, a limited partnership, and 1% by MMA Financial Services, Inc., CSLP's general partner. CSC is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of FINRA. The Company's managing member, Finnovative, will pay CSC's selling agent fees.

As part of the joint venture agreement between CSLP and Finnovative whereby Finnovative acquired the Company, as soon as the Company's SEC registration statement is effective, CSLP will grant a license to the Company for the exclusive MarketPlus marketing rights in the US and the right to use CSLP's patented computer technology as well as certain service marks and copyrighted materials.

The Company will enter into a service agreement with its parent, Finnovative Inc., whereby Finnovative will provide the administration and system-operating support of the MarketPlus security. In return, Finnovative will be paid a fee as described in Note 2.

Under this agreement, the Company will incur no liability if Finnovative's costs in any month exceed the amount of the fee it receives from the Company. Finnovative will pay the shortfall, if any, from its working capital.

The Company has entered into an agreement with CSLP whereby, until the completion of new financing by Finnovative in 2009, CSLP will pay, as a contribution to the Company's capital, the taxes, fees, and expenses of the Company related to maintaining its good standing as an entity in Delaware and any other required States, the preparation of its financial statements, and all other related miscellaneous expenses. The Company has no obligation to repay these contributions.

NOTE 4 – ACQUISITION BY NEW PARENT

On December 5, 2007, the Company was acquired by Finnovative, Inc., and now operates as a wholly owned subsidiary. In conjunction with its acquisition, the Company recognized $265 of Goodwill and similarly restated its Equity by $265.

MARKETPLUS CAPITAL COMPANY LLC

FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD

ENDED SEPTEMBER 30, 2008

Independent Auditor's Report

To the Managing Member

MarketPlus Capital Company LLC

San Francisco, California

We have reviewed the accompanying balance sheet of MarketPlus Capital Company LLC as of September 30, 2008 and the related statements of loss, changes in members' equity, and cash flows for the nine month period then ended. These interim financial statements are the responsibility of the management of MarketPlus Capital Company LLC.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Elsener & Elsener, LLP

December 24, 2008

MARKETPLUS CAPITAL COMPANY LLC

Balance Sheet

September 30, 2008

ASSETS

CASH	$105

GOODWILL	265

$370

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES	$-

MEMBERS' EQUITY	370

$370

See Accountant’s report and notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Loss

For the Nine Month Period Ended September 30, 2008

REVENUE	$-

EXPENSES

Bank charges	117

NET LOSS	$(117)

See Accountant’s report and notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Changes in Members' Equity

For the Nine Month Period Ended September 30, 2008

BALANCE, January 1, 2008	$487

NET LOSS	(117)

BALANCE, September 30, 2008	$370

See Accountant’s report and notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

Statement of Cash Flows

For the Nine Month Period Ended September 30, 2008

CASH FLOWS FROM OPERPATING ACTIVITIES
Net loss	$(117)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	-

NET CASH DECREASE	(117)

CASH, January 1, 2008	222

CASH, September 30, 2008	$105

See Accountant’s report and notes to financial statements.

MARKETPLUS CAPITAL COMPANY LLC

NOTES TO FINANCIAL STATEMENTS FOR THE

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2008

NOTE 1 - DESCRIPTION OF BUSINESS

MarketPlus Capital Company LLC (the "Company") is a Delaware limited liability company formed on September 16, 1994 as a bankruptcy-remote, single-purpose entity to issue the MarketPlus security in a continuous public offering. Originally formed under the name Champion Capital Company LLC, its name was formally changed in April of 2003. Since inception, the Company has been in a dormant status and has not as yet engaged in the business of offering the MarketPlus security.

The Company is wholly owned by Finnovative, Inc., its parent company and managing member.

The MarketPlus security is a commodity-indexed hybrid security designed for investors seeking to implement asset allocation and market-timing strategies involving a variety of asset classes and employing both positively and negatively indexed positions. At all times, the securities are 100% supported by cash and "cash equivalents," specifically short-term US Treasury obligations, and investments in a money market fund rated AAAm by Standard & Poor’s.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its records on the accrual basis of accounting.

The value of the Company’s security assets is marked to market daily reflecting immediately any expenses that it has incurred along with any gains or losses realized in its brokerage account. The value of the Company’s liability, which is the balance that it owes to all investors in the MarketPlus securities, also is marked to market daily, thus reflecting the daily accrual of fees owed to the Company and the gains or losses on indexing of the MarketPlus securities.

The excess of the Company’s assets over its liabilities at any time is the profit that the Company has earned. At the end of each month, the MarketPlus trustee pays the profit to Finnovative, Inc. in return for its services in operating the MarketPlus computer system and administering the securities, as described in Note 3 below.

An income tax provision is not included in the financial statements since the income or loss of the Company, which is treated as a partnership for income tax reporting purposes, is required to be reported by the managing member on its respective income tax returns.

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

NOTE 3 - AGREEMENTS WITH RELATED PARTIES

The MarketPlus securities are to be offered on a "best efforts" basis exclusively through Champion Securities Company LLC ("CSC"). CSC is a Delaware limited liability company and is owned 99% by Champion Securities, a limited partnership, and 1% by MMA Financial Services, Inc., CSLP’s general partner. CSC is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of FINRA. The Company’s managing member, Finnovative, will pay CSC’s selling agent fees.

As part of the joint venture agreement between CSLP and Finnovative whereby Finnovative acquired the Company, as soon as the Company’s SEC registration statement is effective, CSLP will grant a license to the Company for the exclusive MarketPlus marketing rights in the US and the right to use CSLP’s patented computer technology as well as certain service marks and copyrighted materials.

The Company will enter into a service agreement with its parent, Finnovative Inc., whereby Finnovative will provide the administration and system-operating support of the MarketPlus security. In return, Finnovative will be paid a fee as described in Note 2.

Under this agreement, the Company will incur no liability if Finnovative’s costs in any month exceed the amount of the fee it receives from the Company. Finnovative will pay the shortfall, if any, from its working capital.

The Company has entered into an agreement with CSLP whereby, until the completion of new financing by Finnovative in 2009, CSLP will pay, as a contribution to the Company’s capital, the taxes, fees, and expenses of the Company related to maintaining its good standing as an entity in Delaware and any other required States, the preparation of its financial statements, and all other related miscellaneous expenses. The Company has no obligation to repay these contributions.

FINNOVATIVE, INC. & SUBSIDIARY

CONSOLIDATED

FINANCIAL STATEMENT

FOR THE YEAR ENDED

DECEMBER 31, 2007

Elsener & Elsener, LLP

C E R T I F I E D  P U B L I C  A C C O U N T A N T S

Independent Auditor’s Report

To the Board of Directors

Finnovative, Inc.

Palo Alto, California

We have audited the accompanying consolidated balance sheet of Finnovative, Inc. and subsidiary as of December 31, 2007. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Finnovative, Inc. and subsidiary as of December 31, 2007 in conformity with U.S. generally accepted accounting principles.

/s/ Elsener & Elsener, LLP

December 24, 2008

Serving The Bay Area since 1984

Three Harbor Drive, Suite 300, Sausalito, California 94965

Tel: (415) 331-0201 Fax: (415) 331-1941 www.elsenercpa.com

FINNOVATIVE, INC. & SUBSIDIARY

Consolidated Balance Sheet

December 31, 2007

 ASSETS

CURRENT ASSETS	$14.671
Cash	124,651
Receivables

Total current assets	139,322

PROPERTY AND EQUIPMENT	18,756

OTHER ASSETS	1,219
$159,297

LIABILITIES AND
STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$129,127
Federal income tax payable	1,850
Note payable to stockholder	10,000

Total current liabilities	140,977

STOCKHOLDER'S EQUITY
Common Stock	2,000
Retained earnings	16,320
$159,297

See notes to balance sheet.

FINNOVATIVE, INC. & SUBSIDIARY

Notes to December 31, 2007 Consolidated Balance Sheet

THE COMPANY

Finnovative, Inc. is a California C corporation formed in January of 1995, and is located in Palo Alto, California. The Company operates primarily in a consulting, software development and back office support industry and provides innovative technology-based support and solutions for investment firms. Its founder, Mr. Nitin Barve, owns approximately 38% of the common stock with the remainder owned by other members of top management and key employees.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

Revenue and expenses are reported on the accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred whether or not cash is received or paid out at that time.

Principles of Consolidation

The consolidated financial statement includes the accounts of Finnovative, Inc. and its wholly owned subsidiary (collectively, the "Company", see Note 7). All significant intercompany balances and transactions have been eliminated.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.

Deferred Income Taxes

Deferred income taxes are computed by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are primarily attributable to different revenue recognition and depreciation methods used for financial and income tax reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - RECEIVABLES

At December 31, 2007, receivables consisted of the following:

Accounts receivable – Trade	$86,538

Work in progress/unbilled receivables	39,113

125,651

Less allowance for doubtful accounts	(1,000)

$124,651

At December 31, 2007, 80% of the Company's receivables were due from its two largest clients.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2007, property and equipment consisted of the following:

Office equipment	$405
Computers and software	23,205
Office furniture	2,916

28,626
Less accumulated depreciation	(9,870)

$18,756

NOTE 4 - NOTE PAYABLE

At December 31, 2007, the Company owed its sole stockholder a note payable of $10,000. This note bears interests at an annual rate of 8%. Interest and principal are due on December 24, 2008.

NOTE 5 - COMMON STOCK

The Company is authorized to issue 20,000 shares of $1 common stock. At December 31, 2007, 2,000 shares were issued and outstanding.

NOTE 6 - LEASE COMMITMENT

The Company leases its Palo Alto, California office space on an annual basis. The Company’s lease commitment for 2008 is $51,797.

NOTE 7 - BUSINESS COMBINATION

On December 5, 2007, the Company purchased 100% of MarketPlus Capital Company LLC ("MCC"), a Delaware limited liability company for $500. MCC had no material account balances as of December 5, 2007. MCC is a bankruptcy-remote, single-purpose entity intending to operate as the sole issuer of an Internet-based investment product known as the MarketPlus contract.

FINNOVATIVE, INC. & SUBSIDIARY

CONSOLIDATED

FINANCIAL STATEMENT (UNAUDITED)

SEPTEMBER 30, 2008

Independent Accountant’s Report

To the Board of Directors

Finnovative, Inc.

Palo Alto, California

We have reviewed the accompanying consolidated balance sheet of Finnovative, Inc. and Subsidiary as of September 30, 2008. This interim financial information is the representation of the management of Finnovative, Inc. and Subsidiary.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statement for it to be in conformity with U.S. generally accepted accounting principles.

/s/ Elsener & Elsener, LLP

December 24, 2008

FINNOVATIVE, INC. & SUBSIDIARY

Consolidated Balance Sheet

September 30, 2008

 ASSETS

CURRENT ASSETS	$292
Cash	69,762
Receivables

Total current assets	70,054

PROPERTY AND EQUIPMENT	18,262

OTHER ASSETS	1,234

$89,550

LIABILITIES AND
STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$195,499
Note payable to stockholder	20,000

Total current liabilities	215,499

STOCKHOLDER'S EQUITY(DEFICIT)
Common Stock	2,000
Accumulated deficit	(127,949)

$89,550

See notes to balance sheet.

FINNOVATIVE, INC.

Notes to September 30, 2008 Consolidated Balance Sheet

THE COMPANY

Finnovative, Inc. is a California C corporation formed in January of 1995, and is located in Palo Alto, California. The Company operates primarily in a consulting, software development and back office support industry and provides innovative technology-based support and solutions for investment firms. Its founder, Mr. Nitin Barve, owns approximately 38% of the common stock with the remainder owned by other members of top management and key employees.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

Revenue and expenses are reported on the accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred whether or not cash is received or paid out at that time.

Principles of Consolidation

The consolidated financial statement includes the accounts of Finnovative, Inc. and its wholly owned subsidiary (collectively, the "Company", see Note 6). All significant intercompany balances and transactions have been eliminated.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.

Deferred Income Taxes

Deferred income taxes are computed by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are primarily attributable to different revenue recognition and depreciation methods used for financial and income tax reporting purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - RECEIVABLES

At September 30, 2008, receivables consisted of the following:

Accounts receivable - Trade	$28,975
Work in progress/unbilled receivables	41,787

70,762
Less allowance for doubtful accounts	(1,000)

$69,762

At September 30, 2008, 80% of the Company’s receivables were due from its two largest clients.

NOTE 3 - FIXED ASSETS

At September 30, 2008, fixed assets consisted of the following:

Office equipment	$527
Computers and software	20,172
Office furniture	2,962

23,661

Less accumulated depreciation	(5,399)

$18,262

NOTE 4 - NOTE PAYABLE

At September 30, 2008, the Company owed Mr. Barve a note payable of $20,000. This note bears interest at an annual rate of 8%. Interest and principal are due in 2009.

NOTE 5 - COMMON STOCK

The Company is authorized to issue 20,000 shares of $1 common stock. At September 30, 2008, 2,000 shares were issued and outstanding.

NOTE 6 - BUSINESS COMBINATION

On December 5, 2007, the Company purchased 100% of MarketPlus Capital Company LLC ("MCC"), a Delaware limited liability company for $500. MCC had no material account balances as of December 5, 2007. MCC is a bankruptcy-remote, single-purpose entity intending to operate as the sole issuer of an Internet-based investment product known as the MarketPlus contract.

NOTE 7 - GOING CONCERN ASSUMPTION

The Company’s ability to continue as a going concern is dependent on a number of factors including raising additional financing and an improvement in the demand for its products and services. The outcome of these matters cannot be predicted at this time. These unaudited interim consolidated financial statements do not include any adjustments and classifications of assets and liabilities, which might be necessary should the Corporation be unable to continue its operations.

Appendix A

MARKETPLUS AGREEMENT

This MarketPlus Agreement (the "Agreement") sets out the terms and conditions that are in effect between MarketPlus Capital Company LLC ("we" or "us"), as issuer, and each person or entity (an "investor" or "you") that invests in MarketPlus securities in the form of one or more MarketPlus contracts (each a "contract").

ARTICLE I — DEFINITIONS

1.1	Terms

Terms in this Agreement that begin with a capital letter have meanings that are specific to the contract. The first time we use one of these terms, we put it in bold type and give its definition on the same page.

1.2	General Definitional Provisions

(a)	Singular terms include the plural, and plural terms include the singular, unless the context states or implies otherwise.

(b)	The terms "Article" and "Section" refer to articles and sections of this Agreement. Article and section headings are for convenience only and do not affect the construction of this Agreement.

(c)

Unless defined differently in this Agreement, all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States of America.

(d)	Annual percentage rates are converted to their daily equivalents by dividing the stated annual rate by 365 unless the context states or implies otherwise.

(e)	Unless otherwise stated, all notices and communications between investors, their financial advisers, and us will be made by electronic mail.

(f)	Unless otherwise stated, all references to time are to Eastern Time ("ET"). Specific times are stated using a 24-hour clock (for example, 4:30 p.m. ET is expressed as 16:30 ET).

ARTICLE II — INITIATION

2.1	Approving or Rejecting a MarketPlus Application

(a)

You make an offer to buy MarketPlus securities, each valued at $1.00, in the form of one or more MarketPlus contracts, each contract comprising a minimum of 50,000 securities, by completing and submitting the on-line MarketPlus application and forwarding any other required documents to our sales agent, Champion Securities Company LLL, a FINRA-registered broker-dealer.

(b)	Upon approval of your application, we will send an approval notice containing:

• Your name as it will appear in our records;

• Your user identification number;

• Your initial MarketPlus contract number; and

• Instructions for making the initial investment.

(c)

In a separate email, we send your password to access our private website and the unlisted phone number to the interactive-voice-response mechanism (the "IVR"), which can be used to access the MarketPlus computer system (the "system") if you are unable to do so via the website.

(d)	The amount of the initial investment may be subject to minimums that we set from time to time for suitability purposes or for administrative convenience and about which we will notify you.

2.2	Accessing and Using the MarketPlus Website

(a)

You must carry out all operations involving your contract using either the website or the IVR. You may log on only by means of the user number and password that we have provided to you, or as amended by you. Your use of the system is subject to the following specific provisions, as well as the other terms of this Agreement.

(b)	You agree and represent that:

(2)	You are responsible for the confidentiality and use of your user number and password; and

(3)

Our service providers and we may rely on all instructions, orders, and other communications entered into the system using your user number and password, and you will be responsible for, and bound by, them.

(c)

You accept full responsibility for monitoring your contract and will change your password immediately if you lose or become aware of the theft or unauthorized use of your user number or password. In addition, you agree to notify us immediately in such instances, and if you become aware of any other event that might compromise the integrity of the website or the system.

(d)

After you receive the approval notice, you may change your password by following the instructions on the website. If you forget your password, you must request a new one; there may be some delay in providing a new password, as we may need to carry out certain checks to verify your identity. We will not be liable for any loss that you incur arising out of the loss of your password or request for a new password.

2.3	Transferring Initial Investments

(a)	You have 30 days from the day we send the approval notice to make your initial investment.

(b)

To make an initial investment: (1) complete and submit an investment notice form on the website, the receipt of which we will acknowledge by email; and, (2) wire funds according to the instructions on the form.

2.4	Review of Initial Investment

(a)

Once we receive and accept your initial investment, we will send you an email acknowledging its receipt and informing you of the day upon which you can begin managing your contract using our website and the IVR, which normally will be the first Business Day following the day we receive your investment as good funds (a Business Day is a day on which both our trustee’s main office and its San Francisco, California office are open for business).

(b)

If we determine in our sole discretion not to accept your funds for investment, we will promptly notify you by email and return the funds without interest to your Designated Account, which is the bank account(s) that you specified in your application or in a subsequent notification—and, in each case, which we approved—as the only account(s) to which we are to wire funds that you redeem from your contract.

2.5	Status as Investor

Upon our acceptance of the initial investment, we will issue a contract in the amount of your initial investment subject to the terms of this Agreement. You will become an investor at that time. The contract will be issued in book-entry form, registered in the system. The investor is the person registered in the system as such.

ARTICLE III — USING YOUR MARKETPLUS CONTRACT; VALUATIONS

3.1

In managing your contract, you may from time to time submit an Allocation Request. In an Allocation Request, you specify the percentage of the MarketPlus Balance (which is the total value of the contract) that is to be indexed to the Total Return, as described in Section 3.7(b), on one or more Assets, each such Asset being a futures contract on an underlying commodity or index. For each Asset selected, you additionally specify a Multiple, which establishes whether the indexing is to be direct or inverse and the degree of the indexing. The Multiple is a positive or negative number to two decimal places in 0.05 increments in the range +1.00 to +3.00, Direct, i.e., "long," or –1.00 to –3.00, Inverse, i.e., "short." In each Allocation Request, the dollar amount indexed to each Asset is the Asset Allocation. The Asset Allocation multiplied by the absolute value of the Multiple is your Asset Position. The dollar amount of the MarketPlus Balance, if any, not indexed to Assets is considered a Cash Allocation, which is indexed to Cash, and index that grows at a money-market rate as described in Section 3.7(a). All investments into the contract become a Cash Allocation until changed by a subsequent Allocation Request.

3.2	MarketPlus Assets

The various Assets to which you may index your contract are listed and described on the website. Whenever we make a new Asset available, we add it to the list on the website and notify you of its availability. For each Asset you specify in an Allocation Request, you will be indexed to that Asset's primary futures contract, the Primary Contract. The Primary Contract is determined and periodically "rolled" to a new Primary Contract as described in Sections 3.11(a) and (b).

3.3	Reset Times and Cutoffs

(a)

We implement Allocation Requests at a Reset Time. Reset Times occur every half-hour on the hour and the half-hour each Trading Day including so-called "extended hours trading." A Trading Day is any day when one or more Assets are scheduled to trade.

(b)

For an Allocation Request to be implemented at a Reset Time, you must submit it to us by the Cutoff for that Reset Time, which is two minutes before the Reset Time. We will implement your Allocation Request at the Reset Time associated with the first Cutoff following your submission of the Allocation Request.

3.4	Creating, Submitting, and Cancelling Allocation Requests

(a)

You may use the website to submit an Allocation Request or to cancel a previously submitted Allocation Request. In creating an Allocation Request, you (1) select each of the desired Assets, (2) specify the percent of the MarketPlus Balance that is to be indexed to each Asset, and (3) specify the Multiple for each Asset.

(b)

You also may use the IVR to submit an Allocation Request that you have saved as a Template. Templates are previously defined Allocation Requests retained by the system and identified by a three-digit code. The system automatically retains several "system" Templates including "001 All Cash" and "002 Last User Allocation."

(c)

You cannot submit a new Allocation Request until you have cancelled any previously submitted Allocation Request, which you may do anytime before the Cutoff for the Reset Time of its scheduled implementation.

(d )	The result of last Allocation Request that we implemented for you, in whole or in part, is termed your Last Allocation.

3.5	Establishing Asset Prices

(a )	We establish Asset Prices based on data provided by our executing broker or our financial-information provider. An Asset Price is established by either:

(1)

Setting it equal to the price at which our broker informs us that Primary Contracts (including so-called "mini" Primary Contracts) were bought or sold in our Hedging Trade. Our Hedging Trade is executed at, or within a short time after, a Reset Time and is designed to replicate as closely as possible the change in the net aggregate Asset Positions for that Reset Time of all investors who have submitted Allocation Requests involving the Asset; or,

(2)

If a Hedging Trade is filled at more than one price, setting it equal to the weighted average of the prices at which our broker informs us that Primary Contracts, including minis, were bought or sold; or,

(3)	If no Hedging Trade is required, setting it equal to the price for the Primary Contract at the Reset Time, as provided by our broker or our financial-information provider.

(b)	Asset Prices are in the currency in which the Asset is denominated.

3.6	MarketPlus Fees

(a)

We charge an Indexing Fee of 1.25% annual rate on each Asset Position and an Indexing Fee of 0.00% annual rate on your Cash Allocation. We accrue the Indexing Fees at the end of each calendar day at the daily equivalent of the annual rate.

(b)

We charge a Reset Fee whenever your Last Allocation "opens" an Asset Position, as measured by an increase in Asset Units. Asset Units equal the Asset Position divided by the Asset Price at the time of the implementation. The Reset Fee equals: (1) 0.02% times (2) the increase in Asset Units for either a Direct or Inverse Asset Position times (3) the Asset Price at the time of the implementation. If the Asset Price is not in US$, we convert the Reset Fee to US$ using the foreign-exchange rate at the time of determination.

3.7	Calculating Indexed Gain/Loss

(a)

For your Cash Allocation: The Indexed Gain/Loss on your Cash Allocation is the result of (1) the daily accrual of an implied interest component earned on your end-of-day Cash Balance at the daily equivalent of our Short-Term Rate and (2) less the Cash Indexing Fee, if any. Mathematically, for Cash, we calculate Indexed Gain/Loss as follows:

Indexed Gain/Loss = Σ i =1 to (n-1){Cash Balancei x (Ri+1 / 365) –

(Cash Allocation x Cash Indexing Fee) / 365}

Where:

1.	i is the day number from the day of your Last Allocation (i = 1) to the day of determination (i = n);

2.

Cash Balancei is the Cash Balance at the end of day i. The Cash Balance at the end of day i is the Cash Balance at the end of the preceding day plus the Cash Indexed Gain/Loss on day i. The Cash Balance at the end of day 1, that is, the day during which the Last Allocation was implemented, equals the Cash Allocation implemented on that day plus the Cash Indexed Gain/Loss as of the end of the first day.

3.	Cash Allocationi is the value at the end of day i, which is the Cash Allocation in your Last Allocation adjusted for any subsequent additional investments and redemptions;

4.

Ri is the Short-Term Rate as of day i. The Short-Term Rate is the interest rate currently being paid by the Butterfield Asset Management U.S. Dollar D Class Money Market Fund or an equivalent money market fund rated "AAAm" by Standard & Poor’s. We update the Short-Term Rate on the third Business Day of each week.; and,

5.	The Indexing Fee equals 0.00% on a Cash Allocation.

It is possible in our end-of-day processing, as described below, that adjusting for "settlement" foreign-exchange rates could result in a negative Cash Allocation. In this instance, the subsequent day’s Indexed Gain/Loss will be a loss.

(b)	For each Asset Allocation: we calculate Indexed Gain/Loss as follows:

Indexed Gain/Loss = Σi=1 to (n-1){Asset Balancei x Ri+1 / 365} +

Asset Position x ΔP – Indexing Fee – Reset Fee

Where:

1.	i is the day number from the day of your Last Allocation (i = 1) to the day of determination (i = n);

2.

Asset Balancei is the Asset’s Asset Balance at the end of day i. The Asset Balance at the end of day i is the Asset Balance at the end of the preceding day plus the Asset’s Indexed Gain/Loss on day i. The Asset Balance at the end of day 1, that is, the day during which the Last Allocation was implemented, equals the Asset Allocation implemented on that day plus the Indexed Gain/Loss as of the end of the first day.

3.	Ri is the Short-Term Rate during day i;

4.

ΔP is the percent change in the Asset Price since the Asset Position was established. If the Asset Price is not in US$, we adjust for the foreign-exchange rate, expressed in local currency per US$, by further multiplying the percent change in the Asset Price by the ratio of (1) the spot exchange rate we used to determine our Hedging Trade in establishing the initial Asset Position to (2) the spot exchange rate at the current time;

5.

The Indexing Fee is computed for the period from the day of the Last Allocation through the day of determination at the daily equivalent of a 1.25% annual rate on the Asset Position established in the Last Allocation; and,

6.	The Reset Fee is the one you incurred, if any, in establishing the Asset Position.

3.8	Calculating Your Asset Balances, Cash Balance, and MarketPlus Balance

(a)

As described above, at any time for an Asset, its Asset Balance equals the Asset Allocation in the Last Allocation plus its accrued Indexed Gain/Loss. For Cash, the Cash Balance equals the current Cash Allocation plus its accrued Indexed Gain/Loss.

(b)	Your MarketPlus Balance is equal to the sum of the Asset Balances and the Cash Balance.

3.9	Implementing an Allocation Request

(a)	After the Cutoff but before the Reset Time, using prices and Asset-trading-status data from the financial-information provider, we:

(1)

Determine if a "serial" implementation is required for your Allocation Request. A serial implementation is required if an Asset in your Allocation Request is "restricted," and we cannot hedge that Asset because:

(A)	It is not trading, including in so-called extended or after-hours trading, or halted in trading;

(B)	It is trading at a limit-price move;

(C)	It does not have a "last price" or a bid and ask price; or,

(D)

Its last three reported prices fail either our "accuracy" or "temporal" validation. An "accuracy" failure occurs if the prices are not all within an allowable range; a "temporal" failure occurs if any price is more than 40 seconds older than any other price; or

(2)

If at least one Asset in your Allocation Request is not restricted, use the most recent valid prices to calculate your current Cash Balance, Asset Balances, and MarketPlus Balance and your requested Cash Allocation, Asset Allocations, and Asset Positions; and,

(3)	Calculate our required Hedging Trade and instruct the broker to execute it on our behalf at a time as close as possible to, but not before, the Reset Time.

(b)

If, when we calculated our Hedging Trade, a serial implementation was not required, and subsequently the broker buys or sells the required number of Primary Contracts to complete our Hedging Trade, then we implement your Allocation Request by:

(1)	Calculating your MarketPlus Balance at the Reset Time based on the Asset Prices determined in accordance with Section 3.5; and

(2)	Applying your Allocation Request to the MarketPlus Balance and determining your new Asset Allocations, Asset Positions, Asset Units, and your new Cash Allocation.

(c)

If, when we calculated our Hedging Trade, one or more, but not all, Assets in your Allocation Request were restricted, then the Asset Position for each restricted Asset will not be established until the first Reset Time when the Asset no longer is restricted. In executing a serial implementation, we:

(1)

First, implement any "closing" Asset Allocations ("CAA"), which are Asset Allocation requests that are less than the current Asset Balance), including reducing the Cash Allocation, before implementing any "opening" Asset Allocations ("OAA"), which are Asset Allocation requests that are equal to or greater that the current Asset Balance);

(2)	Allocate the amounts realized from each CAA and from the Cash Balance, if possible, to implement OAAs, either at the current or a subsequent Reset Time;

(3)	In a CAA involving Cash, ensure that your final Cash Allocation is not less than the amount you requested;

(4)

Ensure that Asset Allocation implementations do not exceed the amount originally requested. Thus, if an OAA is implemented over several Reset Times, any Indexed Gain/Loss at a subsequent Reset Time is taken into account in effecting your requested Asset Allocation, and a new Asset Price is established (just as though you had newly submitted the original Asset Allocation request);

(5)

If the amount required to fully implement more than one OAA exceeds the amount by which the current Cash Allocation exceeds the requested Cash Allocation, then we implement the OAAs in proportion to their remaining, unimplemented, Asset Allocations. Thus, an Asset Allocation implementation may result in an amount less than that requested but not greater; and,

(6)	Once the last CAA has been implemented, we implement the remaining OAAs at the first Reset Time when one or more of those Assets are not restricted.

(d)

If the broker is unable to buy or sell the required number of Primary Contracts for a particular Asset in the Hedging Trade (a "partial fill"), your contract may be subject to a "partial" implementation. All Allocation Requests that are not affected by the partial fill are implemented as described in Sections 3.9(b) and (c). Allocation Requests affected by a partial fill are implemented as follows:

(1)

For any Asset in an Allocation Request where the requested change in Asset Units reduced the size of the corresponding Hedging Trade, we fully implement the requested Asset Allocation, Asset Position, and Asset Units;

(2)

For Assets in Allocation Requests where the change in Asset Units increased the size of the corresponding Hedging Trade, we allocate Asset Units in an amount equal to the sum of the change in Asset Units established in Section 3.9(d)(1) and the Asset-Units-equivalent of the partial fill (this sum being the "available units") as follows:

(A)

We give first priority to Assets in Allocation Requests that reduced their Asset Units, including the closing leg in reversing an Asset Position from Direct to Inverse or vice versa ("closing moves"). For these Assets, we implement the Asset Allocation and establish the new Asset Position and Asset Units as follows. If the total of the change in Asset Units from all closing moves (this total being the "requested closing units") is less than the available units, then we fully implement the closing moves. If not, then we implement an Asset Position for each such Asset that is the same percentage of your requested Asset Position that the available units are to the requested closing units;

(B)

If the available units exceed the requested closing units (such excess being the "available opening units"), for Assets in Allocation Requests that increased their Asset Units, including the opening leg in reversing an Asset Position from Direct to Inverse or vice versa ("opening moves"), we implement those Allocation Requests by establishing an Asset Position that is the same percentage of the requested Asset Position that the available opening units is to the total of the change in Asset Units from all opening moves;

(C)

Whenever we implement a partial Asset Position, we reduce the Multiple request associated with the Asset to reflect the partial Asset Position. If the new Multiple would be less than absolute 1.00, we set it to +1.00 or -1.00 (as appropriate) and set the Asset Allocation equal to the implemented Asset Position;

(3)	We then resubmit for the next Reset Time all Allocation Requests affected by the partial fill.

(4)

A partial implementation may result in your Cash Balance being temporarily negative. This situation arises when the funds available from your CAAs are insufficient to fund your OAAs, which causes your Cash Balance to become negative by the amount of the shortfall until the Reset Time at which the partial implementation is resolved.

(e)

If, within 20-minutes following the Reset Time at which we were to implement your Allocation Request, we are—for any reason—unable to establish any Asset Price in accordance with Section 3.5, then an Implementation Halt will be in effect for your contract. Until such time as we are able to establish all Asset Prices and implement your Allocation Request, you cannot:

(1)	Submit a new Allocation Request; or,

(2)	In accordance with Article IV, make an additional investment or request a redemption or termination.

3.10	Stop-Loss Allocation

(a)

If, at the Cutoff for any Reset Time: you have no pending Allocation Request and: (1) one or more Asset Balances are negative; or (2) the value of your allocation to Cash is less than a minus 5% of your MarketPlus Balance; or (3) your current MarketPlus Balance is less than 50% of the MarketPlus Balance at your Last Allocation, then we will automatically resubmit your last Allocation Request for implementation at that Reset Time (such submission being termed a Stop-Loss Allocation). A Stop-Loss Allocation incurs a Reset Fee.

(b)	We have no liability to you for implementing or failing to implement a Stop-Loss Allocation.

3.11	"Rolling" to a New Primary Contract

(a)

For the purposes of this Agreement: (1) the process of designating an equivalent but later-maturing futures contract (the "next contract") to replace the expiring Primary Contract will be referred to as "rolling" the Primary Contract, and (2) a Primary Contract’s "first delivery day" is the earliest date on which delivery or final cash settlement can occur.

(b)

At a time following the first Reset Time on the first Trading Day after the first to occur of (1) the daily volume in the next contract exceeding that of the expiring Primary Contract or (2) three Trading Days before the first delivery day, we will roll the Primary Contract. The roll will occur no earlier than 14 calendar days before a Primary Contract’s first delivery day.

(c)

At the time we roll the Primary Contract, based on the prices in a calendar spread trade of the expiring Primary Contract and the new Primary Contract, we will establish an "old" Asset Price and a "new" Asset Price.

(d)

Upon rolling a Primary Contract, we implement a "roll" Allocation Request for your contract if you have an Asset Allocation whose Primary Contract is being rolled. We implement the roll Allocation Request by setting the Asset Allocation equal to the Asset Balance based on an Indexed Gain/Loss using the old Asset Price, establishing a Multiple that leaves the Asset Position unchanged, and calculating new Asset Units equal to the Asset Position divided by the new Asset Price.

(e)

If your Last Allocation includes an Asset that is rolling to a new Primary Contract, then an Implementation Halt will be in effect during the period beginning when we instruct our broker to complete the calendar spread trade and ending when the broker notifies us of the prices at which it was completed.

3.12	Discontinuing an Asset

If we decide or required to discontinue offering an Asset, we will notify you of the date on which it no longer can be included in an Allocation Request. If, at the Cutoff for the first Reset Time on the date we discontinue the Asset, your Last Allocation includes the discontinued Asset, we will resubmit your last Allocation Request with a zero percent allocation to the discontinued Asset. You will incur a Reset Fee for this implementation.

3.13	End of Day

(a)

We credit investments to contracts at the end of Business Days and perform system updates at the end of each calendar day. For the purpose of this Agreement, the end of a day occurs at 16:55 ET and the new day begins at 16:56 ET.

(b)

To determine your MarketPlus Balance at the end of a Trading Day, we use futures and exchange-rate "settlement" prices provided by the broker. All of these prices typically are not available until midnight ET or shortly thereafter. Once the system receives these prices, it uses them to calculate your end-of-day MarketPlus Balance, which the contract trustee uses in carrying out its credit-support responsibilities.

If, during the Trading Day, we implement an Asset Position for an Asset denominated in other than US dollars, and:

(1)	Its previous Asset Position was not zero; and,

	(2)	At the end of that Trading Day, the broker’s settlement exchange rate for the Asset’s currency differs from the exchange rate we used in calculating the Asset’s Indexed Gain/Loss;

then, we adjust the Indexed Gain/Loss to reflect the settlement exchange rate and adjust your Cash Allocation to reflect the difference, either positive or negative. If, for any reason, we are unable to obtain the required brokers settlement exchange rate, then an Implementation Halt will be in effect for your contract until we receive the settlement exchange rate.

ARTICLE IV — INVESTMENTS, REDEMPTIONS, AND TERMINATIONS

4.1	Additional Investments

(a)

You may make additional investments into your MarketPlus contract at any time and in any amount. We have no minimum additional investment amount, but your adviser, if you have one, may impose a minimum on additional investments. To make an additional investment, you must use the website to notify us of the amount and the date on which you will wire the funds.

(b)

If the trustee accepts your additional investment, at the end of the Business Day on which we receive good funds from you, we will credit your Cash Allocation with the amount of the additional investment. If we determine that the funds are not acceptable, we return them without interest to your Designated Account.

(c)

Reasons why the trustee might reject an additional investment include: (1) the funds were wired from a source other than your Designated Account; (2) the funds were not in US dollars; or (3) the amount received differs from the amount you entered on the investment notice form on the website. In any case, you will have an opportunity to rectify the situation.

4.2	Redemptions

(a)	To redeem funds from your contract, you must use the website to notify us of the amount to be redeemed.

(b)

Upon submitting a redemption request, the redemption amount first will reduce Cash Indexed Gain/Loss and then will reduce the Cash Allocation. A redemption will not be allowed that would result in a negative Cash Allocation or that would reduce your MarketPlus Balance to an amount less than the minimum, which we set from time to time for administrative convenience and about which we will notify you.

(c)

Except during the existence of a "shortfall" which, as described in Article VIII of the MarketPlus Trust Agreement, could give rise to an "event of default," the trustee wires each redemption, less a wire charge of $20, to your Designated Account no later than the Business Day following the day we receive your request.

(d)

Redemptions may be subject to minimums that we set from time to time for administrative convenience and about which we will notify you, but any such minimums will not apply to redemptions to pay fees to your adviser in accordance with Section 5.2.

4.3	Moving Funds Between Contracts

(a)	You may use the website to move some or all of the Cash Balance from one MarketPlus contract to another MarketPlus contract under the same user number.

(b)

We redeem funds from the "donor" contract in accordance with Section 4.2(b) and invest them in the "recipient" contract at the next Reset Time, at which time the moved funds will be included in any Allocation Request submitted for the recipient contract.

(c)	Funds cannot be moved if either the donor or recipient contract has a pending Allocation Request.

4.4	Termination

(a)

In order to terminate a MarketPlus contract so that an investor can redeem their MarketPlus Balance in full, the system must first submit a 100% Cash Allocation Request to be implemented at the next Reset Time. The "termination time" is the end of the day on which the system has completed implementing the 100% Cash Allocation.

(b)	You can, at any time, terminate your contract by using the website to instruct us to do so.

(c)

We will terminate your contract and so notify you if at any Cutoff your MarketPlus Balance is zero or negative. You may subsequently invest in a new MarketPlus contract with no liability for the previous contract’s negative value.

(d)

We also may terminate your contract at our sole discretion by notifying you and the trustee of our intent to do so and the reasons for our decision. Unless we are restricted for legal or regulatory reasons, you will have ten Business Days in which to rectify the problem. If you do not do so, we will terminate your contract at the first Cutoff following the end of the tenth Business Day following our notice.

(e)

Reasons why we may elect to terminate your contract include our or CSC’s learning that a MarketPlus contract no longer is a suitable investment for you or, as described below, you are the subject of a "bankruptcy event," or because you changed your Designated Account to one that is not legally acceptable.

(f)	No later than the Business Day following the termination time, we wire your final MarketPlus Balance to your Designated Account, less a wire charge of $20.

(g)

Upon redeeming the MarketPlus Balance in accordance with this Section, you cease to be an investor under this Agreement. If you initiated the termination and so request, your user identification number and contract number will be retained for you for six months.

ARTICLE V — ADVISERS

5.1	Designating an Adviser

(a)

You may designate a registered investment adviser to act as your agent and attorney-in-fact to submit Allocation Requests and generally to take actions concerning your contract that you would otherwise be entitled to take, except for designating a Designated Account. You may designate an adviser by delivering to us an executed power of attorney on a form available on the website.

(b)

An adviser who wishes to manage MarketPlus contracts for clients must first complete and submit the on-line MarketPlus application. After vetting the application, we will notify the adviser whether it has been approved. If approved, we will provide the adviser with a user number and password to access the website.

(c)

We treat an approved adviser as the investor under this Agreement except for purposes of Sections 4.2, 4.3, and 4.4 until you notify us of revocation of the power of attorney. If you appoint an adviser, you acknowledge that we have no duty to monitor the adviser’s Allocation Requests.

(d)

We are entitled to assume that your adviser has full and unrestricted power and authority to provide instructions in accordance with this Agreement, and you agree that we have no liability from executing instructions given by the adviser.

5.2	Paying Advisory Fees

(a)	An adviser so authorized by the power of attorney may redeem funds from your contract for periodic advisory fees.

(b)	The adviser initiates a fee redemption by completing a screen on the website, which notifies you and us of the request and automatically redeems the fee amount from your Cash Allocation.

(c)	The system will not allow an adviser to complete the fee redemption for any client if:

	(1)	Doing so will cause the client’s Cash Balance to become negative by an amount greater than 5% of the MarketPlus Balance; or,

	(2)	An Allocation Request is pending for the client’s contract.

(d)

Alternatively, you may instruct us to accrue your adviser’s fee as a "trailer fee" within the system. If you do so, the system would accrue the fee daily just as it does for our MarketPlus fees and automatically deduct it from your MarketPlus Balance, pay it to your adviser on whatever time schedule you specify, and notify you by email of the completed payment.

(e)	Upon receiving the adviser’s fee redemption request, we wire the amount requested, less a wire-transfer fee of $20, to the account designated by the adviser.

(f)	If, as a result of an advisory-fee redemption, your Cash Balance is negative, it will be charged at the daily equivalent of the Short-Term Rate.

(g)	We have no duty to calculate or verify the amount of the advisory fee.

 ARTICLE VI — CONFIRMATIONS AND STATEMENTS

6.1	Confirmations

(a)

We promptly send you and your adviser, if you have one, email confirmations of investments into your contract, redemptions, and Stop-Loss Allocations. Unless you or your adviser objects within 10 days after notification, the information in each confirmation will be conclusive and binding upon you, absent manifest error.

(b)

We also send an email confirmation of every Allocation Request implementation, and CSC will deliver electronically a hyperlink to a current prospectus. An implementation also is confirmed by its appearance on the website as your "Last Allocation." All Allocation Requests are retained in magnetic storage and are available for you and your advisers and other agents to view or download from the website. The Allocation Requests contain information about the assets selected, each asset’s percent allocation, Multiple, and the Asset Price received.

6.2	Monthly Statements

(a)

Monthly statements of activity in your contract are available on the website and can be viewed, downloaded in text format, and printed. When accessed during a month, the monthly statement displays the activity from the beginning of the month through the previous end-of-day. Statements are available for each month since the inception of your contract.

(b)

The monthly statement lists (1) each Allocation Request implemented during the month along with the MarketPlus fees, Indexed Gain/Loss, and MarketPlus Balance at the time of the implementation, (2) the MarketPlus Balance as of the end of the last day of the current and preceding month, (3) cumulative MarketPlus fees and Indexed Gain/Loss for the current month and year to date, and (4) investments and redemptions for the current month.

(c)	Unless you notify us of an objection within 30 days, the information in the monthly statement will be conclusive and binding upon you, absent manifest error.

6.3	Agreement to Electronic Delivery

In your MarketPlus application, you will be required to agree to accept electronic delivery of this prospectus and all confirmations. You also will be required to acknowledge and agree that your monthly statements of activity will be available only electronically from your MarketPlus website.

ARTICLE VII — LIMITATION OF LIABILITY

7.1	General Limits of Liability

We agree to perform our obligations under this Agreement subject to the following express terms and conditions:

(1)	We undertake to perform only such duties as are specifically set out in this Agreement, and no implied covenants or obligations, fiduciary or otherwise, are to be read into this Agreement against us.

(2)

In the absence of bad faith, we are protected in acting or refraining from acting on any communication or document reasonably believed by us to be genuine and correct and to have been signed or sent by the proper person or persons. Any action we take or do not take in good faith under this Agreement upon the request or authority or consent of an agent for, or adviser to, you is conclusive and binding upon you. We are not bound to recognize anyone as an investor who is not the registered investor under this Agreement (or the adviser of such investor) as shown in our books and records.

	(3)	Our immunities and exceptions from liability extend to our officers, directors, employees, and service providers.

7.2	System Halts

(a)

A System Halt will be in effect if, due to an event beyond our control, we are unable to calculate or execute our Hedging Trade. Such events include, but are not limited to, acts of God, disruption of essential services at the broker or the financial-information provider, or the breakdown or failure of computer systems or our Internet access.

(b)

A System Halt also is in effect upon the failure of any of the validity checks the system performs in determining the Hedging Trade and after implementing one or more Allocation Requests. For example, for each Asset the system compares the sum of all investors&#65533; Asset Units to the amount we have hedged in our brokerage account. If the difference is more than one-half a futures contract, including a mini-contract, the validity check fails

(c)	Additionally, a System Halt will be in effect with respect to our Hedging Trade or in effecting a roll in accordance with Section 3.11 if:

	(1)	We fail to receive from the broker by 6:30 p.m. ET the settlement foreign exchange rates for that day&#65533;s hedging activity;

	(2)	We fail to receive from the broker by 1:30 a.m. ET the broker&#65533;s futures-settlement price file, which contains the closing futures prices the broker used to mark our account to market; or,

	(3)	One or more broker&#65533;s futures-settlement prices differ by more than 0.75% from the closing price provided by our financial information provider.

(d)

If a System Halt is in effect, we will not implement any Allocation Requests until the System Halt no longer is in effect. We notify by email the party responsible for submitting Allocation Requests whenever a System Halt goes into effect and as soon as the System Halt is removed.

(e)	We will have no liability whatsoever for any losses that you incur arising out of any action that we take or do not take in accordance with the terms of this Section 7.2.

7.3	Subsequent Hedging Trade Corrections

If a futures exchange cancels all or any portion of a Hedging Trade that was previously reported to us as executed and such cancellation, if known at the time we implemented Allocation Requests for that Reset Time, would have resulted in a partial implementation for your contract, we will make appropriate adjustments to your contract to correct for the cancellation. We will not, however, be required to make adjustments to your contract that are inconsistent with the rights you would have if you were dealing directly with the broker or the futures exchange.

7.5	Contract Fully Paid

In no event will you have any obligation to invest additional funds, even if Indexed Losses cause your MarketPlus Balance to be less than zero.

ARTICLE VIII — OUR REMEDIES IN THE EVENT OF YOUR BANKRUPTCY

8.1	Bankruptcy Event

A "bankruptcy event" means the occurrence of any of the following events:

(1) If you are a legal entity, you are dissolved;

(2) If you are a person or a legal entity, you:

(A)	Become insolvent or fail or are unable or admit in writing your inability to pay your debts as they become due;

(B)	Make a general assignment, arrangement, or composition with or for the benefit of your creditors;

(C)

Institute or have instituted against you a proceeding under any bankruptcy, insolvency, or other similar law affecting creditors’ rights, or a petition is presented or a proceeding is commenced for your winding-up, receivership, conservatorship, or liquidation;

(D)	Have a resolution passed for your winding-up, receivership, conservatorship, or liquidation;

(E)

Seek or become subject to the appointment of an administrator, receiver, conservator, trustee, custodian, or other similar official for you or for all or substantially all of your assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause has occurred and is continuing);

(F)	Suffer an event to occur which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (f) inclusive; or

(G)	Take any action in furtherance of, or indicating your consent to, approval of, or acquiescence in, any of the foregoing acts.

8.2	Remedies

Upon the occurrence of a bankruptcy event with respect to you and our receipt of oral or written notice thereof, we may in our sole discretion treat the notice as a termination request from you and may immediately terminate your contract.

8.3	Intent

(a)

You understand and agree that you, we, or both could be subjected to significant losses upon the occurrence of a bankruptcy event with respect to you if, under applicable law, such an occurrence were to stay, bar, enjoin, or otherwise impair our ability to terminate your contract or determine and redeem your MarketPlus Balance under the terms of this Agreement.

(b)

Accordingly, you agree to terminate your contract before taking any action that would result in the occurrence of a bankruptcy event with respect to you, and you irrevocably instruct us to terminate your contract immediately upon our receipt of notice of the occurrence of a bankruptcy event with respect to you.

(c)

You further understand, intend, and agree that, solely for the purposes of all debtor laws, as defined below, the MarketPlus contract is a "Qualified Financial Contract" within the meaning of Title 12 of the United States Code or a "securities contract," "commodities contract," "forward contract," "repurchase agreement," or "swap agreement" within the meaning of Title 11 of the United States Code and, in any event, we mutually intend that the termination of your contract upon the occurrence of a bankruptcy event with respect to you shall not be stayed, avoided, or otherwise limited by operation of any "debtor laws" or by order of any court or administrative agency in any proceeding under any debtor laws. "Debtor laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, receivership, insolvency, dissolution, or similar laws.

ARTICLE IX — AMENDMENT

On 10 Business-Days’ written notice to you, or shorter notice if required for legal or regulatory reasons, we may amend this Agreement for any purpose. No such amendment will retroactively affect your rights, duties, or liabilities under this Agreement. If you continue to maintain a contract after an amendment takes effect, you will be considered to have accepted the amendment.

ARTICLE X — MISCELLANEOUS

10.1	Governing Law

This Agreement and the contracts shall be governed by and construed in accordance with the laws of California without regard to that state’s choice-of-law rules.

10.2	Notices

(a)	Unless otherwise specified in this Agreement, you must email any notice, request, or demand to us at:

mplusadmin@finnovative.net

or to such other email address as we may designate.

(b)	In communicating with you, we use the email address that you designated in your MarketPlus application or by subsequent change in your data file.

(c)	Investors and advisers are responsible for keeping their personal data current on our website.

10.3	Confidentiality

(a)

We will take reasonable precautions to protect the confidentiality of your Allocation Requests, subject to any statutory, regulatory, or judicial request or order to disclose such information. We reserve the right to publish the historical results of the contracts in an aggregate format or in any other format that protects the confidentiality of your Allocation Request decisions.

(b)	We may not use your Allocation Requests to establish Allocation Requests for any other contract, or for any other commercial purpose, without your or your adviser’s prior written consent.
`
10.4	Restrictions on Transfer

(a)	Neither your contract nor any interest in it may be sold, transferred, assigned, pledged, or otherwise hypothecated or disposed of except by redemption or termination in accordance with this Agreement. No person or entity will be an investor in a MarketPlus contract unless and until they have been approved in accordance with Section 2.1.

(b)

If we receive valid notice of an investor&#65533;s death, incapacity, dissolution, or termination, or the divorce of a married couple holding a contract as community property, tenants in common, or joint tenants, we will implement an all-Cash Allocation in the investor&#65533;s contract(s) at the next Reset Time.

10.5	Survival

Your representations, warranties, and covenants contained in the MarketPlus application are incorporated fully by reference in this Agreement. The representations, warranties, and covenants of each party to this Agreement shall survive the termination of this Agreement.

10.6	Waivers

No failure or delay on our part in exercising any right will operate as a waiver of that right, nor will any single or partial exercise of such a right preclude any other or further exercise of it or of any other right. No notice or demand by us in any case will constitute a waiver of the right to take other action in the same, similar, or other instances without notice or demand nor will the waiver of any right in any circumstance constitute a waiver of the same or any other right in any other instance or circumstance.

10.7	Rights and Remedies Cumulative

No right or remedy that this Agreement confers on, or reserves to, us is intended to be exclusive of any other right or remedy. Every right or remedy will, to the extent permitted by law, be in addition to every other right and remedy under this Agreement or now or hereafter existing at law or in equity or otherwise.

10.8	Tax Treatment of a MarketPlus Contract

You and we mutually agree that neither of us intends to treat the contract as an equity interest in MarketPlus Capital Company LLC for federal income tax purposes.

10.9	Assent to Terms of Trust Agreement

Your transfer of funds for the purchase of a MarketPlus contract will constitute, without any signature or further manifestation of assent, (a) your unconditional acceptance of all the terms of this Agreement and those terms of the MarketPlus Trust Agreement that apply to you as an investor, and (b) your appointment of the trustee as your agent to the extent necessary to effectuate the purposes of the MarketPlus Trust Agreement.

Appendix B

B-1

B-2

Appendix C

MARKETPLUS TRUST AGREEMENT

This Agreement is entered into as of ___________________, 2009, between Butterfield Trust (Bermuda) Limited, as trustee, MarketPlus Capital Company LLC, a Delaware limited liability company (the "issuer"), and Finnovative, Inc, formed under the laws of the State of California.

Background

The issuer was formed as a single-purpose entity to issue, in a continuous public offering, hybrid securities known as MarketPlus securities, which an investor purchases in the form of MarketPlus contracts (the "contracts") as described in the prospectus and in the MarketPlus Agreement attached to the prospectus. The issuer has entered into a service agreement with Finnovative under which the latter will provide intellectual property, technical support, and other services to the issuer, including maintenance of the MarketPlus computer system and interactive voice response system, collectively "the system," that will perform the computations and maintain all records and other information essential to the offering.

For the benefit of the purchasers of the contracts (the "investors"), the issuer wishes to place the proceeds of sales of the contracts into two or more accounts (the "Hedging Accounts"), the combined market value of which is intended to equal or exceed at all times the current value of the contracts owned by the Investors. The issuer desires to engage Butterfield Trust (Bermuda) Limited to act as trustee for the following purposes:

•

To receive all proceeds of sales of the securities, retain the majority of those proceeds in a Trust Account (which will constitute one of the Hedging Accounts), and invest those funds in cash, short-term US Treasury instruments, and shares of a money market fund that is rated AAAm by Standard & Poor’s;

•

To transfer a portion of those proceeds to an account in the issuer’s name at a broker (the "Brokerage Account"), which will constitute the second Hedging Account, and in which the trustee will hold a security interest for the benefit of the investors;

•	To pay MarketPlus investors the amounts of all partial or full redemptions from MarketPlus contracts; and,

&#65533;

Upon the occurrence of an event of default (as defined in Article VIII of this Agreement), to liquidate the Hedging Accounts, pay its fees and expenses from the proceeds, and pay MarketPlus investors pro rata up to the value of their contracts.

Agreement

In consideration of the mutual promises contained in this Agreement, the parties agree:

ARTICLE I — CERTAIN DEFINITIONS

1.1	Specific Definitions of terms

Unless the context states or implies otherwise:

(a)	This Agreement means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental agreements.

(b)	A Business Day is a day on which the trustee’s main office is open.

(c)	Hedging Accounts has the meaning given in Section 4.1 of this Agreement.

(d)	Investor means a purchaser of a MarketPlus contract whose investment has been accepted and whose current MarketPlus Balance has not been redeemed.

(e)	MarketPlus computer system, MarketPlus system, or the system have the meaning given in the first paragraph under "Background" above.

1.2	General Definitional Provisions

(a)	This Agreement is made with reference to the MarketPlus Agreement. Terms, unless otherwise defined in this Agreement, have the meanings assigned to them in the MarketPlus Agreement.

(b)

All references in this Agreement to designated subdivisions are to the subdivisions of this Agreement. The words "herein," "hereof," and words of similar import refer to this Agreement as a whole and not any particular subdivision.

ARTICLE II — APPOINTMENT OF TRUSTEE; ESTABLISHMENT OF TRUST ACCOUNT; SECURITY INTEREST IN ACCOUNTS AND OTHER ASSETS OF ISSUER

2.1	The parties will establish, for the foregoing purposes and as provided in the MarketPlus Agreement, a segregated trust account to be held by the trustee, entitled "The MarketPlus Trust Account."

2.2

The issuer appoints Butterfield Trust (Bermuda) Limited as trustee to hold the account on the terms provided herein. The trustee will perform only the duties that are specifically set forth in this Agreement.

2.3

In addition, the issuer grants, conveys, pledges, and assigns to the trustee (for its benefit and for the benefit of the investors) a continuing security interest (the "Lien") in the following property, whether now or hereafter existing or acquired (the "Collateral"):

(a)

The Brokerage Account and any and all other accounts of the issuer maintained from time to time at any securities or futures broker (a "broker") but always subordinate to customary clearing and broker’s liens for commissions and costs directly related to trades made in the accounts, including amounts necessary to settle outstanding trades and transactions;

(b)	The Trust Account;

(c)

All cash and securities from time to time credited to any of the foregoing account, together with all proceeds thereof, all substitutions therefore, all additions and accretions thereto, and all interest and all other rights and benefits arising therefrom or attaching thereto;

(d)	All claims and rights of any nature that the issuer may now have or hereafter acquire against any third party in respect of any of the Collateral or under any agreement;

(f)

All products, rents, issues, profits, returns, income, and proceeds of any of the foregoing, and, to the extent not otherwise included, all payments of insurance, or any indemnity, warranty, or guaranty payable by reason of loss of, damage to, or otherwise with respect to any of the foregoing Collateral; and

(g)

All books, records, data bases, information, and other property of the issuer to the extent necessary to allow the trustee to determine any amounts relating to the contracts (but for no other purpose) including, without limitation, to calculate or determine accepted investments, MarketPlus Balance(s), and Hedging Account values.

2.4

Except as security for payment of the trustee’s fees and costs, none of the security held hereunder is to be held for the benefit of any person other than the investors nor is any such security to be held or applied to discharge any claim against the issuer or Finnovative or any other person other than claims for redemptions from or termination of currently held contracts up to their MarketPlus Balances as determined by the system. No claim for rescission of any contract is secured by the Lien granted to the trustee.

2.5	The trust hereunder will have no fixed period but will continue indefinitely, unless this Agreement is terminated or amended as provided below, until termination of the offering.

ARTICLE III — TRUST ACCOUNT; RECEIPT OF NEW INVESTMENTS IN MARKETPLUS CONTRACTS

3.1

The issuer and Champion Securities Company LLC, a broker-dealer that will act as exclusive sales agent for the offering ("CSC"), reserve the right to reject an investment for the reasons listed in the MarketPlus Agreement Article IV, Section 4.1(c). In any case, you will have an opportunity to rectify the situation.

3.2

Prospective new investors will send directly to CSC such completed documentation as it may require. If CSC accepts the investor and the amount of the proposed investment, it will instruct the investor to wire the funds to the trustee.

3.3	The trustee will provide instructions on its procedures and requirements for wire transfers, which will be controlling.

3.4	The trustee will maintain a list of currently accepted investors and their instructions for wire transfers of redemptions.

3.5

Initial and additional investments received from investors will be deposited and held in the Trust Account, except as funds may be needed from time to time, as provided below, to provide good-faith margin deposits or to cover shortfalls in the Brokerage Account.

ARTICLE IV — TRANSFERS TO BROKERAGE ACCOUNT

4.1

The Hedging Accounts of the issuer include, in addition to the Trust Account, any Brokerage Accounts held at one or more brokers for the execution of the hedging trades intended to mirror or replicate the net indexed positions of the investors. Because the issuer intends to use a single Brokerage Account, this Agreement refers to the broker and the Brokerage Account in the singular, which is understood to include the plural in the event that more than one broker or Brokerage Account is used.

4.2

On instructions from and in the sole discretion of either the issuer or Finnovative: (a) the trustee will transfer funds from the Trust Account to the Brokerage Account and (b) the trustee will accept into the Trust Account any excess funds that the broker may transfer from the Brokerage Account.

4.3

Other than the monthly fee to Finnovative under Article VI below, no funds from the Trust Account may be transferred other than to investors who have made valid redemption requests, to their advisers for periodic advisory fees, or to the Brokerage Account. The Brokerage Account will be subject to restrictions prohibiting withdrawals (other than for payments for brokerage commissions and other costs to settle trades) by anyone other than the trustee.

ARTICLE V — INVESTMENTS IN THE TRUST ACCOUNT

5.1

The trustee will invest funds in the Trust Account solely in cash, short-term US Treasury instruments, and shares of Butterfield Asset Management U.S. Dollar B Class Money Market Fund or, if necessary, shares of another money market fund with a Standard & Poor&#65533;s rating of "AAAm." The trustee may sell or liquidate such investments to make transfers or distributions from the Trust Account in accordance with the terms of this Agreement and the MarketPlus Agreement. The trustee will not be liable for any loss from such investments or their sale or liquidation. Any interest or gain from such investments will be deposited to the account in which the investment was made. The trustee may make any such investment through its investment department, or that of any of its affiliates.

5.2

The trustee will act upon investment instructions the day that they are received, if the requests are communicated within a sufficient amount of time to allow the trustee to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received on the next Business Day, and the trustee will not be liable for any loss arising directly or indirectly, in whole or in part, from inability to invest the funds on the day the instructions are received. The trustee will not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment that is caused by circumstances beyond the trustee’s reasonable control.

ARTICLE VI — MONITORING OF HEDGING ACCOUNTS AND MARKETPLUS BALANCES BY TRUSTEE; PERMITTED MONTHLY PAYMENT TO FINNOVATIVE

6.1	Each Business Day, the trustee will obtain the market value as of the end of the preceding Trading Day of:

(a)	The Trust Account from the trustee’s systems,

(b)	The Brokerage Account, from the broker, including any accrued interest not yet reflected in the account, and

(c)	The sum of the MarketPlus Balances of all investors, as well as the value of any pending redemptions not yet transferred from the Hedging Accounts, from the MarketPlus system.

6.2	For purposes of the trustee’s computations, the prices of futures contracts in the Brokerage Account and in the MarketPlus Balances will be their settlement prices on the applicable day.

6.3

The trustee will obtain these values as soon as they are available from the sources stated above and will determine, based on these data, whether an event of default exists under Article VIII of this Agreement.

6.4

The trustee has no duty to monitor, or to take into consideration in any way, changes in the MarketPlus Balances of investors due to market fluctuations, accrued interest, or other factors until the system reports those balances at or after 1:30 am ET on a Business Day.

6.5	The trustee is entitled to rely on all statements and information provided by the system, by the issuer, by Finnovative, or by the broker.

6.6

By the tenth Business Day of each month, the trustee will pay to Finnovative the amount by which the total value of the Hedging Accounts exceeds the sum of the MarketPlus Balances of all investors as of the end of the last calendar day of the preceding month. For this purpose, the value of the Hedging Accounts will include, in addition to the market values reported in the statements for the last day of the preceding month, any additional accrued interest on the Hedging Accounts for that preceding month, as noted by the trustee from its records regarding the Trust Account or as reported in a subsequent statement from the broker regarding the Brokerage Account.

ARTICLE VII — REDEMPTIONS

7.1	The system will notify the trustee by email of redemptions. Except during the existence of a "shortfall," as described below, the trustee will withdraw the amount redeemed from the Trust Account and wire it, less the trustee’s wire fee, to the investor’s Designated Account no later than the Business Day following the day that the trustee receives the notice.

7.2	The trustee will also pay advisory fees to investors’ advisers in accordance with Section 5.2 of the MarketPlus Agreement.

ARTICLE VIII — TRUSTEE'S ACTION FOLLOWING A SHORTFALL AND UPON AN EVENT OF DEFAULT

8.1	Shortfall

(a)	A "shortfall" will exist if the trustee determines at the end of any Business Day that the value of the Hedging Accounts is less than the sum of the MarketPlus Balances of all investors.

(b)	Following the trustee’s determining that a shortfall has occurred, the trustee will:

(1) Immediately notify Finnovative that a shortfall exists; and

(2) Not accept any initial investments or additional investments or transfer any redemptions to investors until the shortfall has been cured.

8.2	Event of Default

(a)	An "event of default" will exist if a shortfall is not cured within three Business Days following the trustee’s notifying Finnovative of the shortfall.

(b)	If an event of default occurs, the trustee will immediately:

(1)

Notify us, our broker, and all MarketPlus investors and their advisers that an event of default has occurred and continue to not accept any initial investments or additional investments or to transfer any redemptions to investors;

	(2)	Terminate all MarketPlus contracts, not allowing investors the opportunity to phase out of their Asset Positions;

	(3)	Enforcement of the trustee’s security interest in the Hedging Accounts and all the assets therein;

	(4)	Instruct the broker to liquidate the Brokerage Account and pay over the amounts realized to the trustee;

	(5)	Determine the MarketPlus Balance of each investor based on the books and records of the issuer;
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	(6)	Notify each investor of their termination MarketPlus Balance; and

(7)

If necessary, enforce the security interest on behalf of the investors on the proceeds of any agreements to which the issuer is a party or other debts, claims, or other moneys that may at any time be paid or become payable to the issuer.

(c)	The trustee will apply the funds realized first to reimburse all fees and expenses owing to the trustee and second to pay each investor its MarketPlus Balance or a pro rata portion thereof.

(d)	The trustee will have no discretion to waive an event of default.

8.3	Limitation on Suits

In no event may any person (other than the trustee to the extent provided in this Agreement) claiming through, or acting on behalf of an investor (including any arbitrator or court) exercise any of the trustee&#65533;s rights or remedies under Section 8.2 or proceed against any Hedging Account or any of the assets therein, liquidate any Hedging Account or any of the assets therein, terminate the contracts, or cause a receiver or trustee (other than a successor trustee) to be appointed.

ARTICLE IX — COMPENSATION AND INDEMNIFICATION OF TRUSTEE

9.1	Finnovative will pay the trustee the fees stated in the Schedule of Fees submitted under cover letter dated ______________.

9.2	If the trustee in the performance of any of its duties hereunder is required to render any services mentioned neither in the MarketPlus Agreement nor in this Agreement, Finnovative agrees to pay reasonable compensation for such services, except for services rendered as a result of negligence or bad faith of the trustee.

9.3

Finnovative will pay or reimburse the trustee upon its request for all expenses, disbursements, and advances not intended to be compensated by the schedule of fees referred to in Section 9.1 and incurred or made by the trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement, or advance as may arise from its negligence or willful misconduct. The issuer and Finnovative also agree to indemnify the trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the trustee, arising out of or in connection with the acceptance or administration of this trust

ARTICLE X — LIMITATION OF TRUSTEE'S RESPONSIBILITIES AND LIABILITIES

10.1	The trustee accepts the trust imposed upon it by this Agreement, and agrees to perform that trust, but only on the following express terms and conditions:

(a)

The trustee undertakes to perform only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations, fiduciary or otherwise, will be read into this Agreement against the trustee. Upon the occurrence of an event of default, the trustee will exercise only the rights and powers vested in it by this Agreement and will use the same degree of care and skill in their exercise as a prudent and reasonable person would exercise under the circumstances in the conduct of that person’s own affairs.

(b)

No provision in this Agreement will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the trustee shall not refuse to perform its duties hereunder or under Section 8.2 solely as a result of Finnovative’s failure to pay the trustee’s normal fees and expenses; and provided further, however, that nothing in this Article X shall be construed to limit the exercise by the trustee of any right or remedy permitted under this Agreement or otherwise (other than the right to initiate bankruptcy proceedings) in the event of Finnovative’s failure to pay the trustee’s fees and expenses under Article IX.

(c)

The trustee may retain such attorneys, accountants, agents, or receivers as may be necessary in the performance of any of its duties hereunder, and may be reimbursed for reasonable compensation to such attorneys, accountants, agents, or receivers and shall not be answerable for the misconduct of such persons selected by it with reasonable care.

(d)

In the absence of bad faith on its part, the trustee will be protected in acting or refraining from acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action the trustee takes or permits to be taken in good faith under this Agreement upon the request or authority or consent of an agent for an investor will be conclusive and binding upon that investor. The trustee will not be bound to recognize any person as an investor unless that person is the registered investor in a MarketPlus contract (or the adviser of that investor) as shown on the books and records of the issuer.

(e)

As to the existence or nonexistence of any fact or the sufficiency or validity of any instrument, document, or proceeding, and prior to the occurrence of an event of default, the trustee will be entitled to rely on a certificate signed by the issuer or Finnovative as sufficient evidence of the facts.

(f)

The permissive right of the trustee to do things enumerated in this Agreement will not be construed as a duty and it shall not be answerable for other than its negligence or willful misconduct. The immunities and exceptions from liability of the trustee extend to its officers, directors, employees, and agents.

(g)

At any and all reasonable times, the trustee will have the right to inspect the books and records of the issuer with respect to the contracts. The trustee has the right, but not the duty, to inspect any aspect of the MarketPlus system.

(h)

Notwithstanding anything elsewhere in this Agreement with respect to any action by the trustee within the purview of this Agreement, the trustee will have the right, but will not be required, to demand any certificates or evidence of corporate action that it considers desirable for the purpose of establishing its rights with respect to any action that it takes.

(i)

All moneys received by the trustee must, until transferred to the Brokerage Account or returned to the persons entitled to them as provided in this Agreement or the MarketPlus Agreement, be held in trust for the purposes for which they were received.

(j)

Whenever acting on behalf of an investor, the trustee will act as fiduciary for the investor, and nothing in the Agreement creates or is intended to create a debtor-creditor relationship between the investor and the trustee.

(k)

The trustee will maintain a set of books and records with respect to the contracts (the "MarketPlus records") separate and distinct from the trustee&#65533;s other records, and will hold funds in respect of investments and redemptions in an account identified in the MarketPlus records as a trust account for the exclusive benefit of the holders from whom investments were received or to whom redemptions are to be transferred.

(l)	The trustee&#65533;s immunities and protection from liability and its rights to payment of its fees and expenses will survive its resignation or removal.

(m)	Under no circumstances will the trustee be liable in its individual capacity for the obligations evidenced by the contracts, and investors must look solely to the funds and accounts held for payment thereof.

(n)	The trustee makes no representations as to the validity of the contracts and will incur no responsibility in respect to them, other than in connection with the duties or obligations herein. The trustee makes no representations and will have no responsibility for any official statement or other offering material prepared or distributed with respect to the contracts.

(o)	The trustee will not be responsible for any recital in the MarketPlus Agreement, in the prospectus, or in any of the amendments or supplements thereto or instruments of further assurance, or for the sufficiency of the security for the MarketPlus contracts. The trustee will not be bound to ascertain or inquire as to the observance or performance of any covenants, conditions, or agreements on the part of the issuer or Finnovative with respect to the securities.

(p)	The trustee will not be accountable for the use of any MarketPlus contract by any investor.

(q)	The trustee will not be required to give any bond or surety in respect of the trusts and powers under this Agreement.

(r)	The trustee will not be responsible for the sufficiency of the MarketPlus Agreement, this Agreement, or its right to receive moneys under this Agreement.

(s)	The trustee will not be accountable for the use or application by Finnovative or the broker of any funds that the trustee has released to either of them in accordance with the terms of this Agreement.

(t)	The trustee will at all times act as trustee for the investors, but it has the right to rely on all reasonable instructions from the issuer or from Finnovative.

ARTICLE XI &#65533; RESIGNATION OR REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR

11.1	The trustee may resign at any time upon giving at least 90-days written notice to Finnovative and to all current investors, but no such resignation will be effective until a successor trustee&#65533;s appointment. If the trustee resigns, it will, if requested, use its best efforts to assist in obtaining a successor. If no successor has been appointed within 90 days after written notice of the trustee&#65533;s election to resign, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

11.2	The issuer may remove any trustee unless an event of default has occurred and is continuing, and must remove the trustee if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or in-

solvent, or a receiver of the trustee or its property are appointed, or any public officer takes control or charge of the trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation; in each case by giving at least 30 days written notice of removal to the trustee and all current investors and thereupon appointing a successor trustee by an instrument in writing.

11.3

The successor trustee must execute and deliver to the issuer and to the predecessor trustee an instrument accepting the appointment and it will, upon transfer to it of the Trust Account and without further acts, be vested with all the properties, rights, powers, and duties of the predecessor trustee. Nevertheless, at the request of the issuer or the request of the successor trustee, the predecessor trustee must execute and deliver any instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to the successor trustee all the right, title, and interest of the predecessor trustee in any property held under this Agreement and must assign and transfer to the successor trustee any money or other property subject to the trusts and conditions herein set forth. The predecessor trustee thereupon will be discharged from any further duties and liability under this Agreement.

11.4

Upon request of the successor trustee, the issuer will execute and deliver any instruments as may be reasonably required for more fully and certainly vesting in and confirming to the successor all such moneys, estates, properties, rights, powers, trusts and obligations.

11.5

The trustee’s rights to indemnification and to payment of its fees and expenses will survive its resignation or removal, or the final payment of any monies owed by the issuer to the investors or any other persons.

11.6

Any successor trustee, however appointed, must be a bank or trust company having a combined capital and surplus of at least $50,000,000 if such an institution is willing, able, and legally qualified to perform the duties of the trustee on reasonable or customary terms.

11.7

Any company into which the trustee is merged or converted or with which it is consolidated, any company resulting from any merger, conversion, or consolidation to which it is a party, or any company to which the trustee may sell or transfer all or substantially all of its corporate trust business, provided that such company is eligible under the preceding paragraph, will be the successor to the trustee without the execution of any paper or any further act.

ARTICLE XII — TERMINATION OR AMENDMENT

12.1

This Agreement and the trusts created hereunder will terminate upon cessation of the offering of the contracts. If any contracts are outstanding at that time, the provisions of this Agreement except those concerning new investments will continue in effect until all investors have received their MarketPlus Balances or until all security held by the trustee to secure those MarketPlus Balances has been exhausted.

12.2	The parties may amend their fee agreement or any other provision hereof that the trustee deems not material to the investors without notice to the investors.

12.3

Finnovative may elect to amend this Agreement in any other respect or to terminate it and the trust created hereunder upon 10-days notice to all investors, unless an event of default has occurred and is continuing. As to any redemption requested within 10 days following such notice, the provisions hereof will continue until the request has been satisfied or until all security held by the trustee to secure the MarketPlus Balances has been exhausted.

ARTICLE XIII &#65533; DUE AUTHORITY

The persons signing on their behalf certify that: the issuer and Finnovative are duly formed, validly existing, and in good standing under the laws of the states of their formation; the offering and the execution, delivery, and performance of all transactions contemplated thereby (including, without limitation, this Agreement) have been duly authorized and will not result in a breach of or constitute a default under any agreement or instrument to which either is a party or is bound; this Agreement has been duly executed and delivered and constitutes a binding obligation; to the best of their knowledge the offering will comply in all material respects with the applicable requirements of law; and to the best of their knowledge no litigation is pending or threatened as of the date hereof in connection with the offering or any other matter.

ARTICLE XIV — MISCELLANEOUS

14.1	Governing Law

This agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made in California between parties domiciled in that state.

14.2	Severability

If any provision of this Agreement is held illegal, invalid, or unenforceable, this Agreement will be construed and enforced as if that provision had not been included.

14.3	Successors and Assigns.

All terms of this Agreement are binding on and inure to the benefit of the transferees, successors, and assigns of the parties; provided, however, that this Agreement and the rights and obligations of the parties may not be assigned or delegated without the prior written consent of the other parties to this Agreement.

14.4	Exclusive Benefit of Parties and Enumerated Beneficiaries.

Nothing in this Agreement may be construed to give any person or entity other than the trustee, the investors, the issuer, or Finnovative any legal or equitable right or remedy; this Agreement is for the exclusive benefit of the persons and entities named in this sentence.

14.5	Counterparts.

This Agreement may be executed in counterparts, which taken together will constitute one instrument.

14.6	Captions.

The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

14.7	Waiver and Modification.

No waiver of any term or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be construed as a further or continuing waiver of any such term or condition. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

14.8	Correspondence and Notices.

Other than as may have been specified in this Agreement, neither the issuer nor Finnovative intend that any of its mail or other correspondence will ordinarily be received or processed by the trustee. The trustee, however, is authorized and directed to accept and open any correspondence directed to Finnovative or the issuer in the trustee’s care and to immediately forward it by fax.

Any notices under this agreement must be given in writing by personal delivery, US mail, fax, or email directed as follows:

	________________________________ Corporate Trust Services Department ____________________________ ____________________________ Fax: ____-_______	MarketPlus Capital Company, LLC c/o Finnovative, Inc. 953 Industrial Ave, Suite 127 Palo Alto, CA 94303 Fax: 425-871-7260 mplusadmin@finnovative.net

C9

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date first written above.

____________________________, Trustee	MARKETPLUS CAPITAL COMPANY LLC

By: ______________________________	By: ______________________________
Robert R. Champion, President
Name: ____________________________
And ______________________________
Title: _____________________________	Kent N. Mastores, Secretary

FINNOVATIVE, INC.

_____________________________
Nitin Barve, Principal

Appendix D

CERTAIN DEFINITIONS

Here are certain defined terms that we use in the prospectus, the MarketPlus Agreement, and the MarketPlus Trust Agreement. You should refer to those documents for a full description of these terms.

Term	Definition	Page
Allocation Request	A selection of Assets, percent of MarketPlus Balance allocated to each Asset, and a Multiple for each Asset submitted for implementation at a Reset Time.	24
Asset	The Primary Contract of an exchange-traded futures contract on an underlying cash-market asset such as a stock index, debt instrument, currency, or physical commodity.	22
Asset Allocation	The dollar amount of the MarketPlus Balance indexed to an Asset.	24
Asset Balance	Equals the Asset Allocation in the Last Allocation plus its accrued Indexed Gain/Loss.	28
Asset Position	Equals the Asset Allocation multiplied by the absolute value of the Multiple.	24
Asset Price	The price of an Asset established in implementing an Asset Position, expressed in the currency in which the Asset is denominated.	26
Asset Units	Equals the Asset Position divided by the Asset Price.	26
Brokerage Account	An account in our name at the broker in which we execute Hedging Trades in the futures market and in which the trustee holds a security interest for the benefit of MarketPlus investors.	36
Business Day	A day on which the trustee’s main office is open for business.	34
Cash	An index that grows at our Short-Term Rate.	24
Cash Allocation	The dollar amount of the MarketPlus Balance indexed to Cash.	24
Cash Balance	Equals the current Cash Allocation plus its accrued Indexed Gain/Loss.	28
Cutoff	The deadline for submitting an Allocation Request to be implemented at a Reset Time, currently two minutes before each Reset Time.	25
Designated Account	The US bank, brokerage, or trust account(s) that you specify in your application or in a subsequent notification—and, in each case, which we approved—as the one(s) from which the trustee receives your MarketPlus investments and to which the trustee wires funds that you redeem from your contract.	34
Direct	An Asset Position positively correlated to Asset Price.	24
Hedging Accounts	Collectively, the Trust Account and the Brokerage Account in which all MarketPlus contract investments are held.	38
Hedging Trade	A trade we execute to replicate as closely as possible the change in aggregate Asset Units resulting from implementing investors’ Allocation Requests.	26
Implementation Halt	A halt in your ability to submit an Allocation Request or other transaction while the system awaits the price data it needs to establish one or more Asset Prices or to calculate your MarketPlus Balance.	32
Indexed Gain/Loss	For an Asset, the gain or loss on an Asset Position from the change in Asset Price plus the implied interest on the daily Asset Balance and minus the Asset Indexing Fee and Reset Fee. For Cash, the gain from indexing to the Short-Term Rate minus the Cash Indexing Fee.	27

Indexing Fee	A fee for holding an Asset Position, which we accrue daily at an annual rate of 1.25% on an Asset Position. The Cash Indexing fee is 0%.	26
Inverse	An Asset Position negatively correlated to Asset Price.	24
Last Allocation	The Cash Allocation, Asset Allocations, and Asset Positions resulting from our implementing your last Allocation Request.	24
MarketPlus Balance	The redeemable value of your contract at a time of determination—typically a Reset Time, in rolling to a new Primary Contract, or at the end of a day—equal to the sum of the Cash Balance and the Asset Balances.	22
Multiple	A number to two decimal places in the range –1.00 to –3.00 or +1.00 to +3.00 in 0.05 increments that, in combination with an Asset Allocation, establishes a Direct (a positive Multiple) or Inverse (a negative Multiple) Asset Position.	24
Primary Contract	The futures contract that we determine to be the most liquid or cost-effective in effecting a roll and which we use to establish Asset Price and execute our Hedging Trade.	22
Reset Fee	A fee of 0.02% for implementing an Asset Position, which is based on the increase in Asset Units times the current Asset Price, converted—if necessary—to United States dollars.	26
Reset Time	Any hourly and half-hourly time during a Trading Day for which you may submit an Allocation Request for implementation.	24
Short-Term Rate	The interest rate being paid by the Butterfield Asset Management U.S. Dollar D Class Money-Market Fund or an equivalent money market fund rated "AAAm" by Standard & Poor’s and which is displayed on the MarketPlus website.	24
Stop-Loss Allocation	An automatic resubmission of your last Allocation Request at a Reset Time whenever your contract has Indexed Losses beyond certain limits.	32
System Halt	A temporary cessation of all system activities, including the ability to submit and implement Allocation Requests, due to occurrences including—but not limited to—acts of God, disruption of essential services at the broker or the financial-information provider, the breakdown or failure of computer systems or our Internet access, or the failure of certain automatic system-validity checks.	36
Template	A previously defined Allocation Request retained by the system and identified by a three-digit code. The system always retains two templates: your last Allocation Request and an "All Cash" Allocation.	26
Total Return	The sum over the period since the Last Allocation of (a) the cumulative daily implied interest at the Short-Term Rate and (b) the product of the percent change in Asset Price and the Multiple times an Asset Allocation. We adjust this result, if necessary, for the difference between the spot exchange rate used in establishing the Asset Position and the spot exchange rate at the time of determination.	24
Trading Day	Any day when one or more Assets are scheduled to trade.	24
Trust Account	The account in which the trustee holds funds not required for collateral in the Brokerage Account.	38

D-2

Appendix D

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Members

Section 7.4(b) of the Limited Liability Company Agreement provides that:

MarketPlus Capital Company LLC shall indemnify and hold harmless each Member and each officer, director, employee, partner or controlling Person of each Member (herein the "Indemnified Parties") from and against any loss, expenses, damage or injury suffered or sustained by him or it by reason of any acts, omissions or alleged acts or omissions arising out of his/her or its activities within the scope of the authority conferred on the respective Members by this Agreement or by law, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceedings or claims are based were in good faith and were not performed or omitted in bad faith by such Indemnified Party.

Item 25. Other Expenses of Issuance and Distribution

The following are the estimated expenses in connection with the distribution of the securities being registered:*

Securities and Exchange Commission Registration Fee	$ 30,000

Printing and Engraving Expenses	5,000

Accounting Fees and Expenses	5,000

Attorneys’ Fees and Expenses	300,000

Blue Sky Fees and Expenses (including attorneys’ fees)	100,000

Miscellaneous	25,000

Total	$465,000

________________

* MarketPlus Capital Company LLC will incur no expenses in connection with the distribution of the securities being registered. Finnovative Inc. will pay all such expenses.

Item 26. Recent Sales of Unregistered Securities

None.

Item 27. Exhibits

(a)	Exhibits:

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated herein by reference.

(b)	Financial Statement Schedules:

None.

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of MarketPlus Capital Company LLC under the provisions referred to in Item 24, or otherwise, it has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MarketPlus Capital Company LLC in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, MarketPlus Capital Company LLC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this matter.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(1)	To include any prospectus required by &#65533;10(a)(3) of the Securities Act of 1933;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (&#65533;230.424 of this chapter);

	(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MarketPlus Capital Company LLC has duly caused this Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel by the Sea, California, on the 29th day of December 2008.

MARKETPLUS CAPITAL COMPANY LLC

By /s/ Robert R. Champion

      Robert R. Champion

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of December 2008.

Signature	Title

/s/ Robert R. Champion	President (Principal Executive Officer) of
Robert R. Champion	MarketPlus Capital Company LLC

/s/ Basil R. Twist, Jr.	Vice President and Treasurer (Principal
Basil R. Twist, Jr.	Financial and Accounting Officer) of MarketPlus
Capital Company LLC

/s/ Nitin Barve	Director, Finnovative, Inc.
Nitin Barve

/s/ Raghu Raghuram	Director, Finnovative, Inc.
Raghu Raghuram

/s/ Ashish Deshpande	Director, Finnovative, Inc.
Ashish Deshpande

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

EXHIBITS

TO

AMENDMENT No. 10

on

FORM SB-2

to the

REGISTRATION STATEMENT

on

FORM S-1

Under

The Securities Act of 1933

_____________

MARKETPLUS CAPITAL COMPANY LLC

Appendix D

INDEX TO EXHIBITS

Number	Exhibit	Sequentially Numbered Page

1	Placement Agent and Selling Agent Agreement	*

3	Limited Liability Company Agreement	*

4(a)	MARKETPLUS AGREEMENT (included as APPENDIX A to the prospectus)

4(b)	MARKETPLUS TRUST AGREEMENT (included as APPENDIX C to the prospectus)

5	Form of Opinion of Counsel re: legality	**

8	Form of Opinion of Counsel re: taxation	**

10(a)	License and Service Agreement With Finnovative	**

23(a)	Consent of Elsener & Elsener, LLP	**

23(b)	Consent of Counsel will be contained in their Opinion filed as Exhibit 5 to this Registration Statement

24	Powers of Attorney for certain officers and members are contained on the Signature Page of the Registration Statement	*

 _________________

* Previously filed

** To be filed by pre-effective amendment